Filed pursuant to Rule 424(b)(3)
Registration No. 333-192956

PROSPECTUS SUPPLEMENT

IGNYTA, INC.

9,010,238 Shares of Common Stock

This prospectus supplement supplements and amends the prospectus dated April 4, 2014, relating to the resale of up to 9,010,238 outstanding shares of common stock of Ignyta, Inc. (the “Company”). These shares include 7,740,142 shares of common stock issued and sold to accredited investors in a private placement offering closed on November 6, 2013 (the “Initial Private Placement”), and 1,270,096 shares of common stock issued and sold to accredited investors in a private placement offering closed on November 29, 2013 (together with the Initial Private Placement, the “Private Placements”). All shares of common stock issued in the Private Placements were sold at a purchase price of $6.00 per share.

This prospectus supplement incorporates into our prospectus the information contained in our attached:

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission on May 12, 2014;

•	Definitive Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 30, 2014; and

•	Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on April 23, 2014 and May 2, 2014.

This prospectus supplement is not complete without, and may not be delivered or utilized in connection with the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider matters discussed under the caption “Risk Factors” beginning on page 8 of the prospectus, as updated or superseded by the “Risk Factors” section beginning on page 26 of the attached Quarterly Report on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated May 14, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number: 001-36344

Ignyta, Inc.

(Exact name of registrant as specified in its charter)

Nevada	59-3564984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11095 Flintkote Avenue, Suite D, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 255-5959

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☒  Yes    ☐  No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☒  Yes    ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The number of outstanding shares of the registrant’s common stock, par value $0.0001 per share, as of May 1, 2014 was 19,579,588.

IGNYTA, INC.

FORM 10-Q — QUARTERLY REPORT

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2014

Page

PART I – FINANCIAL INFORMATION	1

Item 1. Unaudited Financial Statements	1

Condensed Balance Sheets at March 31, 2014 (unaudited) and December 31, 2013 (audited)	1

Condensed Statements of Operations and Comprehensive Loss for the three months ended March 31, 2014 and 2013, and for the period from August 29, 2011 (Inception) through March 31, 2014 (unaudited)	2

Condensed Statements of Stockholders’ Equity from August 29, 2011 (Inception) through March 31, 2014 (unaudited)	3

Condensed Statements of Cash Flows for the three months ended March 31, 2014 and 2013, and for the period from August 29, 2011 (Inception) through March 31, 2014 (unaudited)	4

Notes to Condensed Financial Statements (unaudited)	5

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	18

Item 3. Quantitative and Qualitative Disclosures about Market Risk	25

Item 4. Controls and Procedures	25

PART II – OTHER INFORMATION	26

Item 1. Legal Proceedings	26

Item 1A. Risk Factors	26

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	36

Item 3. Defaults Upon Senior Securities	36

Item 4. Mine Safety Disclosures	36

Item 5. Other Information	36

Item 6. Exhibits	37

SIGNATURES	39

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PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

Ignyta, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)

Assets

Current Assets
Cash and cash equivalents	$52,597,549	$51,803,716
Short term investments	25,449,905	—
Prepaid expenses and other current assets	826,189	671,373

Total current assets	78,873,643	52,475,089

Fixed Assets - Net	844,752	830,706

Long term investments	22,332,941	—
Other Assets	13,045	13,045

	$102,064,381	$53,318,840

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,115,064	$811,600
Accrued expenses and other liabilities	1,048,072	590,235
Note payable, current portion	757,777	—
Warrant liability	157,600	129,400

Total current liabilities	3,078,513	1,531,235

Note payable, net of current portion and discount	8,266,583	8,950,000
Other liabilities	1,050,000	1,050,000

Total liabilities	12,395,096	11,531,235

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Preferred Stock, $.00001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, $.00001 par value; 100,000,000 shares authorized 19,575,144 and 13,934,876 shares issued and outstanding, respectively	196	139
Additional paid-in capital	109,379,936	57,360,406
Deficit accumulated during the development stage	(19,679,731)	(15,572,940)
Accumulated other comprehensive loss	(31,116)	—

Total stockholders’ equity	89,669,285	41,787,605

	$102,064,381	$53,318,840

The accompanying notes are an integral part of these consolidated financial statements.

1

Ignyta, Inc. and Subsidiary

(A Development Stage Company)

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Period from August 29, 2011 (Inception) through March 31, 2014
Revenue	$—	$—	$—

Expenses
Research and development	2,182,580	635,745	13,101,359
General and administrative	1,756,244	376,330	6,074,641

Loss from Operations	(3,938,824)	(1,012,075)	(19,176,000)

Other Expense
Other income (expense)	(27,021)	12,800	(132,973)
Interest income (expense)	(135,642)	(13,458)	(362,050)

Total Other Expense	(162,663)	(658)	(495,023)

Loss Before Income Taxes	(4,101,487)	(1,012,733)	(19,671,023)
Income tax provision	5,304	2,095	8,708

Net Loss	$(4,106,791)	$(1,014,828)	$(19,679,731)

Basic and diluted loss per share	$(0.28)	$(1.55)	$—
Weighted average shares	14,501,276	653,334	—

Comprehensive Loss
Net loss	$(4,106,791)	$(1,014,828)	$(19,679,731)
Unrealized loss on available for sale securities	(31,116)	—	(31,116)

Comprehensive loss	$(4,137,907)	$(1,014,828)	$(19,710,847)

The accompanying notes are an integral part of these consolidated financial statements.

2

Ignyta, Inc. and Subsidiary

(A Development Stage Company)

Condensed Consolidated Statements of Stockholders’ Equity

								Deficit
								Accumulated	Accumulated
	Convertible Preferred Stock						Additional	During the	Other
	Series A		Series B		Common Stock		Paid-in	Development	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Income (Loss)	Total

Balance at August 29, 2011	—	$—	—	$—	—	$—	$—	$—	$—	$—
Issuance of Restricted Stock	—	—	—	—	666,668	66	1,934	—	—	2,000
Issuance of Series A Preferred Stock net $29,221 in offering costs	416,667	42	—	—	—	—	220,736	—	—	220,778
Stock-based compensation expense	—	—	—	—	—	—	781	—	—	781
Net loss	—	—	—	—	—	—	—	(79,445)	—	(79,445)

Balance at December 31, 2011 (Audited)	416,667	42	—	—	666,668	66	223,451	(79,445)	—	144,114
Repurchase of Common Stock	—	—	—	—	(13,334)	(1)	(39)	—	—	(40)
Issuance of Series A Preferred Stock net $858 in offering costs	416,667	42	—	—	—	—	249,100	—	—	249,142
Issuance of Series B Preferred Stock net of $80,969 in offering costs	—	—	1,835,000	183	—	—	5,423,848	—	—	5,424,031
Stock-based compensation expense	—	—	—	—	—	—	23,373	—	—	23,373
Net loss	—	—	—	—	—	—	—	(1,279,852)	—	(1,279,852)

Balance at December 31, 2012 (Audited)	833,334	84	1,835,000	183	653,334	65	5,919,733	(1,359,297)	—	4,560,768

Issuance of Common Stock due to stock options exercised	—	—	—	—	12,290	1	2,999	—	—	3,000
Issuance of Restricted Stock due to Actagene merger	—	—	—	—	1,583,336	158	5,542	—	—	5,700
Conversion of Common Stock due to reverse merger	(833,334)	(84)	(1,835,000)	(183)	2,675,678	(175)	442	—	—	—
Issuance of Common Stock net of $3,047,687 in offering costs	—	—	—	—	9,010,238	90	51,013,651	—	—	51,013,741
Stock-based compensation expense	—	—	—	—	—	—	370,439	—	—	370,439
Issuance of Warrant	—	—	—	—	—	—	47,600	—	—	47,600
Net loss	—	—	—	—	—	—	—	(14,213,643)	—	(14,213,643)

Balance at December 31, 2013 (Audited)	—	—	—	—	13,934,876	139	57,360,406	(15,572,940)	—	41,787,605
Issuance of Common Stock due to stock options exercised	—	—	—	—	8,518	—	2,905	—	—	2,905
Repurchase of Restricted Stock	—	—	—	—	(400,000)	(4)	(1,436)	—	—	(1,440)
Issuance of Common Stock net of $3,608,670 in offering costs	—	—	—	—	6,031,750	61	51,581,782	—	—	51,581,843
Stock-based compensation expense	—	—	—	—	—	—	436,279	—	—	436,279
Unrealized gain (loss) on available for sale securities	—	—	—	—	—	—	—	—	(31,116)	(31,116)
Net loss	—	—	—	—	—	—	—	(4,106,791)	—	(4,106,791)

Balance at March 31, 2014 (Unaudited)	—	$—	—	$—	19,575,144	$196	$109,379,936	$(19,679,731)	$(31,116)	$89,669,285

The accompanying notes are an integral part of these consolidated financial statements.

3

Ignyta, Inc. and Subsidiary

(A Development Stage Company)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Period from August 29, 2011 (Inception) through March 31, 2014
Cash Flows From Operating Activities
Net loss	$(4,106,791)	$(1,014,828)	$(19,679,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	48,600	20,563	174,872
Loss on sale of assets	—	—	29,351
Stock-based compensation	436,279	23,584	830,872
Non-cash interest expense	—	5,146	110,756
Change in fair value of warrant liabilities	28,200	(12,800)	104,800
Accretion and amortization on debt securities	83,185	—	83,185
Warrant issued for license agreement	—	—	47,600
Amortization of debt discount	74,360	2,126	127,160
Increase (decrease) in cash resulting from changes in:
Prepaid expenses and other current assets	(154,816)	(111,930)	(949,990)
Accounts payable trade	303,464	71,071	1,115,064
Accrued expenses and other liabilities	457,837	69,954	1,048,072

Net cash used in operating activities	(2,829,682)	(947,114)	(16,957,989)

Cash Flows From Investing Activities
Purchases of investments	(49,368,366)	—	(49,368,366)
Sales of investments	1,471,219	—	1,471,219
Purchases of fixed assets	(62,646)	(230,063)	(1,058,975)
Proceeds received from sale of assets	—	—	10,000

Net cash used by investing activities	(47,959,793)	(230,063)	(48,946,122)

Cash Flows From Financing Activities
Net proceeds from issuance of Common Stock	51,581,843	—	102,595,584
Proceeds from issuance of notes payable	—	500,000	11,500,000
Payments on notes payable	—	—	(1,500,000)
Net proceeds from issuance of Restricted Stock	—	—	7,700
Net proceeds from issuance of Preferred Stock	—	—	5,893,951
Net proceeds from stock options exercised	2,905	—	5,905
Repurchase of Common Stock	(1,440)	—	(1,480)

Net cash provided by financing activities	51,583,308	500,000	118,501,660

Net Change in Cash and Cash Equivalents	793,833	(677,177)	52,597,549

Cash and Cash Equivalents at Beginning of Period	51,803,716	5,032,307	—

Cash and Cash Equivalents at End of Period	$52,597,549	$4,355,130	$52,597,549

Supplemental Disclosures of Cash Flow Information:
Interest	$115,333	$6,185	$176,790
Income taxes	$5,304	$2,095	$8,708
Noncash investing and Financing Activities:
Warrants issued with debt financing recorded as debt discount	$—	$12,100	$52,800
Unrealized loss on available for sale securities	$(31,116)	$—	$(31,116)

The accompanying notes are an integral part of these consolidated financial statements.

4

Ignyta, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

Ignyta, Inc. was founded in 2012 and is incorporated in the state of Nevada. On October 31, 2013, Ignyta Operating, Inc. (a Delaware corporation founded in 2011 and previously named Ignyta, Inc.) merged with and into IGAS Acquisition Corp., a wholly-owned subsidiary of Ignyta, Inc., which was previously named “Infinity Oil & Gas Company” (see Note 2). As used in these financial statements, unless the context indicates or otherwise requires, the “Company”, “we”, “us”, and “our” refer to Ignyta, Inc. and its consolidated subsidiary, and the term “Ignyta Operating” refers to Ignyta Operating, Inc.

In May 2013, Ignyta Operating acquired Actagene Oncology, Inc. (“Actagene”), a San Diego based privately held biotechnology company developing precision medicines for high unmet need cancer indications, based on cancer genome mining and sequencing. With the acquisition, Ignyta Operating changed its business strategy from a prior focus on molecular diagnostics for autoimmune disease to an integrated drug and diagnostic, or Rx/Dx, focus on drug and biomarker discovery and development for oncology (see Note 3).

The Company is a precision medicine biotechnology company dedicated to discovering or acquiring, then developing and commercializing, precisely targeted new drugs for cancer patients whose tumors harbor specific molecular alterations. The Company pursues an Rx/Dx strategy, where it aims to pair each of its innovative drugs with biomarker-based companion diagnostics, developed by the Company or by third parties with which it may partner, that are designed to identify the patients that are most likely to benefit from the use of the drugs that the Company may develop.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information, the instructions to Form 10-Q and related Securities and Exchange Commission (“SEC”) rules and regulations. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation. In management’s opinion, the accompanying financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results for the interim periods presented.

Interim financial results are not necessarily indicative of results anticipated for the full year. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and footnotes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, from which the balance sheet information herein was derived.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Development stage	As of March 31, 2014, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity	As of March 31, 2014, the Company had an accumulated deficit of approximately $19,680,000. The Company also had negative cash flow from operations of approximately $2,830,000 during the three months ended March 31, 2014.

The Company expects that it will need additional capital to further fund development, and seek regulatory approvals for, its product candidates, and begin to commercialize any approved products. We are currently

5

focused primarily on the development of our RXDX-101, Spark-1, Spark-2 and Spark-3 programs, which we believe will result in our continued incurrence of significant research and development and other expenses related to those programs. If the clinical trials for any of our products fail or produce unsuccessful results and those product candidates do not gain regulatory approval, or if any of our product candidates, if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. The Company intends to cover its future operating expenses through cash on hand and through additional financing from existing and prospective investors. We cannot be sure that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders.

While we expect that our existing cash and cash equivalents will enable us to fund our operations and capital expenditure requirements for at least the next twelve months, having insufficient funds may require us to delay, reduce, or eliminate some or all of our development programs. Failure to obtain adequate financing could eventually adversely affect our ability to operate as a going concern. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Use of estimates	The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates used in preparing the financial statements include those assumed in computing the valuation allowance on deferred tax assets and the valuation of warrants, and those assumed in calculating stock-based compensation expense.

Cash and cash equivalents	The Company considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents. Cash equivalents primarily represent amounts invested in money market funds whose cost equals market value.

Investments	Investments consist of corporate notes and bonds and commercial paper. The Company classifies investments as available-for-sale at the time of purchase. All investments are recorded at estimated fair value. Unrealized gains and losses for available-for-sale securities are included in accumulated other comprehensive income, a component of stockholders’ equity. The Company evaluates its investments as of each balance sheet date to assess whether those with unrealized loss positions are other-than-temporarily impaired. Impairments are considered to be other-than-temporary if they are related to deterioration in credit risk or if it is likely that the Company will sell the securities before the recovery of its cost basis. Realized gains and losses and declines in value judged to be other-than-temporary are determined based on the specific identification method and are reported in other income (expense), net in the Statements of Operations. No other-than-temporary impairment charges were recognized in the three months ended March 31, 2014 or in the fiscal years ended December 31, 2013, 2012 and 2011.

Fixed assets	Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Impairment of long-lived assets	In accordance with authoritative guidance related to impairment or disposal of long-lived assets, management reviews the Company’s long-lived asset groups for impairment whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it compares the fair value to the book value of the asset group. If the fair value is less than the book value, it recognizes an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value. To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.

Stock-based compensation	The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock

6

Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at its estimated fair value as it vests.

Fair value of financial instruments	The Company’s financial instruments consist of cash and cash equivalents, investments, prepaid expenses and other assets, accounts payable, accrued expenses, and notes payable. Fair value estimates of these instruments at a specific point in time are made based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of March 31, 2014 and December 31, 2013, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Derivative liabilities	The Company accounts for its warrants as either equity or liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities are recorded on the Company’s balance sheet at their fair value on the date of issuance and revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future events, expected volatility, expected life, yield, and risk free interest rate.

Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Earnings per share (“EPS”)	Basic and diluted loss per common share have been computed by dividing the losses applicable to common stock by the weighted average number of common shares outstanding. The Company’s basic and fully diluted EPS calculation are the same since the increased number of shares that would be included in the diluted calculation from the assumed exercise of stock equivalents would be anti-dilutive to the net loss in each of the years shown in the consolidated financial statements.

Comprehensive income (loss)	Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive income (loss) in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), including unrealized gains and losses on investments, are reported net of their related tax effect, to arrive at comprehensive income (loss).

Research and development costs	The Company is actively engaged in new product development efforts for which related costs are expensed as incurred.

Fair value measurement	Financial assets and liabilities are measured at fair value, which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The following is a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

• Level 1—Quoted prices in active markets for identical assets or liabilities.

7

•

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table presents the Company’s fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of March 31, 2014 and December 31, 2013 (in thousands):

	March 31, 2014				December 31, 2013
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$52,598	$—	$—	$52,598	$51,804	$—	$—	$51,804
Short-term investments:
Corporate debt securities
Financial	—	15,781	—	15,781	—	—	—	—
Industrial	—	4,028	—	4,028	—	—	—	—
Utility	—	1,451	—	1,451	—	—	—	—
Commercial paper
Financial	—	4,190	—	4,190	—	—	—	—
Industrial	—	—	—	—	—	—	—	—

Total short-term investments	$—	$25,450	$—	$25,450	$—	$—	$—	$—

Long-term investments:
Corporate debt securities
Financial	—	14,634	—	14,634	—	—	—	—
Industrial	—	7,699	—	7,699	—	—	—	—
Utility	—	—	—	—	—	—	—	—

Total long-term investments	$—	$22,333	$—	22,333	$—	$—	$—	$—

Total assets measured at fair value	$52,598	$47,783	$—	$100,381	$51,804	$—	$—	$51,804

Liabilities:
Warrant liability	—	—	158	158	—	—	129	129

Total liabilities measured at fair value	$—	$—	$158	$158	$—	$—	$129	$129

The Company holds available-for-sale securities that consist of highly liquid, investment grade debt securities. The Company determines the fair value of its debt securities based upon one or more valuations reported by its investment accounting and reporting service provider. The investment service provider values the securities using a hierarchical security pricing model that relies primarily on valuations provided by an industry-recognized valuation service. Such valuations may be based on trade prices in active markets for identical assets or liabilities (Level 1 inputs) or valuation models using inputs that are observable either directly or indirectly (Level 2 inputs), such as quoted prices for similar assets or liabilities, yield curves, volatility factors, credit spreads, default rates, loss severity, current market and contractual prices for the underlying instruments or debt, and broker and dealer quotes, as well as other relevant economic measures.

The Company used Level 3 inputs for its valuation methodology for the warrant derivative liabilities. The estimated fair values were determined using a binomial option pricing model based on various assumptions (see Note 9). The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to fair value of derivative liabilities.

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The following table presents the activity for liabilities measured at estimated fair value using unobservable inputs for the three months ended March 31, 2014:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant Derivative Liability
Beginning Balance at December 31, 2011	$—
Issuances	24,500

Ending Balance at December 31, 2012	$24,500

Issuances	28,300
Adjustments to estimated fair value	76,600

Ending Balance at December 31, 2013	$129,400

Adjustments to estimated fair value	28,200

Ending Balance at March 31, 2014	$157,600

2. Reverse Merger

For purposes of the below description of the Merger, the PIPE financings and the Ignyta Plan (each as defined below), all references to “Ignyta” shall refer to Ignyta, Inc., a Nevada corporation whose name was changed from Infinity Oil & Gas Company on October 31, 2013 in connection with the closing of the Merger; and all references to “Merger Sub” shall refer to IGAS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ignyta.

On October 31, 2013, Ignyta, Merger Sub, and Ignyta Operating entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provided for the merger of Merger Sub with and into Ignyta Operating (the “Merger”), with Ignyta Operating surviving the transaction as a wholly owned subsidiary of Ignyta. The Merger closed on October 31, 2013 concurrently with the execution and delivery of the Merger Agreement.

Also on October 31, 2013, prior to the execution and delivery of the Merger Agreement and the concurrent closing of the Merger, (i) the holders of all series of outstanding preferred stock of Ignyta Operating, consisting of Series A Preferred Stock and Series B Preferred Stock, voluntarily converted such shares into shares of Ignyta Operating’s common stock in accordance with the certificate of incorporation of Ignyta Operating and at the then-effective conversion rates therefor, which were one-to-one in all cases, and (ii) Ignyta Operating amended its certificate of incorporation to change its name to “Ignyta Operating, Inc.” and to effect a three-to-one reverse stock split of its capital stock, resulting in 4,916,469 outstanding shares of Ignyta Operating’s common stock, outstanding warrants to acquire up to an aggregate of 25,001 shares of Ignyta Operating’s common stock, and outstanding options granted under Ignyta Operating’s 2011 Stock Incentive Plan (as amended and restated, the “Ignyta Plan”) to purchase up to an aggregate of 358,986 shares of Ignyta Operating’s common stock.

At the closing of the Merger and pursuant to the terms of the Merger Agreement, Ignyta issued an aggregate of 4,916,469 shares of its common stock to the former stockholders of Ignyta Operating in exchange for all of the outstanding shares of Ignyta Operating’s capital stock. That number of shares was negotiated and agreed to by Ignyta and Ignyta Operating prior to entering into the Merger Agreement. As of immediately following the closing of the Merger, Ignyta Operating became a wholly-owned subsidiary of Ignyta, and the former stockholders of Ignyta Operating collectively owned approximately 99.85% of the outstanding shares of Ignyta’s common stock. In addition, pursuant to the terms of the Merger Agreement, as of the closing of the Merger Ignyta assumed (i) the Ignyta Plan, under which an aggregate of 342,209 shares were reserved for issuance pursuant to future equity grants, (ii) the obligation to issue up to an aggregate of 358,986 shares of its common stock upon the exercise of all options granted under the Ignyta Plan that were outstanding as of immediately prior to the closing of the Merger, and (iii) the

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obligation to issue up to an aggregate of 25,001 shares of its common stock upon the exercise of two warrants previously issued by Ignyta Operating and outstanding as of immediately prior to the closing of the Merger.

3. Actagene Merger	In May 2013 Ignyta Operating entered into an Agreement and Plan of Reorganization with Actagene. In accordance with the agreement, Actagene was merged into Ignyta Operating and the separate corporate existence of Actagene ceased, with Ignyta Operating continuing as the surviving corporation. On May 20, 2013, the merger was effected and Ignyta Operating issued 1,583,336 shares of restricted common stock in exchange for the cancellation of all of the outstanding shares of Actagene.

The merger was accounted for as a combination of entities under common control. The majority stockholder of Ignyta Operating was also the majority stockholder of Actagene, with approximately 60% of the voting power in each entity. Additionally, representatives of the majority stockholder controlled the day to day operations and were on the board of directors of each entity.

4. Investments

The Company determines the appropriate designation of investments at the time of purchase and reevaluates such designation as of each balance sheet date. As of March 31, 2014, the Company’s short-term investments have maturity dates of less than one year from the balance sheet date. The Company’s long-term investments have maturity dates of greater than one year from the balance sheet date.

The cost of securities sold is based on the specific identification method. Amortization of premiums, accretion of discounts, interest, dividend income, and realized gains and losses are included in investment income.

The following table summarizes investments by security type as of March 31, 2014:

	March 31, 2014 (in thousands)
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Market Value
Available-for-sale securities:
Corporate debt securities, short-term	$25,472	$—	$(22)	$25,450
Corporate debt securities, long-term	$22,342	$—	$(9)	$22,333

Total	$47,814	$—	$(31)	$47,783

5. Fixed Assets	Fixed assets consisted of the following:

	March 31, 2014	December 31, 2013
Manufacturing and lab equipment	$812,865	$775,872
Office furniture and equipment	59,095	59,095
Computers	136,509	110,857

	1,008,469	945,824
Less accumulated depreciation and amortization	(163,717)	(115,118)

	$844,752	$830,706

Depreciation expense for three months ended March 31, 2014 and 2013 and for the period from inception (August 29, 2011) through March 31, 2014 was $48,600, $20,563 and $174,872, respectively.

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6. Notes Payable	On December 31, 2013 the Company entered into an amended and restated loan and security agreement (the “New Loan Agreement”) with a financial institution. The New Loan Agreement replaced the prior loan and security agreement (the “Loan Agreement”) which was first entered into in June 2012 and amended in February 2013. The maximum borrowing amount under the New Loan Agreement was increased from $1,500,000 to $10,000,000. All principal and interest due on the prior Loan Agreement was paid in full and the Company was advanced the net proceeds on December 31, 2013. Payments of principal and interest are due on the New Loan Agreement on a fully amortized basis of 36 months in equal monthly installments, commencing after a twelve-month period of interest only payments, such that all amounts owed under the New Loan Agreement will mature on December 1, 2017. Upon such maturity date, the Company will also owe to the lender a final payment of $1,050,000, equal to 10.50% of the full principal amount under the New Loan Agreement. The final payment of $1,050,000 is presented as a debt discount on the related debt to be amortized to interest expense. Interest on the $10,000,000 note was fixed on the date of funding at 6.92%. The loan is collateralized by substantially all of the assets of the Company, other than its intellectual property.

As additional consideration for the cost and risk associated with the Loan Agreement, Ignyta Operating issued to the lender a warrant to purchase up to 8,334 shares of Series B Preferred Stock in June 2012, and an additional warrant to purchase up to a number of shares of Series B Preferred Stock equal to 5% of the amount loaned under the Loan Agreement on February 27, 2013 and thereafter, subject to adjustment as set forth in the warrant, including without limitation for stock combinations and splits. As a result, following the final advance under the Loan Agreement in July 2013, the warrant became exercisable for 16,667 shares of Ignyta Operating’s Series B Preferred Stock. The warrants issued in 2013 and 2012 were recorded at fair values of $28,300 and $24,500, respectively, and were presented as a debt discount on the related debt to be amortized to interest expense over the term of the Loan Agreement (See Note 9). Both warrants were assumed by Ignyta, Inc. in connection with the Merger (see Note 2). No new warrants were issued in conjunction with the New Loan Agreement, and as a result of the payoff of the original loan, the debt discount was written off on December 31, 2013.

Interest expense due to amortization of the debt discount for periods ended March 31, 2014 and 2013 and for the period from inception (August 29, 2011) through March 31, 2014 was $0, $5,146 and $110,756, respectively.

Future minimum principal payments on notes payable are as follows:

Twelve Months ending March 31,
2015	$757,777
2016	3,156,257
2017	3,386,187
2018	2,699,779

Total	$10,000,000

7. Stockholders’ Equity	The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, with the preferred stock having the rights, preferences and privileges that our Board of Directors may determine from time to time. Each share of the Company’s common stock is entitled to one vote, and all shares rank equally as to voting and other matters.

On March 19, 2014, the Company completed a secondary public stock offering providing for the issuance and sale to investors of an aggregate of 6,031,750 shares of its common stock at a purchase price of nine dollars and fifteen cents ($9.15) per share for gross proceeds of approximately $55.2 million.

On November 29, 2013, the Company completed a PIPE financing with 195 accredited investors, providing for the issuance and sale to such investors of an aggregate of 1,270,096 shares of its common stock at a purchase price of six dollars ($6.00) per share, for gross proceeds of approximately $7.6 million.

On November 6, 2013, the Company completed a PIPE financing, providing for the issuance and sale of an aggregate of 7,740,142 shares of its common stock to 52 accredited investors at a purchase price of six dollars ($6.00) per share, for gross proceeds of approximately $46.4 million.

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On October 31, 2013, Ignyta, Inc. approved a 100-for-1 reverse stock split of its capital stock, and Ignyta Operating approved a 3-for-1 reverse stock split of its capital stock (the “Reverse Stock Splits”). The par value of Ignyta, Inc.’s outstanding capital stock changed from $0.0001 to $0.00001 per share on such date. The stockholders’ equity section of the accompanying financial statements and all share numbers disclosed throughout the financial statements have been retroactively adjusted to give effect to the Reverse Stock Splits.

Series A Convertible Preferred Stock	During 2012, Ignyta Operating issued 416,667 shares of Series A Preferred Stock at $0.60 per share for proceeds consisting of $250,000 in cash.

During 2011, Ignyta Operating issued 416,667 shares of Series A Preferred Stock at $0.60 per share for proceeds consisting of $250,000 in cash.

On October 31, 2013, prior to the Reverse Stock Splits, the holders of shares of Ignyta Operating’s Series A Preferred Stock elected to convert all issued and outstanding shares of such preferred stock into shares of common stock at the applicable conversion rate, which was one-to-one.

Series B Convertible Preferred Stock

During 2012, Ignyta Operating issued 1,835,000 shares of Series B Preferred Stock at $3.00 per share for proceeds consisting of $5,505,000 in cash.

On October 31, 2013, prior to the Reverse Stock Splits, the holders of shares of Ignyta Operating’s Series B Preferred Stock elected to convert all issued and outstanding shares of such preferred stock into shares of common stock at the applicable conversion rate, which was one-to-one.

8. Stock-Based Compensation

In 2011, Ignyta Operating adopted the Ignyta Plan. The Ignyta Plan provided for the issuance of incentive stock options to employees and nonstatutory stock options, restricted stock awards, stock appreciation rights and stock bonuses to directors, employees and consultants. The Ignyta Plan was assumed by Ignyta, Inc. in connection with the Merger (see Note 2). In February 2013, October 2013 and December 2013, the Ignyta Plan was amended to, among other things, increase the number of shares of the Company’s common stock available for issuance thereunder from 166,666 shares to 666,666 shares, to 712,652 shares and to 2,712,652 shares, respectively.

On February 28, 2014, Ignyta, Inc. adopted the Employment Inducement Incentive Award Plan (the “Inducement Plan,” and together with the Ignyta Plan, the “Plans”). The Inducement Plan provides for the issuance of equity awards to new employees and an initial share reserve of 1,000,000 shares.

Stock option activity	There are a total of 2,712,652 shares of common stock reserved under the 2011 Plan and 1,000,000 shares of common stock reserved under the Inducement Plan. As of March 31, 2014, 1,192,627 shares remained available under the 2011 Plan, although under applicable rules of the NASDAQ Stock Market, the Company may not make additional grants under the 2011 Plan unless the 2011 Plan is approved by the Company’s stockholders. In addition, as of March 31, 2014, 865,000 shares remained available under the Inducement Plan. The options that are granted under the Plans are exercisable at various dates and will expire no more than ten years from their dates of grant. The exercise price of each option shall be determined by the administrator of the Plans, which is the Company’s Board of Directors or the Compensation Committee thereof, and shall not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted. Generally, options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the option grant. For holders of more than 10% of the Company’s total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s common stock on the date of grant and for a term not to exceed five years.

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A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2011	12,500	$0.18	—	$—

Granted	144,159	0.39	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance at December 31, 2012	156,659	0.36	—	—

Granted	1,061,325	4.60	—	—
Exercised	(12,290)	0.24	—	—
Expired	(2,154)	0.54	—	—
Forfeited	(70,387)	0.45	—	—

Balance at December 31, 2013	1,133,153	$4.33	9.71	$3,026,430

Granted	677,000	8.82	—	—
Exercised	(8,518)	0.34	—	—
Expired	—	—	—	—
Forfeited	(37,039)	0.82	—	—

Balance at March 31, 2014	1,764,596	$6.15	9.66	$4,154,623

Exercisable at March 31, 2014	123,941	$0.60	8.71	$954,234

The fair value of options granted to employees and non-employee directors was estimated at the date of grant using a Black-Scholes option pricing model with the weighted-average assumptions stated below.

	Three Months Ended March 31, 2014	Three Months Ended March, 31, 2013
Risk free interest rate	1.92%	1.18%
Dividend yield	0.00%	0.00%
Volatility	58.71%	59.82%
Weighted-average expected life of option (years)	6.05	5.99

The estimated weighted-average per-share fair value of stock options granted to employees and non-employee directors for the three months ended March 31, 2014 and 2013 was $4.91 and $0.11, respectively.

The fair value of options granted to non-employees was estimated at the vesting date using a Black-Scholes option pricing model with the weighted-average assumptions stated below.

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Risk free interest rate	2.65%	2.05%
Dividend yield	0.00%	0.00%
Volatility	56.95%	59.25%
Weighted-average expected life of option (years)	10	10

The estimated weighted-average per-share fair value of stock options granted to non-employees for the three months ended March 31, 2014 and 2013 was $6.08 and $0.14, respectively.

Dividend Yield—The Company has never declared or paid dividends on common stock and has no plans to do so.

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Expected Volatility—Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated or is expected to fluctuate during a period. The Company considered the historical volatility of peer companies and business and economic considerations in order to estimate the expected volatility, due to the Company not being publicly traded for a significant period.

Risk-Free Interest Rate—This is the U.S. Treasury rate for the day of each option grant during the quarter having a term that most closely resembles the expected life of the option.

Expected Life of the Option Term—This is the period of time that the options granted are expected to remain unexercised. Options granted during the period have a maximum contractual term of ten years. The Company estimates the expected life of the option term based on the simplified method as defined in Staff Accounting Bulletin 110. For non-employee options granted, this is the remaining contractual term of the option as of the reporting date.

Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company assesses the forfeiture rate on an annual basis and revises the rate when deemed necessary.

Stock-based compensation expense for employees and non-employees for the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014 was $315,106, $22,384 and $679,719, respectively. For the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014, $53,468, $19,420 and $281,201 was recorded to research and development expense, respectively and $261,638, $2,964, and $398,518 was recorded to general and administrative expense, respectively.

As of March 31, 2014, there was an additional $5,808,903 of total unrecognized compensation cost related to unvested stock-based awards granted under the Plans. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.91 years.

Restricted stock activity	In 2011, Ignyta Operating sold 666,668 shares of restricted common stock for gross proceeds of $2,000 in accordance with restricted stock purchase agreements with various advisors. Approximately 600,000 shares were vested immediately and the remaining 66,668 are subject to vesting requirements based on future service.

The terms of each of the agreements state that the Company has the right to repurchase the unvested shares of stock if the shareholder stops providing services to the Company. The Company repurchased 13,334 shares of common stock in 2012. The Company records stock-based compensation expense, calculated as the difference between the fair value of the common stock at each reporting period less the proceeds received, upon vesting of the restricted stock. Related stock-based compensation for the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014 was $16,600, $1,200 and $46,580, respectively. All restricted stock was expensed to research and development. At March 31, 2014, 633,334 shares were vested and 20,000 shares remained unvested.

On May 20, 2013, in connection with Ignyta Operating’s merger with Actagene, Ignyta Operating issued 1,583,336 shares of restricted common stock in exchange for the cancellation of all of the outstanding shares of Actagene (see Note 3). In February of 2014, in connection with the termination of employment of an employee, the Company repurchased 400,000 restricted shares. Of the remaining restricted shares, approximately 1,000,000 shares were vested immediately and 183,336 are subject to vesting requirements based on future service. The shares vest over four years, with one-third having vested in February 2014 and the remaining unvested shares vesting over the next 36 months. Related stock-based compensation for the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014 was $104,573, $0 and $104,573, respectively. All restricted stock was expensed to research and development. At March 31, 2014, 1,129,322 shares were vested and 54,014 shares remained unvested.

All of the foregoing restricted stock was exchanged for shares of Ignyta, Inc. common stock in connection with the Merger (see Note 2).

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9. Warrants

On November 6, 2013, the Company issued Nerviano Medical Sciences S.r.l. (“NMS”) a warrant to acquire up to 16,667 shares of its common stock in connection with the license agreement between the Company and NMS. The warrant has an exercise price of $6.00 per share and is exercisable at the option of the holder, in whole or in part, at any time until November 6, 2018. The terms of such warrant provide for adjustments in the event of certain stock dividends, stock splits, recapitalizations, reclassifications and consolidations. Upon exercise, the aggregate exercise price of the warrant issued is payable by NMS in cash.

The Company recognized warrant expense of $47,600 using a binomial model with an exercise price of $6.00, risk free interest rate of 1.68%, volatility of 54.8%, and a useful life of 4.85 years. The entire amount was expensed to research and development in 2013.

During 2012, Ignyta Operating issued a warrant to purchase 8,334 shares of Series B Preferred Stock in connection with the Loan Agreement (see Note 6). The warrant was assumed by Ignyta, Inc. in connection with the Merger (see Note 2). The exercise price of the warrant is $3.00 per share.

On February 27, 2013, Ignyta Operating issued a warrant to purchase up to a number of shares of Series B Preferred Stock equal to 5% of the amount loaned under the Loan Agreement on February 27, 2013 and thereafter, subject to adjustment as set forth in the warrant, including without limitation for stock combinations and splits (see Note 6). As a result, following the February 2013 and July 2013 advances under the Loan Agreement, the warrant became exercisable for 16,667 shares of Ignyta Operating’s Series B Preferred Stock. The warrant was assumed by Ignyta, Inc. in connection with the Merger (see Note 2). The exercise price of the warrant is $3.00 per share and the warrant expires February 27, 2020.

The exercise price of the warrants issued in conjunction with the loan financing is protected against dilutive financing through the term of the warrants. Pursuant to ASC 815-15 and ASC 815-40, the fair value of the warrants was recorded as a derivative liability on the issuance dates.

Each of the warrants was valued at the grant date and at the end of each reporting period thereafter.

The Company revalued all of the warrants at the end of each reporting period, and the estimated fair value of the outstanding warrant liability was $157,600 and $23,800 at March 31, 2014 and 2013, respectively. The change in the estimated fair value of the derivative liability resulted in other expense of $28,200 and other income of $12,800 for the periods ended March 31, 2014 and 2013, respectively.

The derivative liabilities were valued at their issuance dates and at the end of each reporting period using a binomial pricing model and the following weighted average assumptions:

	March 31, 2014	March 31, 2013
Expected volatility	58.2%	46.7%
Risk-free interest rate	1.96%	1.24%
Dividend yield	0.00%	0.00%
Remaining expected term of underlying securities (years)	5.82	6.55

10. Income Taxes

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets include net operating loss carryforwards, deferred revenue and stock-based compensation. In assessing the potential for realization of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax assets will not be realized.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. The Company considers projected future taxable income and planning strategies in making this assessment. Based on the level of historical operating results and projections for the taxable income for the future, the Company has determined that it is more likely than not that the deferred tax assets will not be realized. Accordingly, the Company has recorded a valuation allowance to reduce deferred tax assets to zero. The Company may not ever be able to realize the benefit of some or all of the federal and state loss carryforwards, either due to ongoing operating losses or due to ownership changes, which limit the usefulness of the loss carryforwards.

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11. Commitments and Contingencies

Operating leases	The Company leases office space under non-cancelable operating leases expiring on various dates through August 2016. The Company incurred rent expense under those operating leases of approximately $47,476, $18,301 and $224,347 for the three months ended March 31, 2014 and 2013, and for the period from inception (August 29, 2011) through March, 2014, respectively

The Company leases lab equipment under a non-cancelable operating lease that expires in March 2016. Monthly payments are $5,758. The Company incurred rent expense under that operating lease of $22,126, $0 and $82,746 for the three months ended March 31, 2014 and 2013, and for the period from inception (August 29, 2011) through March 31, 2014, respectively.

Future minimum lease payments required under the operating leases are as follows:

Twelve Months Ending March 31,
2015	$217,020
2016	192,503
2017	52,863
2018	—

Total	$462,386

License agreements	The Company has entered into a license agreement with NMS which became effective on November 6, 2013, whereby the Company obtained an exclusive license in certain of NMS’ Active Pharmaceutical Ingredients (APIs) and certain NMS IP rights upon the effective date of the agreement. An initial payment of $7,000,000 was paid in November 2013. The entire amount was expensed to research and development in 2013 as no future benefit can be determined at this time. In addition, NMS was issued on November 6, 2013 a five year warrant to purchase 16,667 shares of our common stock at an exercise price per share of six dollars ($6.00). Tiered royalties in the low single digits to mid double digits will be paid based upon aggregate annual net sales. The agreement also requires that the Company makes development and regulatory milestone payments to NMS of up to $105.0 million in the aggregate if specified clinical study initiations and regulatory approvals are achieved across multiple products or indications. The first such milestone payment is not due until the Company elects to initiate the first randomized Phase II clinical study, which, based on its current estimates and certain assumptions, the Company anticipates could occur as early as 2015. The Company is obligated under the terms of the license agreement to engage NMS to perform services valued at $1 million or more between the effective date of the license agreement and December 31, 2014, which services could include, among others at the Company’s election, manufacture and supply services, technology transfer activities, preclinical activities, process development activities and assay development activities. As of March 31, 2014, approximately $756,000 of services were performed.

In March 2012, the Company entered into a license agreement with a university for the use of certain patented rights relating to molecular diagnostics. The Company has delivered notice to the university of the Company’s exercise of its right to terminate the license agreement, effective as of April 2014. Under the agreement, the Company was required to make annual license payments of $15,000. The Company made the first license payment under the agreement in 2012 and its annual license payment under the agreement in 2013. These payments were amortized monthly and expensed to research and development.

On March 31, 2014, the Company entered into an agreement with a contract research organization for additional clinical studies to be conducted both within and outside the U.S., at an estimated cost of approximately $10 million over a two-year period.

12. Concentrations

Credit risk	The Company maintains cash balances at various financial institutions. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits. The Company has not experienced any losses in such accounts.

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With respect to our available-for-sale securities, our primary exposure to market risk is interest rate sensitivity. This means that a change in prevailing interest rates may cause the value of the investment to fluctuate. For example, if we purchase a security that was issued with a fixed interest rate and the prevailing interest rate later rises, the value of our investment will probably decline. Currently, our holdings are in money market funds and available-for-sale securities, and therefore this interest rate risk is minimal. To minimize our interest rate risk going forward, we intend to continue to maintain our portfolio of cash, cash equivalents and available-for-sale securities in a variety of securities consisting of money market funds and debt securities, all with various maturities. In general, money market funds are not subject to market risk because the interest paid on such funds fluctuates with the prevailing interest rate. We also generally time the maturities of our investments to correspond with our expected cash needs, allowing us to avoid realizing any potential losses from having to sell securities prior to their maturities.

Our cash is invested in accordance with a policy approved by our Board of Directors which specifies the categories, allocations, and ratings of securities we may consider for investment. We do not believe our cash, cash equivalents and available-for-sale securities have significant risk of default or illiquidity. We made this determination based on discussions with our treasury managers and a review of our holdings. While we believe our cash, cash equivalents and available-for-sale securities are well diversified and do not contain excessive risk, we cannot provide absolute assurance that our investments will not be subject to future adverse changes in market value.

13. Related Parties	In 2012, the Company executed an employee lease agreement with its majority stockholder. Under the terms of the agreement, the Company is reimbursed for certain administrative services provided to the related party. In addition, the Company was reimbursed for various operating expenses related to shared utilities and telecommunications and/or may make payments to its majority shareholder for these shared operating expenses.

Total reimbursements received during the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014 were $0, $5,277 and $19,303, respectively. There was $0 and $95 in accounts receivable at March 31, 2014 and 2013, respectively. Total payments made during the three months ended March 31, 2014 and 2013 and the period from inception (August 29, 2011) through March 31, 2014 were $711, $3,168 and $39,761, respectively. There was $200 and $141 in accounts payable at March 31, 2014 and 2013, respectively.

In May 2013, Ignyta Operating and Actagene effected a merger pursuant to which Actagene merged with and into Ignyta Operating. The majority stockholder of Ignyta Operating was also the majority stockholder of Actagene, and representatives of the majority stockholder controlled the day to day operations and were on the board of directors of each entity (see Note 3).

14. Subsequent Events	On April 18, 2014, the Company executed an amendment to its building lease adding additional square footage and extending the lease term to October 2019.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The interim financial statements and this Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2013, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are contained in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under the caption “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013 and the caption “Risk Factors” in this Quarterly Report on Form 10-Q.

On October 31, 2013, Ignyta Operating, Inc., a private Delaware corporation previously named “Ignyta, Inc.,” or Ignyta Operating, merged with and into IGAS Acquisition Corp., a wholly owned subsidiary of Ignyta, Inc., a Nevada corporation previously named “Infinity Oil & Gas Company,” or Ignyta, formerly a “shell company” under applicable rules of the Securities and Exchange Commission, or the SEC. Ignyta Operating survived the merger as a wholly owned subsidiary of Ignyta. In the merger, Ignyta acquired the business of Ignyta Operating and continued the business operations of Ignyta Operating. The merger is accounted for as a reverse merger and recapitalization, with Ignyta Operating as the acquirer and Ignyta as the acquired company for financial reporting purposes. As a result, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the merger are those of Ignyta Operating and are recorded at the historical cost basis of Ignyta Operating, and the consolidated financial statements after completion of the merger will include the assets and liabilities of Ignyta and Ignyta Operating, the historical operations of Ignyta Operating and the operations of the combined enterprise of Ignyta and Ignyta Operating from and after the closing date of the merger. As a result of the accounting treatment of the merger and the change in Ignyta’s business and operations from a shell company to a precision medicine biotechnology company, a discussion of the past financial results of the shell company is not pertinent or material, and the following discussion and analysis of our financial condition and results of operations are based on Ignyta Operating’s financial statements.

Unless the context indicates or otherwise requires, the terms “we,” “us,” “our” and “our company” refer to (i) Ignyta Operating for discussions relating to periods before and through the closing of the merger, and (ii) Ignyta and its consolidated subsidiary, Ignyta Operating, for discussions relating to periods after the closing of the merger.

Overview

We were incorporated under the laws of the State of Delaware on August 29, 2011 with the name “NexDx, Inc.” We changed our name to “Ignyta, Inc.” on October 8, 2012. On October 31, 2013, a wholly owned subsidiary of Ignyta merged with and into our company, pursuant to which we became the wholly owned subsidiary of Ignyta. We changed our name to “Ignyta Operating, Inc.” in connection with the closing of the merger. On October 31, 2013, prior to the closing of the merger, (i) all then-outstanding shares of each series of our preferred stock were voluntarily converted by the holders thereof into shares of our common stock in accordance with our certificate of incorporation, and (ii) we effected a three-to-one reverse stock split of our issued and outstanding shares of capital stock. All share information in this discussion and analysis relating to our capital stock gives retroactive effect to that reverse stock split. On May 20, 2013, we completed our acquisition of Actagene Oncology, Inc., or Actagene, which merged with and into our company on that date.

We are a precision medicine biotechnology company dedicated to discovering or acquiring, then developing and commercializing, precisely targeted new drugs for cancer patients whose tumors harbor specific molecular alterations. We are pursuing an integrated drug and diagnostic, or Rx/Dx, strategy, where we anticipate pairing each of our product candidates with biomarker-based companion diagnostics, developed by us or by third parties with which we may partner, that are designed to identify the patients that are most likely to benefit from the use of the drugs we may develop. Our current development plans focus on our lead product candidate: RXDX-101, a tyrosine kinase inhibitor directed to the Trk family tyrosine kinase receptors (TrkA, TrkB and TrkC), ROS1 and ALK proteins, which is in a Phase I/II clinical study in molecularly defined patient populations for the treatment of solid tumors. We have a second product candidate, RXDX-102, a tyrosine kinase inhibitor directed to the Trk family tyrosine kinase receptors, which we have designated as a back-up compound to RXDX-101 and with respect to which we will not devote further development resources unless the development program for RXDX-101 is unsuccessful. We have entered into a license agreement with Nerviano Medical Sciences, S.r.l., or NMS, granting us exclusive global development and marketing rights to RXDX-101 and RXDX-102, which became effective on November 6, 2013. We also have three discovery stage programs, Spark-1, Spark-2 and Spark-3,

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directed to emerging oncology targets identified through mining of our database of information from proprietary and publicly available tumor samples, called Oncolome™. Our strategy is to leverage the biomarker insights that we gain through our genetic and epigenetic mining of our Oncolome database and the knowledge of cancer biology of our management and drug discovery team, with the goal of discovering or acquiring, validating, developing and commercializing a pipeline of novel product candidates for the treatment of cancer.

Since inception, our operations have focused on organizing and staffing our company, business planning, raising capital, assembling our core capabilities in genetic and epigenetic based biomarker and drug target discovery, identifying potential product candidates and developing such candidates. Our product candidate development operations include preparing, managing and conducting preclinical and clinical studies and trials, preparing regulatory submissions relating to those product candidates and establishing and managing relationships with third parties in connection with all of those activities. We expect that in the future our operations may also, if regulatory approval is obtained, include pursuing the commercialization of our product candidates.

Financial Operations Overview

Revenue

To date, we have not generated any revenue from product sales or otherwise.

In the future, we expect that we will seek to generate revenue primarily from product sales, but may also seek to generate revenue from research funding, milestone payments and royalties on future product sales in connection with any out-license or other strategic relationships we may establish.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research activities, including our drug and biomarker discovery efforts and the development of our product candidates, which include:

•	employee-related expenses, including salaries, benefits and stock-based compensation expense;

•	expenses incurred under agreements with third parties, including consultants and advisors we engage for research-related services and any contract research organizations, or CROs, that we may engage in connection with conducting preclinical and clinical activities on our behalf;

•	the cost of laboratory supplies;

•	license fees; and

•	facilities, depreciation, and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance and other operating costs.

Research and development costs are expensed as incurred. Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are deferred and capitalized. The capitalized amounts are expensed as the related goods are delivered or the services are performed.

We have not yet begun tracking our internal and external research and development costs on a program-by-program basis. As such, we do not have historical research and development expenditures by program and we use our employee and infrastructure resources across multiple research and development programs.

Research and development activities are central to our business model. Our research and development programs that we expect will be our focus in the immediate future consist of the development of RXDX-101, for which we acquired exclusive development rights upon the effectiveness of our license agreement with NMS on November 6, 2013, and drug discovery activities for the development of our Spark-1, Spark-2 and Spark-3 programs. All of those research and development programs are in the early stage, and since product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials, we expect research and development costs relating to each of those programs to increase significantly for the foreseeable future. However, the successful development of any of those product candidates, or any others we may seek to pursue, is highly uncertain. As such, at this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete the remainder of the development of these product candidates, or whether any of these product candidates will reach successful commercialization. We are also

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unable to predict when, if ever, any net cash inflows will commence from any of the product candidates we currently or may in the future pursue. This lack of predictability is due to the numerous risks and uncertainties associated with developing medicines, many of which, such as our ability to obtain approvals to market and sell those medicines from the U.S. Food and Drug Administration, or FDA, and other applicable regulatory authorities, are beyond our control, including the uncertainty of:

•	establishing an appropriate safety profile with toxicology studies adequate to submit to the FDA in an Investigational New Drug application, or IND, or comparable applications to foreign regulatory authorities;

•	successful enrollment in and adequate design and completion of clinical trials;

•	receipt of marketing approvals from applicable regulatory authorities, including the FDA and comparable foreign authorities;

•	establishing commercial manufacturing capabilities or, more likely, seeking to establish arrangements with third-party manufacturers;

•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;

•	launching commercial sales of the products, if and when approved, including establishing an internal sales and marketing force and/or establishing relationships with third parties for such purpose;

•	developing and commercializing, individually or with third-party collaborators, companion diagnostics; and

•	a continued acceptable safety profile of the products following approval, if any.

A change in the outcome of any of these variables with respect to the development of any of our product candidates would significantly change the costs, timing and likelihood of success associated with the development of that product candidate.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and other related costs, including stock-based compensation, for personnel in executive, finance, accounting, business development, legal and human resources functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting and consulting services.

We anticipate that our general and administrative expenses will increase in the future to support continued research and development activities, potential commercialization of our product candidates and increased costs of operating as a public company. These increases will likely include increased costs related to facilities expansion, the hiring of additional personnel and increased fees to outside consultants, lawyers and accountants, among other expenses. Additionally, we anticipate increased costs associated with operating as a public company, including expenses related to services associated with maintaining compliance with requirements of the SEC, insurance and investor relations costs.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations is based on our condensed financial statements, which we have prepared in accordance with United States generally accepted accounting principles. The preparation of these condensed financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting periods. We base our estimates on historical experience and on various other factors and assumptions that we believe are reasonable under the circumstances at the time the estimates are made, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We periodically evaluate our estimates and judgments, including those described in greater detail below, in light of changes in circumstances, facts and experience.

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Our critical accounting policies are those accounting principles generally accepted in the United States that require us to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations, as well as the specific manner in which we apply those principles. Our significant accounting policies are described in more detail in the notes to our financial statements included in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2013, or our Form 10-K. We believe the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments are as follows:

Revenue Recognition

To date, we have not generated any revenue.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents. Cash equivalents primarily represent amounts invested in money market funds whose cost equals market value.

Investments

Investments consist of corporate notes and bonds and commercial paper. We classify investments as available-for-sale at the time of purchase. All investments are recorded at estimated fair value. Unrealized gains and losses for available-for-sale securities are included in accumulated other comprehensive income, a component of stockholders’ equity. We evaluate our investments as of each balance sheet date to assess whether those with unrealized loss positions are other than temporarily impaired. Impairments are considered to be other-than-temporary if they are related to deterioration in credit risk or if it is likely that we will sell the securities before the recovery of our cost basis. Realized gains and losses and declines in value judged to be other-than-temporary are determined based on the specific identification method and are reported in other income (expense), net in the Statements of Operations. No other-than-temporary impairment charges were recognized in the three months ended March 31, 2014 or in the fiscal years ended December 31, 2013, 2012 and 2011.

Stock-Based Compensation

We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

We account for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at its estimated fair value as it vests.

Derivative Liabilities

We account for our warrants as either equity or liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities are recorded on our balance sheet at their fair value on the date of issuance and revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. We estimate the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future events, expected volatility, expected life, yield and risk-free interest rate.

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Recently Issued Accounting Pronouncements

There are no recent accounting pronouncements likely to have a material impact on the financial statements.

Results of Operations

Comparison of the Three Months Ended March 31, 2014 and 2013

The following table summarizes our results of operations for the three months ended March 31, 2014 and 2013, together with the changes in those items in dollars and as a percentage:

	Three Months ended March 31,		Dollar change	% change
	2014	2013
		(in thousands)
Revenue	$—	$—	$—	—%
Operating expenses:
Research and development	2,183	636	1,547	243
General and administrative	1,756	376	1,380	367
Loss from operations	(3,939)	(1,012)	(2,927)	289
Other income (expense)	(163)	(1)	(162)	16,200
Provision for income taxes	5	2	3	150

Net loss	$(4,107)	$(1,015)	$(3,092)	305%

Revenue. We did not record any revenue for the three months ended March 31, 2014 or 2013.

Research and Development Expense. Research and development expense increased by approximately $1.5 million for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, an increase of 243%. The increase in research and development expenses was primarily attributable to an increase in activities relating to development of our RXDX-101 product candidate and our biomarker discovery programs and platform technologies. We also incurred an increase between periods for personnel expenses related to hiring and engaging additional employees and consultants to help us advance our product candidates and facilities related expenses.

General and Administrative Expense. General and administrative expenses increased by approximately $1.4 million for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, an increase of 367%. The increase in general and administrative expenses was primarily attributable to increases in personnel costs and investor relations, audit, legal and intellectual property costs, some of which resulted from activities relating to operating as a public company and completion of our March 2014 public offering of our common stock, and facilities related expenses.

Other Income (Expense). Other expense increased by approximately $0.2 million for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, an increase of 16,200%. The increase in other expense was attributable to increased interest owed under our loan agreement with Silicon Valley Bank, or SVB, as well as the change in the fair value of the warrant liability associated with the warrants we issued to SVB, partially offset by an increase in interest income.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception, and through March 31, 2014, we have raised an aggregate of approximately $125 million to fund our operations, of which approximately $55 million was received from our issuance and sale of our common stock in an underwritten public offering in March 2014, approximately $54 million was received from our issuance and sale of our common stock in two private placements in November 2013, approximately $6 million was received from our issuance and sale of our preferred stock and $10.0 million was received from the incurrence of indebtedness under our loan agreement with SVB. As of March 31, 2014, we had also received a small amount of funding from our issuance of common stock upon the exercise from time to time of stock options, and from our issuance of common stock to our founders in August and September 2011. As of March 31, 2014, we had approximately $52.6 million in cash and cash equivalents and approximately $47.8 million in available-for-sale securities.

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Public Offering. In March 2014, we issued an aggregate of 6,031,750 shares of our common stock in an underwritten public offering. All of the shares issued in the public offering were sold by the underwriters at a purchase price per share of $9.15, for aggregate gross proceeds of approximately $55.2 million and aggregate net proceeds, after deducting underwriting discounts and commissions and other offering fees and expenses, of approximately $51.6 million.

New Loan Agreement with SVB. On December 31, 2013, we entered into our new loan agreement with SVB and received the funding of the full $10.0 million principal amount thereunder. The loan agreement replaced our prior loan agreement with SVB, which had a principal amount of $1.5 million that was replaced by the advance of the principal amount under the new loan agreement. The amount loaned to us under the new loan agreement bears interest at a rate of 6.92%, and is payable in 36 equal monthly installments commencing after a 12-month period of interest-only payments, such that all amounts owed under the new loan agreement will mature on December 1, 2017. Upon such maturity date, we will also owe to SVB a final payment of $1,050,000, equal to 10.50% of the full principal amount under the new loan agreement. Pursuant to the new loan agreement, we are bound by certain affirmative and negative covenants setting forth actions that we must and must not take during the term thereof, and, all amounts owed thereunder will begin to bear interest at a rate of 11.92% and could be declared due and payable by SVB upon the occurrence of an event of default.

Private Placements. In November 2013, we entered into securities purchase agreements with accredited investors providing for the issuance and sale to such investors of an aggregate of 9,010,238 shares of our common stock in private placement transactions. All of the shares issued in the private placements were sold at a purchase price per share of $6.00, for aggregate gross proceeds of approximately $54.1 million and aggregate net proceeds, after deducting for placement agent and other offering fees and expenses, of approximately $51.0 million.

Preferred Stock Financings. We received approximately $6.0 million from the issuance and sale of our series A preferred stock and our series B preferred stock prior to the closing of our October 31, 2013 merger. We received approximately $500,000 from our issuance and sale of an aggregate of 833,334 shares of our series A preferred stock at a price per share of $0.60 to one investor in October 2011 and March 2012. We received approximately $5.5 million from our issuance and sale of an aggregate of 1,835,000 shares of our series B preferred stock at a price per share of $3.00 to a number of investors in June 2012 and December 2012. On October 31, 2013, prior to the closing of the merger in which Ignyta Operating became our wholly owned subsidiary, all then-outstanding shares of each series of our preferred stock were voluntarily converted by the holders thereof into shares of our common stock in accordance with our certificate of incorporation.

Cash Flows

The following table provides information regarding our cash flows for the three months ended March 31, 2014 and 2013:

	Three Months ended, March 31,
	2014	2013
	(in thousands)
Net cash (used in) operating activities	$(2,830)	$(947)
Net cash (used in) investing activities	(47,960)	(230)
Net cash provided by financing activities	51,583	500
Net increase (decrease) in cash and cash equivalents	$793	$(677)

Net Cash Used in Operating Activities. The use of cash in all periods resulted primarily from our net losses adjusted for non-cash charges and changes in components of working capital. Net cash used in operating activities was approximately $2.8 million during the three months ended March 31, 2014 compared to approximately $1.0 million during the three months ended March 31, 2013. The increase in cash used in operating activities was driven primarily by our net loss.

Net Cash Used in Investing Activities. Net cash used in investing activities was approximately $48.0 million during the three months ended March 31, 2014 compared to approximately $0.2 million during the three months ended March 31, 2013. The cash used in investing activities was primarily the result of investments in available-for-sale securities and to a lesser extent purchases of fixed assets.

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Net Cash Provided by Financing Activities. Net cash provided by financing activities was approximately $51.6 million during the three months ended March 31, 2014 compared to approximately $0.5 million during the three months ended March 31, 2013. The cash provided by financing activities for the three months ended March 31, 2014 was primarily the result of our March 2014 public offering of common stock.

Funding Requirements

We expect our expenses to increase in connection with our ongoing activities, particularly now that we have assumed rights to, and operational and financial responsibility for, the development and manufacturing of RXDX-101 and as we continue the research and development of, initiate or continue, as applicable, clinical trials of, and seek marketing approval for, that product candidate and our Spark-1, Spark-2 and Spark-3 programs. In addition, if we obtain marketing approval for any of our product candidates in the future, which we anticipate would not occur for several years if at all, we expect we would then incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution to the extent that such sales, marketing and distribution are not the responsibility of any collaborators with whom we may engage. Further, we expect to incur additional costs associated with operating as a public company.

Even after giving effect to our March 2014 and November 2013 common stock offerings and our December 2013 loan agreement with SVB, we expect to need to obtain additional funding in order to continue our operations and pursue our business plans. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

We expect that our existing cash, cash equivalents and available-for-sale securities will enable us to fund our operations and capital expenditure requirements for at least the next twelve months. Our future capital requirements will depend on many factors, including:

•	the scope, progress, results and costs of drug discovery, preclinical development, laboratory testing and clinical trials for our product candidates;

•	the scope, progress, results and costs of companion diagnostic development for our product candidates;

•	the extent to which we acquire or in-license other medicines, biomarkers and/or technologies;

•	the costs, timing and outcome of regulatory review of our product candidates;

•	the achievement of development milestones that trigger payments due to our licensing partners;

•	the costs of future commercialization activities, including product sales, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval (to the extent that such sales, marketing, manufacturing and distribution are not the responsibility of collaborators with whom we may engage);

•	revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval;

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims; and

•	our ability to establish and maintain development, manufacturing or commercial collaborations on favorable terms, if at all.

Identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of medicines that we do not expect to be commercially available for many years, if at all. Accordingly, we will likely need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

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Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. Any or all of those sources of funding may not be available when needed on acceptable terms or at all. We do not have any committed external source of additional funds. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the ownership interest of existing equityholders will be diluted. Also, the terms of any additional equity securities that may be issued in the future may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing may not be available when needed and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or relationships with third parties when needed or on acceptable terms, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable SEC rules.

Caution on Forward-Looking Statements

Any statements in this report about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should” or “would,” or the negative of these terms or other comparable terminology. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates; the early stage of our product candidates presently under development; our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate; our need for additional funds in order to pursue our business plan and the uncertainty of whether we will be able to obtain the funding we need; our ability to retain or hire key scientific or management personnel; our ability, with partners, to validate, develop and obtain regulatory approval of companion diagnostics for our product candidates; our ability to protect our intellectual property rights, including patent and other intellectual property rights; our dependence on third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators; our ability to develop successful sales and marketing capabilities in the future as needed; the size and growth of the potential markets for any of our product candidates, and the rate and degree of market acceptance of any of our product candidates; competition in our industry; the impact of healthcare reform legislation; regulatory developments in the United States and foreign countries; and other risks detailed under Part II – Item 1A – Risk Factors in this report and under “Part I—Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

As a “smaller reporting company” we are not required to provide the information required by this item in this report.

Item 4. Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our chief

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executive officer and chief financial officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As required by SEC Rule 13a-15(b), we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective as of March 31, 2014 at the reasonable assurance level.

There has been no change in our internal control over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings

We are currently not a party to any material legal proceedings.

Item 1A. Risk Factors

Investing in our common stock involves a high degree of risk. Our Annual Report on Form 10-K for the year ended December 31, 2013 includes a detailed discussion of our risk factors under the heading “Part I, Item 1A—Risk Factors.” Set forth below are certain changes from the risk factors previously disclosed in our Annual Report on Form 10-K. You should carefully consider the risk factors discussed in our Annual Report on Form 10-K as well as the other information in this report before deciding whether to invest in shares of our common stock. The occurrence of any of the risks discussed in the Annual Report on Form 10-K or this report could harm our business, financial condition, results of operations or growth prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Except with respect to our trademarks, the trademarks, trade names and service marks appearing in this report are the property of their respective owners.

We expect to need additional funding to continue our operations, which could result in dilution or restrictions on our business activities. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Our operations have consumed substantial amounts of cash since inception. We expect to need substantial additional funding to pursue the clinical development of our product candidates and launch and commercialize any product candidates for which we receive regulatory approval, which may include building internal sales and marketing forces to address certain markets.

Even after giving effect to the proceeds received from our March 2014 and November 2013 common stock offerings and our December 2013 loan agreement with SVB, we expect to require additional capital for the further development and commercialization of our product candidates and may need to raise additional funds sooner than we currently anticipate if we choose to and are able to expand more rapidly than we currently anticipate. Further, we expect our expenses to increase in connection with our ongoing activities, particularly as we continue the ongoing development of RXDX-101 and other product candidates. For example, in February 2014 we submitted an IND to the FDA for RXDX-101, which IND became active with the FDA in March 2014. We are planning to launch a new, global Phase I/II clinical trial of oral RXDX-101 in adult patients with metastatic cancer detected to be positive for relevant molecular alterations. This clinical trial will utilize a daily dosing regimen, and we anticipate that this trial will involve clinical sites in the United States, Europe, and possibly Asia.

In addition, if we obtain regulatory approval for any of our product candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. Furthermore, we expect to incur additional costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect to need to obtain substantial additional funding in order to continue our operations.

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To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. We may also seek funding through collaborative arrangements. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of further indebtedness, as we have done with our loan from SVB and under which our ability to incur additional indebtedness is limited, we would likely become subject to additional covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. If we obtain capital through collaborative arrangements, these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of the revenues associated with the partnered product.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

We are heavily dependent on the success of our lead product candidate, which will require significant additional efforts to develop and may prove not to be viable for commercialization.

To date, we have invested significant efforts in the acquisition of two product candidates from NMS. Our future success is substantially dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize RXDX-101, with RXDX-102 as a back-up compound in case the development of RXDX-101 is not successful. Our business depends entirely on the successful development, clinical testing and commercialization of these and any other product candidates we may seek to develop in the future, which may never occur.

Before we could generate any revenues from sales of our lead product candidates, we must complete the following activities for each of them, any one of which we may not be able to successfully complete:

•	conduct substantial additional clinical development;

•	manage clinical, preclinical and manufacturing activities;

•	achieve regulatory approval in multiple jurisdictions;

•	establish manufacturing relationships for the supply of the applicable product candidate;

•	build a commercial sales and marketing team, if we choose to market any such product ourselves;

•	develop and implement marketing strategies;

•	develop and/or work with third-party collaborators to develop companion diagnostics and conduct clinical testing and achieve regulatory approvals for those companion diagnostics; and

•	invest significant additional cash in each of the above activities.

If the results of the ongoing Phase I/II clinical trial, or our planned Phase I/II clinical trial, of RXDX-101 are not successful, we may not be able to use those results as the basis for advancing the product candidate into further clinical development. In that case, we may not have the resources to conduct new clinical trials, and/or we may determine that further clinical development of this product candidate is not justified and may decide to discontinue the program. Clinical testing of RXDX-102 would not commence unless the development of RXDX-101 is not successful, but the results of any future preclinical studies or clinical trials of RXDX-102, if unsuccessful, could lead to our abandonment of the development of that product candidate as well. If studies of these product candidates produce unsuccessful results and we are forced or elect to cease their development, our business and prospects would be substantially harmed.

Clinical drug development involves a lengthy and expensive process with uncertain outcomes, and any of our clinical trials or studies could produce unsuccessful results or fail at any stage in the testing process.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. Additionally, any positive results of preclinical studies and early clinical trials of a product candidate may not be predictive of the results of later-stage clinical trials, such that product candidates may reach later stages of clinical trials and fail to show the desired safety and efficacy traits despite having shown

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indications of those traits in initial clinical trials. For example, although the preclinical and early clinical results for our lead product candidate has been positive, those results and the results that may be generated in the ongoing Phase I/II clinical trial for RXDX-101 or our planned Phase I/II clinical trial of this product candidate do not imply that later clinical trials will demonstrate similar results. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. The results of any future clinical trials we conduct may not be successful.

Although there is a clinical trial ongoing for RXDX-101 and we are planning to launch a second such clinical trial, we may experience delays in pursuing those or any other clinical or preclinical studies. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	obtaining regulatory approval to commence a trial;

•	reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining approval from an independent institutional review board, or IRB, at each trial site;

•	enrolling suitable patients to participate in a trial;

•	developing and validating companion diagnostics on a timely basis;

•	changes in formulation, dosing or administration regimens;

•	having patients complete a trial or return for post-treatment follow-up;

•	clinical sites deviating from trial protocol or dropping out of a trial;

•	regulators instituting a clinical hold due to observed safety findings;

•	adding new clinical trial sites; or

•	manufacturing sufficient quantities of product candidate for use in clinical trials.

We currently rely, and we expect to continue to rely, on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials. Although we have agreements in place with CROs governing their committed activities and conduct, and we expect we will have similar agreements with other CROs we may engage in the future, we have limited influence over their actual performance. As a result, we ultimately do not have control over a CRO’s compliance with the terms of any agreement it may have with us, its compliance with applicable regulatory requirements, or its adherence to agreed time schedules and deadlines, and a CRO’s failure to perform those obligations could subject any of our clinical trials to delays or failure.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by the Data Safety Monitoring Board for the trial, if applicable, or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we were to experience delays in the completion of, or suspension or termination of, any clinical trial for our product candidates, the commercial prospects of the product candidate would be harmed, and our ability to generate product revenues from the product candidate would be delayed or eliminated. In addition, any delays in completing clinical trials would increase our costs, slow down our product candidate development and approval process and jeopardize regulatory approval of the product candidate. The occurrence of any of these events could harm our business, financial condition and prospects significantly.

If we experience delays or difficulties in the enrollment of patients in clinical trials, those clinical trials could take longer than expected to complete and our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In particular, because we are focused on patients with molecularly defined cancers, our pool of suitable patients may be smaller and more selective and our ability to enroll a sufficient number of suitable patients may be

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limited or take longer than anticipated. In addition, some of our competitors have ongoing clinical trials for product candidates that treat the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ product candidates.

Patient enrollment for any of our clinical trials may also be affected by other factors, including without limitation:

•	the severity of the disease under investigation;

•	the frequency of the molecular alteration we are seeking to target in the applicable trial;

•	the willingness of clinical sites and principal investigators to subject candidate patients to molecular screening;

•	the eligibility criteria for the study in question;

•	the perceived risks and benefits of the product candidate under study;

•	the extent of the efforts to facilitate timely enrollment in clinical trials;

•	the patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment; and

•	the proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, and we may not have or be able to obtain sufficient cash to fund such increased costs when needed, which could result in the further delay or termination of the trial.

Consistent with our general product development strategy, we intend to design the planned Phase I/II clinical trial of RXDX-101, as well as any future trials for that or other product candidates, to include patients with the applicable molecular alterations that can cause the disease and which are the targets of our product candidates, with a view to assessing possible early evidence of potential therapeutic effect. If we are unable to locate and include such patients in those trials, then our ability to make those early assessments and to seek participation in FDA expedited review and approval programs, including accelerated approval, breakthrough therapy and fast track designation, or otherwise to seek to accelerate clinical development and regulatory timelines, could be compromised.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

To date, patients treated with RXDX-101 have experienced some drug-related adverse events, which have been predominantly gastrointestinal or constitutional in nature. Results of our ongoing clinical trial of RXDX-101, our planned Phase I/II clinical trial of this product candidate or our trials for our other product candidates could reveal a high and unacceptable severity and frequency of these or other side effects. In such an event, our trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of, or deny approval of, our product candidates for any or all targeted indications. Further, any observed drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial, or result in potential product liability claims. Any of these occurrences may materially harm our business, financial condition and prospects.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw approvals of such product;

•	regulatory authorities may require additional warnings on the product’s label;

•	we may be required to create a medication guide for distribution to patients that outlines the risks of such side effects;

•	we could be sued and held liable for harm caused to patients; and

•	our reputation may suffer.

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Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

We rely on third parties to conduct preclinical and clinical trials of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We rely, and expect to continue to rely, upon third-party CROs to execute our preclinical and clinical trials and to monitor and manage data produced by and relating to those trials. However, we may not be able to establish arrangements with CROs when needed or on terms that are acceptable to us, or at all, which could negatively affect our development efforts with respect to our drug product candidates and materially harm our business, operations and prospects.

We currently have only limited control over the activities of the CROs we have engaged to continue the ongoing Phase I/II and our planned Phase I/II clinical trials for RXDX-101, and we expect the same to be true for any CROs we may engage in the future. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on any CRO does not relieve us of our regulatory responsibilities. Based on our present expectations, we, our CROs and our clinical trial sites are required to comply with good clinical practices, or GCPs, for all of our product candidates in clinical development. Regulatory authorities enforce GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCPs, the clinical data generated in the applicable trial may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving a product candidate for marketing, which we may not have sufficient cash or other resources to support and which would delay our ability to generate revenue from any sales of such product candidate. In addition, our clinical trials are required to be conducted with product produced in compliance with current good manufacturing practice requirements, or cGMPs. Our or our CROs’ failure to comply with those regulations may require us to repeat clinical trials, which would also require significant cash expenditures and delay the regulatory approval process.

Agreements governing relationships with CROs generally provide those CROs with certain rights to terminate a clinical trial under specified circumstances. If a CRO that we have engaged terminates its relationship with us during the performance of a clinical trial, we would be forced to seek an engagement with a substitute CRO, which we may not be able to do on a timely basis or on commercially reasonable terms, if at all, and the applicable trial would experience delays or may not be completed. In addition, our CROs are not our employees, and except for remedies available to us under any agreements we enter with them, we are unable to control whether or not they devote sufficient time and resources to our clinical, nonclinical and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to a failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for, or successfully commercialize, the affected product candidates. As a result, our operations and the commercial prospects for the affected product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed.

We plan to rely completely on third parties to manufacture our preclinical and clinical drug supplies and any approved product candidates, and our operations could be harmed if those third parties fail to provide sufficient quantities of product in accordance with applicable regulatory and contractual obligations.

We do not currently have, nor do we plan to acquire, the infrastructure or capability internally to manufacture our preclinical and clinical drug supplies for use in the conduct of our preclinical studies and clinical trials or commercial quantities of any product candidates that may obtain regulatory approval. As a result, we expect that we will need to rely completely on third-party manufacturers for those services. We currently have a limited supply of RXDX-101. We have entered into non-exclusive clinical supply agreements with two independent third parties. We do not currently have arrangements in place for commercial supply of bulk drug substance. We may not be able to establish these or any other supply relationship when needed, on reasonable terms, or at all. Any failure to secure sufficient supply of our product candidates for clinical testing or, in the future, commercial purposes would materially harm our operations and financial results.

We expect that the facilities to be used by any contract manufacturers we engage to manufacture our product candidates will be inspected by the FDA in connection with any NDA that we submit. We will not control the manufacturing process

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of, and will be dependent on, our contract manufacturing partners for compliance with cGMPs for the manufacture of clinical and, if regulatory approval is obtained, commercial quantities of our product candidates. In addition, we expect to have no control over the ability of our contract manufacturers to maintain adequate compliance with cGMPs. If any of our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other comparable foreign authorities, we would be prevented from obtaining regulatory approval for our product candidates or commercializing our products, if approved, unless and until we could engage a substitute contract manufacturer that could comply with such requirements, which we may not be able to do. Any such failure by any of our contract manufacturers would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

We expect to rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our product candidates for our clinical trials. We do not have, nor do we expect to enter, any agreements for the commercial production of these raw materials, and we do not expect to have any control over the process or timing of our manufacturers’ acquisition of raw materials needed to produce our product candidates. Any significant delay in the supply of a product candidate or the raw material components thereof for an ongoing clinical trial due to a manufacturer’s need to replace a third-party supplier of raw materials could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our product candidates. Additionally, if our manufacturers or we are unable to purchase these raw materials to commercially produce any of our product candidates that gain regulatory approval, the commercial launch of our product candidates would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of our product candidates.

We face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. In addition, the competition in the oncology market is intense. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies and universities and other research institutions.

With respect to our lead product candidate, we are aware of two agents that have been approved by the FDA for ALK-positive NSCLC, Pfizer’s Xalkori®/crizotinib and Novartis’ Zykadia®/ceritinib. We are also aware of several other products in development targeting TrkA, TrkB, TrkC, ROS1 and/or ALK for the treatment of cancer, some of which may be in a more advanced stage of development than RXDX-101. There are also many other compounds directed to other molecular targets that are in clinical development by a variety of companies to treat cancer types that we may choose to pursue with RXDX-101.

Many of our competitors have substantially greater financial, technical and other resources than we do, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in certain of our competitors. As a result, these companies may be able to obtain regulatory approval more rapidly than we can and may be more effective in selling and marketing their products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing drug products that are more effective or less costly to produce or purchase on the market than any product candidate we are currently developing or that we may seek to develop in the future. If approved, our product candidates will face competition from commercially available drugs as well as drugs that are in the development pipelines of our competitors.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of or in-license novel compounds that could make our product candidates less competitive. In addition, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and to be commercially successful. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA, EMA or other regulatory approval, or discovering, developing and commercializing medicines before we do, which would have a material adverse impact on our business and ability to achieve profitability from future sales of our approved product candidates, if any.

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We could be subject to product liability lawsuits based on the use of our product candidates in clinical testing or, if obtained,  following marketing approval and commercialization. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to cease clinical testing or limit commercialization of our product candidates.

We could be subject to product liability lawsuits if any product candidate we develop allegedly causes injury or is found to be otherwise unsuitable for human use during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates, if approved. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our product candidates;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenues from product sales; and

•	the inability to commercialize our product candidates.

Our inability to retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the clinical testing and commercialization of products we develop. We have obtained product liability insurance covering clinical trial activity as a result of our assumption of control of the RXDX-101 clinical trial currently being conducted in Italy and our planned additional Phase I/II clinical trial of RXDX-101. We may wish to obtain additional such insurance covering studies or trials in other countries should we seek to expand those clinical trials or commence new clinical trials in other jurisdictions or increase the number of patients in any clinical trials we may pursue. We also may determine that additional types and amounts of coverage would be desirable at later stages of clinical development of our product candidates or upon commencing commercialization of any product candidate that obtains required approvals. However, we may not be able to obtain any such additional insurance coverage when needed on acceptable terms or at all. If we do not obtain or retain sufficient product liability insurance, we could be responsible for some or all of the financial costs associated with a product liability claim relating to our preclinical and clinical development activities, in the event that any such claim results in a court judgment or settlement in an amount or of a type that is not covered, in whole or in part, by any insurance policies we may have or that is in excess of the limits of our insurance coverage. We may not have, or be able to obtain, sufficient capital to pay any such amounts that may not be covered by our insurance policies.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of May 1, 2014, we had 26 employees, 23 of whom were full-time and three of whom were part-time. As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management, including:

•	effectively managing our clinical trials and submissions to regulatory authorities for marketing approvals;

•	effectively managing our discovery research and preclinical development;

•	identifying, recruiting, maintaining, motivating and integrating additional employees;

•	effectively managing our internal development efforts;

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•	establishing relationships with third parties essential to our business and ensuring compliance with our contractual obligations to such third parties;

•	developing and managing new divisions of our internal business, including any sales and marketing segment we elect to establish;

•	maintaining our compliance with public company reporting and other obligations, including establishing and maintaining effective internal control over financial reporting and disclosure controls and procedures; and

•	improving our managerial, development, operational and finance systems.

We may not be able to accomplish any of those tasks, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history and do not expect to become profitable in the foreseeable future and may never achieve profitability. To the extent we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in equity ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-ownership change net operating loss carryforwards and other pre-ownership change tax attributes to offset its post-ownership change income and taxes may be limited. We may have experienced an ownership change as a result of the October 31, 2013 merger in which Ignyta Operating became our wholly owned subsidiary and/or our November 2013 and March 2014 common stock offerings and may experience one or more ownership changes as a result of future transactions in our stock, and as a result we may be limited in our ability to use our net operating loss carryforwards and other tax assets to reduce taxes owed on the net taxable income that we earn. As of December 31, 2013, we had federal and state net operating loss carryforwards of approximately $7.3 million that could be limited if the merger or the common stock offerings resulted in an ownership change, or if we experience any other ownership change, which could potentially result in increased future tax liability to us.

Risks Related to Ownership of our Common Stock

There may not be a viable trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

Our common stock had not been publicly traded on the NASDAQ Capital Market prior to our public offering in March 2014. The trading market for our common stock on the NASDAQ Capital Market has been limited, and an active trading market for our shares may not be sustained. As a result of these and other factors, you may be unable to sell your shares at a price that is attractive to you, or at all. Further, an inactive trading market may also impair our ability to raise capital by selling shares of our common stock in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

Our share price is volatile and may be influenced by numerous factors, some of which are beyond our control.

The price for our common stock currently is, and is likely to continue to be, highly volatile, and could be subject to wide fluctuations. That price fluctuation could be in response to various factors, some of which may be beyond our control. These factors are discussed in this “Risk Factors” section, and elsewhere in this Quarterly Report on Form 10-Q, as well as in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act. These factors include, without limitation:

•	the product candidates we seek to pursue, and our ability to obtain rights to develop, commercialize and market those product candidates;

•	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	actual or anticipated adverse results or delays in our clinical trials;

•	our failure to successfully commercialize our product candidates, if approved;

•	unanticipated serious safety concerns related to the use of any of our product candidates;

•	adverse regulatory decisions;

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•	additions or departures of key scientific or management personnel;

•	changes in laws or regulations applicable to our product candidates, including without limitation clinical trial requirements for approvals;

•	disputes or other developments relating to patents and other proprietary rights and our ability to obtain patent protection for our product candidates;

•	our dependence on third parties, including CROs as well as our potential partners that produce companion diagnostic products;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	actual or anticipated variations in quarterly operating results, liquidity or other indicators of our financial condition;

•	failure to meet or exceed the estimates and projections of the investment community;

•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	conditions or trends in the biotechnology and biopharmaceutical industries;

•	introduction of new products offered by us or our competitors;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our ability to maintain an adequate rate of growth and manage such growth;

•	issuances of debt or equity securities;

•	sales of our common stock by us or our stockholders in the future, or the perception that such sales could occur;

•	trading volume of our common stock;

•	ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events; and

•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of small-cap biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks could have a dramatic and material adverse impact on the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of May 1, 2014, a total of 19,579,588 shares of our common stock were outstanding. Of those shares, approximately 15,053,768 were freely tradable, without restriction, in the public market. Such shares represented 76.9% of our outstanding shares of common stock as of that date. Any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline. Additionally, the 4,516,469 outstanding shares of our common stock that we issued to former stockholders of Ignyta Operating in connection with the closing of the merger in which Ignyta Operating became our wholly owned subsidiary will become freely tradable upon the lapse of securities law restrictions on their resale, which could occur under Rule 144 after the end of the 12-month period following November 1, 2013, the date on which we initially filed with the SEC our Current Report on Form 8-K containing “Form 10 information.”

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In addition, shares of common stock that are either subject to outstanding options or reserved for future issuance under our equity incentive plans will be eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, Rule 144 and Rule 701 under the Securities Act of 1933, as amended, or the Securities Act, our effective Registration Statement on Form S-8 and any future registration of such shares under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of securities or industry analysts covering our business downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We will incur increased costs associated with, and our management will need to devote substantial time and effort to, compliance with public company reporting and other requirements.

As a public company listed on the NASDAQ Capital Market, and particularly if and after we cease to be an “emerging growth company” or a “smaller reporting company,” we will incur significant legal, accounting and other expenses that Ignyta Operating did not incur as a private company. In addition, the rules and regulations of the SEC and the NASDAQ Capital Market impose numerous requirements on public companies, including requirements relating to our corporate governance practices, with which we need to comply. Further, since we are subject to the Exchange Act, we are required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. Our management and other personnel will need to devote substantial time to operations as a public company and compliance with applicable laws and regulations, and our efforts and initiatives to comply with those requirements could be expensive.

Ignyta Operating was not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures prior to the October 31, 2013 merger in which Ignyta Operating became our wholly owned subsidiary. Our management team and Board of Directors need to devote significant efforts to maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff and engaging consultants to assist in designing and implementing such procedures. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. As of May 1, 2014, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 29.3% of our outstanding voting stock (which includes shares they had the right to acquire within 60 days). Accordingly, our directors and executive officers and large stockholders have significant influence over our affairs due to their substantial ownership coupled with the positions of some of these stockholders on our management team, and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets or other major corporate transaction. This concentration of ownership in our Board of Directors and management team and certain other large stockholders may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we issue additional shares of our capital stock in the future, our existing stockholders will be diluted.

Our Amended and Restated Articles of Incorporation authorize the issuance of up to 100,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock with the rights, preferences and privileges that our Board of Directors may determine from time to time. In addition to capital raising activities such as public and private placements of our common stock, other possible business and financial uses for our authorized capital stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of our capital stock, issuing shares of

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our capital stock to partners or other collaborators in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our equity compensation plans, or other transactions and corporate purposes that our Board of Directors deems are in the best interest of our company. Additionally, shares of our capital stock could be used for anti-takeover purposes or to delay or prevent changes in control or our management. Any future issuances of shares of our capital stock may not be made on favorable terms or at all, they may not enhance stockholder value, they may have rights, preferences and privileges that are superior to those of our common stock, and they may have an adverse effect on our business or the trading price of our common stock. The issuance of any additional shares of our common stock will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. Additionally, any such issuance will reduce the proportionate ownership and voting power of all of our current stockholders.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans or otherwise, could result in dilution to the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital could be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors in a prior transaction may be materially diluted. Additionally, new investors could gain rights, preferences and privileges senior to those of existing holders of our common stock. Further, any future sales of our common stock by us or resales of our common stock by our existing stockholders could cause the market price of our common stock to decline. In addition, any future grants of options, warrants or other securities exercisable or convertible into our common stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

During the three months ended March 31, 2014, we granted, under Ignyta Operating’s 2011 Stock Incentive Plan options to purchase up to an aggregate of 542,000 shares of our common stock to 10 employees, consultants or other service providers as compensation for services rendered to us. The issuance of those options and shares issuable upon their exercise were not registered under the Securities Act, at the time we issued these options, and such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The following table presents information regarding repurchases of our common stock during the three months ended March 31, 2014. On February 5, 2014, due to the termination of employment of an employee, we repurchased 400,000 shares of restricted stock for $1,440 pursuant to the restricted stock purchase agreement between us and such employee.

	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares that May Yet Be Purchased Under the Program
February 1 - February 28, 2014	400,000	$.0036	—	$—

Total	400,000	$.0036	—	$—

Item 3. Defaults Upon Senior Securities

None.

Item  4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

36

Item 6. Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated May 7, 2013, by and between Ignyta Operating, Inc. (then known as Ignyta, Inc.) and Actagene Oncology, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

2.2	Agreement and Plan of Merger and Reorganization, dated October 31, 2013, by and among Ignyta, Inc. (then known as Infinity Oil & Gas Company), IGAS Acquisition Corp., and Ignyta Operating, Inc. (then known as Ignyta, Inc.) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

3.1	Amended and Restated Articles of Incorporation of Ignyta, Inc., as amended by Certificate of Amendment to Articles of Incorporation of Ignyta, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

3.2	Bylaws of Ignyta, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 13, 2012).

3.3	Amendment to Bylaws of Ignyta, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

4.2	Warrant to Purchase Stock, issued by Ignyta Operating, Inc. (then known as NexDx, Inc.) to Silicon Valley Bank on June 25, 2012 and assumed by Ignyta, Inc. (formerly known as Infinity Oil & Gas Company) (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

4.3	Warrant to Purchase Stock, issued by Ignyta Operating, Inc. (then known as Ignyta, Inc.) to Silicon Valley Bank on February 27, 2013 and assumed by Ignyta, Inc. (formerly known as Infinity Oil & Gas Company) (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2013).

4.4	Warrant to Purchase Common Stock, dated November 6, 2013, issued by Ignyta, Inc. to Nerviano Medical Sciences S.r.l. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2013).

10.1#	Letter agreement, dated February 5, 2014, between Ignyta, Inc. and Dr. Patrick O’Connor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2014).

31.1*	Certification of Chief Executive Officer pursuant to Rule 13a – 14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer pursuant to Rule 13a – 14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18.U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002.

101.INS†	XBRL Instance Document.

101.SCH†	XBRL Taxonomy Extension Schema Document.

101.CAL†	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF†	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB†	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE†	XBRL Taxonomy Extension Presentation Linkbase Document.

37

*	Filed herewith.
#	Management contract or compensatory plan or arrangement.
†	In accordance with Regulation S-T, XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, and is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these sections.

38

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IGNYTA, INC.

Date: May 12, 2014	By:	/s/ Jonathan E. Lim, M.D.
Jonathan E. Lim, M.D. President and Chief Executive Officer

39

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ignyta, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

11095 Flintkote Avenue, Suite D

San Diego, California 92121

NOTICE OF 2014 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of Ignyta, Inc. will be held at the offices of Latham & Watkins LLP located at 12670 High Bluff Drive, San Diego, California 92130 on June 11, 2014 at 8:00 a.m. local time, for the following purposes:

1.	To elect five directors for a one-year term to expire at the 2015 annual meeting of stockholders.

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To approve an agreement and plan of merger pursuant to which Ignyta, Inc. will merge with and into Ignyta Operating, Inc., a Delaware corporation and a wholly-owned subsidiary of Ignyta, Inc., with Ignyta Operating, Inc. being the surviving entity to the merger and changing its name to Ignyta, Inc., which will result in our reincorporation from the State of Nevada to the State of Delaware.

4.	To approve the Ignyta, Inc. 2014 Incentive Award Plan.

5.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our board of directors has fixed April 17, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

Jonathan E. Lim, M.D.
President and Chief Executive Officer

San Diego, California

April 30, 2014

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

11095 Flintkote Avenue, Suite D

San Diego, California 92121

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2014

The board of directors of Ignyta, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on June 11, 2014 at 8:00 a.m., local time, at the offices of Latham & Watkins LLP located at 12670 High Bluff Drive, San Diego, California 92130. If you need directions to the location of the annual meeting, please contact us at (858) 255-5959.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2014.

This proxy statement and our annual report are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2014 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in the envelope provided.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 30, 2014 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 17, 2014 are entitled to vote at the annual meeting. On this record date, there were 19,576,255 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are five proposals scheduled for a vote:

Proposal 1: Election of Five Directors:

•	James Bristol, Ph.D.;

•	Alexander Casdin;

•	Heinrich Dreismann, Ph.D.;

•	James Freddo, M.D.; and

•	Jonathan E. Lim, M.D.

Proposal 2: Ratification of the appointment of Mayer Hoffman McCann P.C. as the company’s independent registered public accountants for the fiscal year ending December 31, 2014.

Proposal 3: Approval of an agreement and plan of merger pursuant to which Ignyta, Inc. will merge with and into Ignyta Operating, Inc., a Delaware corporation and a wholly-owned subsidiary of Ignyta, Inc., with Ignyta Operating, Inc. being the surviving entity to the merger and changing its name to Ignyta, Inc., which will result in our reincorporation from the State of Nevada to the State of Delaware. We refer to this proposal as the Reincorporation Proposal.

Proposal 4: Approval of the Ignyta, Inc. 2014 Incentive Award Plan.

How many votes do I have?

Each share of our common stock that you own as of April 17, 2014 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For ratification of the appointment of Mayer Hoffman McCann P.C. as the company’s independent registered public accountant and for approval of the Reincorporation Proposal and the approval of the Ignyta, Inc. 2014 Incentive Award Plan, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If your shares are held in your name you are considered, with respect to those shares, the “stockholder of record.” You have three options for returning your proxy:

By Mail. If you choose to return your proxy by mail, please mark, sign, date and mail back the enclosed form of proxy, which requires no postage if mailed in the United States. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Voting by Telephone or Internet. Please call the toll-free telephone number on the proxy card (1-800-690-6903) and follow the recorded instructions; or access our secure website registration page through the Internet (at www. proxyvote.com), as identified on the proxy card and follow the instructions, using the unique control number printed on the proxy card. Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on June 10, 2014.

In Person at the Annual Meeting. You may attend the annual meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting, and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are held in street name. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Generally you have three options for returning your proxy:

By Mail. You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

By Method Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. If your bank, broker or other agent does not offer Internet or telephone voting information, please complete and return your voting instruction card in the pre-addressed, postage-paid envelope provided.

In Person at the Annual Meeting. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You will need to bring with you to the annual meeting the legal proxy form from your broker, bank or other agent authorizing you to vote the shares as well as proof of identity.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;

•	you may notify our corporate secretary, Matthew W. Onaitis, in writing before the annual meeting that you have revoked your proxy; or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 17, 2014, or approximately 9,788,128 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. For Proposal 1, the five nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Reincorporation Proposal. To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares of common stock outstanding and eligible to vote at the annual meeting.

Proposal 4: Approval of the Ignyta, Inc. 2014 Incentive Award Plan. To be approved, Proposal 4 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Voting results will be tabulated and certified by our mailing and tabulating agent, Broadridge Financial Solutions, Inc.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved the Reincorporation Proposal or the Ignyta, Inc. 2014 Incentive Award Plan, or ratified the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of that proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and the approval of the Reincorporation Proposal or the Ignyta, Inc. 2014 Incentive Award Plan, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Mayer Hoffman McCann P.C. is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014 we will send you one without charge. Please write to:

Ignyta, Inc.

11095 Flintkote Avenue, Suite D

San Diego, California 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.ignyta.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Explanatory Note

Ignyta, Inc. was incorporated under the laws of the State of Nevada on August 21, 2012, with the name “Infinity Oil & Gas Company.” Ignyta Operating, Inc. was incorporated under the laws of the State of Delaware on August 29, 2011, with the name “NexDx, Inc.” and changed its name to “Ignyta, Inc.” on October 8, 2012. On October 31, 2013, IGAS Acquisition Corp, a wholly-owned subsidiary of Infinity Oil & Gas Company, merged with and into Ignyta, Inc. and Ignyta, Inc. survived the merger and became our wholly-owned subsidiary. Upon the closing of the merger, we ceased to be a “shell company” under applicable rules of the SEC. In connection with the closing of the merger, Infinity Oil & Gas Company changed its name to “Ignyta, Inc.” and Ignyta, Inc. changed its name to “Ignyta Operating, Inc.”

As used in this proxy statement, unless the context indicates or otherwise requires, “our company,” “Ignyta,” “we,” “us,” and “our” refer to Ignyta, Inc., a Nevada corporation, and its consolidated subsidiary, and the term “Ignyta Operating” refers to Ignyta Operating, Inc., a private Delaware corporation that, through a reverse merger acquisition completed on October 31, 2013, became our wholly-owned subsidiary.

Ignyta and Ignyta Operating effected reverse stock splits of their capital stock at the ratios of 100-to-one and three-to-one, respectively, on October 31, 2013. Unless the context indicates or otherwise requires, all share numbers and share price data included in this proxy statement have been adjusted to give effect to those reverse stock splits.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, which was on February 15, 2013; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2018. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced related disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of reduced reporting burdens in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our bylaws currently specify that the number of directors shall be at least one and no more than 13 persons. Our board of directors currently consists of five persons and all of them have been nominated by our Nominating and Corporate Governance Committee to stand for re-election. You are requested to vote for five nominees for director, whose terms expire at this annual meeting and who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are James Bristol, Ph.D., Alexander Casdin, Heinrich Dreismann, Ph.D., James Freddo, M.D. and Jonathan E. Lim, M.D. If these nominees are elected and the Reincorporation Proposal is approved and effected, these nominees will continue to serve in accordance with their designated class as more fully described below under the heading “Proposal 3—Approval of Reincorporation in Delaware and Related Transactions—Comparison of Certain Rights of Stockholders under Nevada and Delaware Law—Size of the Board of Directors and Staggered Ignyta-Delaware Board.”

If no contrary indication is made, proxies in the accompanying form are to be voted for each of Dr. Bristol, Mr. Casdin, Dr. Dreismann, Dr. Freddo and Dr. Lim, or in the event that any of them is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Dr. Bristol, Mr. Casdin, Dr. Dreismann, Dr. Freddo and Dr. Lim is currently a member of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the

2015 Annual Meeting of Stockholders

Name	Age	Present Position with Ignyta, Inc.
James Bristol, Ph.D.	67	Director
Alexander Casdin	46	Director
Heinrich Dreismann, Ph.D.	60	Director
James Freddo, M.D.	59	Director
Jonathan E. Lim, M.D.	42	Director, President and Chief Executive Officer

Jonathan E. Lim, M.D. Dr. Lim is a co-founder of Ignyta Operating and joined that company as Chairman, President and Chief Executive Officer at its inception in August 2011, and has continued in those roles with Ignyta since the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary. Prior to joining Ignyta Operating, Dr. Lim most recently served as Chairman and Chief Executive Officer of Eclipse Therapeutics, Inc., a private biotechnology company discovering and developing monoclonal antibody therapeutics targeting cancer stem cells, that he co-founded in March 2011 as a spinout from Biogen Idec and that was sold to Bionomics Ltd., an Australian public biotechnology company discovering and developing drugs targeting oncology and central nervous system disorders, in September 2012. Dr. Lim currently serves as a member of the board of directors of Bionomics Ltd. Prior to founding Eclipse Therapeutics, Dr. Lim served as the President, Chief Executive Officer and a Director of Halozyme Therapeutics, Inc., a public biotechnology company, from May 2003 to December 2010. Prior to that, Dr. Lim’s experience included management consulting at McKinsey & Company, a National Institutes of Health Postdoctoral Fellowship at

Harvard Medical School and two years of general surgery residency at New York Hospital-Cornell. Dr. Lim has B.S. and M.S. degrees from Stanford, an M.D. from McGill University and an M.P.H. from Harvard University. We believe that Dr. Lim adds value to our board of directors based on his intimate knowledge of our business plans and strategies as a co-founder of our business and his extensive experience as an executive officer and director of multiple public and private biotechnology companies.

James Bristol, Ph.D. Dr. Bristol joined the board of directors of Ignyta on February 28, 2014. Dr. Bristol worked for 33 years in drug discovery research and pre-clinical development at Schering-Plough, Parke-Davis and Pfizer, serving in various senior research and development roles. From 2003 until his retirement in 2007, Dr. Bristol was Senior Vice President of Worldwide Drug Discovery Research at Pfizer Global Research & Development. Dr. Bristol has been a Co-Chairman of the Board of Managers at Deciphera Pharmaceuticals, LLC since 2007 and serves as a Member of the Managing Board. He has also served as a Director of Mnemosyne Pharmaceuticals, Inc. since 2011. In 2009, Dr. Bristol joined Frazier Healthcare Ventures as a Senior Advisor. Dr. Bristol is the author of over 100 publications, abstracts and patents. He conducted postdoctoral research at the University of Michigan (N.I.H. Postdoctoral Fellow) and at The Squibb Institute for Medical Research. Dr. Bristol holds a Ph.D. in organic chemistry from the University of New Hampshire and a B.S. in Chemistry from Bates College. We believe that Dr. Bristol adds value to our board of directors based on his experience in the biopharmaceutical industry including in management and as a director, as well as his expertise in drug discovery and development.

Alexander Casdin. Mr. Casdin joined the board of directors of Ignyta upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary. Alex Casdin is a private investor focused on the healthcare sector. From October 2011 through September 2012, Mr. Casdin was the Chief Financial Officer of Sophiris Bio, Corp., a Canadian public urology company. Prior to Sophiris Bio, Mr. Casdin served as the Vice President, Finance of Amylin Pharmaceuticals, a biopharmaceutical company that was acquired by Bristol-Myers Squibb in 2012, a position he held from October 2009 to October 2011. Prior to his position at Amylin Pharmaceuticals, Mr. Casdin founded and operated Casdin Advisors LLC, where he served as a strategic advisor to companies in the life sciences industry. Before founding Casdin Advisors, Mr. Casdin was the Chief Executive Officer and Portfolio Manager of Cooper Hill Partners, LLC, a healthcare investment fund. Mr. Casdin has also held previous positions at Pequot Capital Management and Dreyfus Corporation. Mr. Casdin currently serves on the board of directors of DiaVacs, a private clinical-stage biotechnology company focused on a treatment for Type 1 Diabetes, and as a member of the advisory boards of the Hassenfeld Center For Cancer & Blood Disorders and the Social Enterprise Program of the Columbia Business School, each of which are non-profit entities, and served on the board of directors of DUSA Pharmaceuticals, a specialty pharmaceutical company in the field of dermatology that was previously listed on the NASDAQ Stock Market and was acquired by Sun Pharmaceutical Industries Limited in December 2012, from January 2009 until December 2012. Mr. Casdin earned his B.A. degree from Brown University and his M.B.A., Beta Gamma Sigma, from Columbia Business School. We believe that Mr. Casdin adds value to our board of directors based on his experience with the financing and other aspects of company-building for enterprises in our industry.

Heinrich Dreismann, Ph.D. Dr. Dreismann joined the board of directors of Ignyta upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary. Dr. Dreismann currently serves on the boards of directors of several public and private diagnostic companies, including Myriad Genetics, Inc., a public molecular diagnostic company, GeneNews, a Canadian public molecular diagnostics company, and Med BioGene, Inc., a Canadian public life sciences company focused on genomic-based clinical laboratory diagnostic tests. Dr. Dreismann also served on the board of directors of Shrink Nanotechnologies, Inc., a nanotechnology company, from June 2009 until November 2011. Dr. Dreismann completed a career at Roche Molecular Systems in 2006, where he served since 1985 and held several senior positions, including President and Chief Executive Officer of Roche Molecular Systems, Head of Global Business Development at Roche Diagnostics and Member of Roche’s Global Diagnostic Executive Committee. Dr. Dreismann earned a Master of Science in biology and a Doctor of Philosophy in microbiology/molecular biology from Westfaelische Wilhelms University in Muenster, Germany. He conducted his Post-Doctoral studies in microbial genetics at the Centre

d’Etudes Nucleaires de Saclay, France. We believe that Dr. Dreismann adds value to our board of directors based on his experience as a member of boards of directors and senior management of public companies and his expertise in the molecular diagnostics field.

James Freddo, M.D. Dr. Freddo joined the board of directors of Ignyta on February 28, 2014. Previously Dr. Freddo was a consultant to Ignyta Operating from July 2013 to February 2014 holding the position of Chief Medical Officer. Prior to joining Ignyta Operating, he served as a consultant from April 2012 until May 2012 and as the Executive Vice President, Clinical Development and Chief Medical Officer from June 2012 until May 2013, in each case for Ruga Corporation, a private oncology biopharmaceutical company. Prior to that, he was the Chief Medical Officer and Senior Vice President, Drug Development at Anadys Pharmaceuticals, a drug development company focused on small molecule therapeutics that was previously listed on the NASDAQ Stock Market and was acquired by Roche in 2011, from July 2006 until March 2012, where he also served as a member of the board of directors from January 2011 until November 2011. Prior to joining Anadys Pharmaceuticals, Dr. Freddo served at Pfizer, a global research-based pharmaceutical company, in La Jolla, California from June 2002 until July 2006, holding the positions of Vice President, Clinical Site Head and Development Site Head and, prior to that, Executive Director and leader of Oncology Clinical Development. Prior to joining Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from 1996 to 2002, in the Oncology, Infectious Diseases and Transplantation Immunology therapeutic areas. He has also served as a member of the board of directors for InfuSystems, Inc., a public healthcare products and services company, from 2008 until 2011. Dr. Freddo received an M.D. degree from the University of North Carolina, Chapel Hill, completed his residency training at University of California, San Diego and returned to Chapel Hill for his fellowship training in gynecologic oncology. We believe that Dr. Freddo adds value to our board of directors based on his experience as a member of boards of directors and senior management of life sciences companies and his expertise in drug development, clinical investigations and other aspects of our industry.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ Stock Market LLC, or Nasdaq, listing standards, except for Jonathan E. Lim, our president and chief executive officer.

Board Leadership Structure

The board believes that Dr. Lim’s service as both chairman of the board and Chief Executive Officer is in the best interest of the company and its stockholders. Dr. Lim possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters.

Although we believe that the combination of the chairman and Chief Executive Officer roles is appropriate at this time based upon the current circumstances, our Corporate Governance Guidelines do not establish this approach as a policy. Pursuant to our Corporate Governance Guidelines, the board determines the best board leadership structure for our company from time to time. As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure is the optimal structure for our company at this time.

Dr. Lim’s combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, partners and suppliers, particularly during times of turbulent economic and industry conditions. This is expected to be particularly beneficial in driving a unified approach to core operating processes as we experience significant growth.

Each of the directors other than Dr. Lim is independent, and the board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with Dr. Lim directly regarding any specific feedback or issues, provide Dr. Lim with input regarding agenda items for board and board committee meetings, and coordinate with Dr. Lim regarding information to be provided to the independent directors in performing their duties. The board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/chairman structure.

The Board’s Role in Risk Oversight

The responsibility for day-to-day risk management lies with our management; however, our board of directors is responsible for risk oversight as part of its fiduciary duty of care to effectively monitor our business operations. Our audit committee, pursuant to its charter, is primarily responsible for overseeing the company’s risk management processes on behalf of the full board. The audit committee receives reports from management at least quarterly regarding the company’s assessment of risks. In addition, the audit committee reports regularly to the full board of directors, which also considers the company’s risk profile. The audit committee and the full board of directors focus on the most significant risks facing the company’s business and the company’s general risk management strategy, and also ensure that risks undertaken by the company are consistent with the board’s appetite for risk. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Board of Directors Meetings

On October 31, 2013, Ignyta Operating merged with and into IGAS Acquisition Corp., a wholly-owned subsidiary of Ignyta, Inc., formerly a “shell company” under applicable rules of the SEC, with Ignyta Operating, Inc. surviving the merger as a wholly-owned subsidiary of Ignyta, Inc. During the period from January 1, 2013 through October 31, 2013, the board of directors of Ignyta Operating, Inc. acted by written consent of the sole director five times. During the period from November 1, 2013 through December 31, 2013, the board of directors of Ignyta, Inc. met two times, including telephonic meetings, and acted by unanimous written consent once. All directors attended all of the meetings of the board.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors-Corporate Governance section of our website at www.ignyta.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Jonathan E. Lim, M.D.	—	—	—

James Bristol, Ph.D.	—	X	X

Alexander Casdin	X	X	X

Heinrich Dreismann, Ph.D.	X	X	—

James Freddo, M.D.	X	—	X

Audit Committee

The audit committee of our board of directors currently consists of Mr. Casdin, Dr. Dreismann and Dr. Freddo. Mr. Casdin serves as the chairman of the committee. The audit committee was established on February 28, 2014, and as such it did not meet during fiscal year 2013. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Capital Market. Our board of directors has determined that Mr. Casdin is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, our investment policy and recommending to our board any changes to such investment policy;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Report of the Board of Directors Related to Audited Financial Statements

Prior to February 28, 2014, our full board of directors had responsibility for the activities that were delegated to the audit committee. This report of the board of directors is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Mayer Hoffman McCann P.C., our independent registered public accounting firm for 2013, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our board of directors reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 that was filed with the SEC on February 28, 2014, or the Form 10-K.

Our board of directors also reviewed and discussed with Mayer Hoffman McCann P.C. the audited financial statements in the Form 10-K. In addition, the board of directors discussed with Mayer Hoffman McCann P.C. those matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. Additionally, Mayer Hoffman McCann P.C. provided to our board of directors the written disclosures and the letter required by applicable requirements of the PCAOB regarding Mayer Hoffman McCann P.C.’s communications with the board of directors concerning independence. The board of directors also discussed with Mayer Hoffman McCann P.C. its independence from the company.

Based upon the review and discussions described above, our board of directors approved the inclusion of the audited financial statements in the Form 10-K for filing with the SEC.

The foregoing report has been furnished by the board of directors.

Respectfully submitted,

Jonathan E. Lim, M.D., Chairman

James Bristol, Ph.D.

Alexander Casdin,

Heinrich Dreismann, Ph.D.

James Freddo, M.D.

Compensation Committee

The compensation committee of our board of directors currently consists of Dr. Bristol, Mr. Casdin and Dr. Dreismann. Dr. Dreismann serves as the chairman of the committee. The compensation committee was established in February 2014, and as such it did not meet during fiscal year 2013. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee reviews and approves policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of such goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves the issuance of stock options and other awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Dr. Bristol, Mr. Casdin and Dr. Freddo. The nominating and corporate governance committee was established in February 2014, and as such it did not meet during fiscal year 2013. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

Director Nomination Process

Director Qualifications

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	strong finance experience;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of another publicly held company;

•	relevant academic expertise or other proficiency in an area of our operations, such as clinical, medical or commercial experience in the pharmaceutical and/or companion diagnostics areas;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and

•	any other relevant qualifications, attributes or skills.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

Director Compensation

On December 16, 2013, our board of directors approved a director compensation program applicable to our non-employee directors. That program provides for annual cash compensation of $35,000 for each non-employee member of our board of directors. In addition, our lead independent director, if any, will receive an additional annual cash retainer of $20,000, the chair of our audit committee will receive an additional annual cash retainer of $15,000, the chair of our compensation committee will receive an additional annual cash retainer of $10,000 and the chair of our nominating and corporate governance committee will receive an additional annual cash retainer of $7,500. Audit committee members will receive an additional annual cash retainer of $7,500, compensation committee members will receive an additional annual cash retainer of $5,000 and nominating and corporate governance committee members will receive an additional annual cash retainer of $3,500.

In addition, it is contemplated that each of our non-employee directors will be eligible to receive annual equity awards, and that upon appointment, new non-employee directors will be eligible to receive an initial equity award. It is anticipated that all such equity awards will be granted under the Ignyta, Inc. 2014 Incentive Award Plan, if approved by our stockholders, or the 2014 Plan, or any other equity compensation plan our board of directors and stockholders may approve and adopt in the future. The type of any such award, the amount of shares subject to the award, the vesting schedule and all other terms thereof will be subject to the discretion and approval of our board of directors on an annual basis.

On February 28, 2014, in connection with their appointment as non-employee directors, our board of directors granted to each of Dr. Freddo and Dr. Bristol an option to purchase 24,000 shares of our common stock under the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan, or the Ignyta Plan, at an exercise price equal to $8.95, the fair market value of our common stock on the grant date. The options will vest as to 1/3 of the total number of shares subject to the award on the one year anniversary of the vesting commencement date, and 1/36th of the total number of shares subject to the award on each monthly anniversary thereafter, subject to the recipient’s continued service with us as a member of our board of directors on each vesting date.

Summary of Director Compensation

Ignyta’s sole director prior to the October 2013 merger resigned as a director and appointed Dr. Lim, Mr. Casdin and Dr. Dreismann as our directors. Following the closing of the merger, our newly appointed directors appointed Dr. Lim as the chairman of the board. On February 28, 2014, Dr. Bristol and Dr. Freddo were appointed as members of our board of directors. As is described in more detail elsewhere in this proxy statement, Dr. Bristol, Mr. Casdin, Dr. Dreismann and Dr. Freddo are independent non-employee members of our board of directors. Dr. Lim, who also serves (and has served since its inception) as the sole director of Ignyta Operating, was the president and Chief Executive Officer of Ignyta and Ignyta Operating during our 2013 fiscal year.

The table below summarizes all compensation earned by each of our non-employee directors for services performed during our fiscal year ended December 31, 2013. Ignyta’s sole director before completion of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary is not in the table below because she received no compensation for her services as a director of our company. Dr. Lim is not in the table below because he receives no separate compensation for his services as a director of our company; all of the compensation earned by Dr. Lim during our 2013 fiscal year as an executive officer of our company is reflected in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		All other compensation ($)		Total ($)
Alexander Casdin(1)	5,833	—	99,138	(3)	7,024	(4)	111,995
Heinrich Dreismann, Ph.D.(2)	5,833	—	99,138	(3)	32,024	(5)	136,995

(1)	As of December 31, 2013, Alexander Casdin had the following options outstanding: 2,222 shares at an exercise price of $0.57 and 833 shares at an exercise price of $1.02.
(2)	As of December 31, 2013, Heinrich Dreismann had the following options outstanding: 4,259 shares at an exercise price of $0.18 and 833 shares at an exercise price of $1.02.
(3)	The option award has a grant date of December 16, 2013 and vests pursuant to the following schedule: 33% of the shares subject to the award vest on December 2, 2014, and 1/24th of the remaining shares subject to the award on each monthly anniversary thereafter. Amounts represent the grant date fair value of the option awards, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For information on the valuation assumptions with respect to this option grant, refer to footnotes 1 and 7 in our financial statements for the fiscal year ended December 31, 2013.
(4)	Other compensation consists of an option award to purchase up to 10,000 shares of our common stock, which has a grant date of September 9, 2013 and an exercise price of $1.02 and vests pursuant to the following schedule: 1/36th of the shares subject to the award vest on October 9, 2013, and 1/36th of the shares subject to the award vest on each monthly anniversary thereafter. Such option award was issued as consideration for advisory services performed by Mr. Casdin for Ignyta Operating prior to his appointment to our board of directors, and was assumed by us upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary. The amount represents the grant date fair value of the option award, determined in accordance with FASB ASC Topic 718.
(5)	Other compensation consists of (i) $25,000 in cash and (ii) an option award to purchase up to 10,000 shares of our common stock, which has a grant date of September 9, 2013 and an exercise price of $1.02 and vests pursuant to the following schedule: 1/36th of the shares subject to the award vest on October 9, 2013, and 1/36th of the shares subject to the award vest on each monthly anniversary thereafter. Such cash amount and option award were paid and issued, as applicable, as consideration for advisory services performed by Dr. Dreismann for Ignyta Operating prior to his appointment to our board of directors. The option award was assumed by us upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, and the amount reflected for the option award represents its grant date fair value, determined in accordance with FASB ASC Topic 718.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Ignyta, Inc., 11095 Flintkote Avenue, Suite D, San Diego, California 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.ignyta.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Ignyta, Inc., 11095 Flintkote Avenue, Suite D, San Diego, California 92121.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the five nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF JAMES BRISTOL, PH.D., ALEXANDER CASDIN, HEINRICH DREISMANN, PH.D., JAMES FREDDO, M.D., AND JONATHAN E. LIM, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Mayer Hoffman McCann P.C. as the company’s independent registered public accountants for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Mayer Hoffman McCann P.C. has audited Ignyta Operating’s financial statements since its inception in 2011, and has audited Ignyta’s financial statements (together with its consolidated subsidiary) since 2013. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Mayer Hoffman McCann P.C. as the company’s independent registered public accountants is not required by Nevada law, the company’s amended and restated articles of incorporation, or the company’s bylaws. However, the audit committee is submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2013 and 2012, by Mayer Hoffman McCann P.C., our independent registered public accounting firm.

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$125,108	$25,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$125,108	$25,000

(1)	Audit Fees consist of fees billed for professional services performed by Mayer Hoffman McCann P.C. for the audit of our annual financial statements, due diligence procedures to support consent letters in connection with the resale registration statement relating to our 2013 PIPE stock offering and related services that are normally provided in connection with statutory and regulatory filings or engagements. Mayer Hoffman McCann P.C. leases substantially all its personnel, who work under the control of Mayer Hoffmann McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. Prior to February 28, 2014 when our audit committee was formed, our full board of directors had responsibility for the activities that were delegated to the audit committee. All audit and permissible non-audit services were pre-approved by the board of directors in accordance with this policy during the fiscal year ended December 31, 2013. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Mayer Hoffman McCann P.C. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF MAYER HOFFMAN MCCANN P.C.AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL OF REINCORPORATION IN DELAWARE AND RELATED TRANSACTIONS

Our board of directors has unanimously approved the reincorporation of the company in Delaware, or the Reincorporation, which includes the adoption of a new charter and bylaws. Further, our board of directors has determined that the terms of the Merger Agreement by which the Reincorporation will be effected are fair to, and in the best interests of, the company and our stockholders. For the reasons discussed below, we are requesting in this Proposal 3 that the stockholders approve the Reincorporation Proposal. Approval of the Reincorporation Proposal also will constitute approval of the form of Agreement and Plan of Merger, or the Merger Agreement, the new certificate of incorporation and the new bylaws, each substantially in the form attached to this proxy statement as Annexes A, B and C, respectively.

Our corporate affairs currently are governed by Nevada law and the provisions of the amended and restated articles of incorporation and the amended bylaws of Ignyta, Inc. Copies of these amended and restated articles of incorporation and the amended bylaws are included as exhibits to our filings with the SEC. If the Reincorporation Proposal is approved at the annual meeting and effected, our corporate affairs will be governed by Delaware law and the provisions of the second amended and restated certificate of incorporation and the amended and restated bylaws of Ignyta Operating. Although the second amended and restated certificate of incorporation and amended and restated bylaws of Ignyta Operating contain many similar provisions from the amended and restated articles of incorporation and the amended bylaws of Ignyta, Inc., they do include certain provisions that are different from the provisions contained in the current amended and restated articles of incorporation, in the amended bylaws and under Nevada Law. Copies of the forms of the second amended and restated certificate of incorporation and the amended and restated bylaws of Ignyta Operating are attached to this proxy statement as Annexes B and C, respectively. See “—Comparison of Certain Rights of Stockholders under Nevada and Delaware Law” below for a discussion of some similarities and important differences in the rights of our stockholders before and after the Reincorporation.

We believe that the Reincorporation will give us a greater measure of flexibility and certainty in corporate governance than is available under Nevada law and may enhance investors’ perception of the company. The State of Delaware is recognized for adopting comprehensive, modern and flexible corporate laws, which are revised periodically to respond to the changing legal and business needs of corporations. Delaware’s specialized business judiciary are experts in corporate law matters, and a substantial body of court decisions has developed construing Delaware corporation law. Delaware law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, which may provide greater clarity and predictability with respect to our corporate legal affairs than is currently the case under Nevada law. For these and other reasons, many major U.S. corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Reincorporation.

Principal Features of the Reincorporation

The Reincorporation will be effected by the merger of Ignyta, Inc. with and into Ignyta Operating pursuant to the Merger Agreement. Ignyta Operating is a wholly-owned subsidiary of Ignyta, Inc. The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Nevada, which we expect will occur as soon as practicable after the annual meeting if the Reincorporation is approved by stockholders. Our board of directors, however, may determine to abandon the Reincorporation and the merger either before or after stockholder approval has been obtained. The discussion below is qualified in its entirety by reference to the Merger Agreement and by the applicable provisions of Nevada law and Delaware law.

Upon effectiveness of the Reincorporation:

•	Each outstanding share of our common stock will be converted into one share of Ignyta Operating common stock with the same par value, or Ignyta Operating Common Stock;

•	Each outstanding share of Ignyta Operating Common Stock held by Ignyta, Inc. will be retired and canceled and will resume the status of authorized and unissued Ignyta Operating stock;

•	Each outstanding option or warrant to purchase shares of our common stock will be deemed to be an option or warrant to purchase the same number of shares of Ignyta Operating Common Stock with no change in the exercise price or other terms or provisions of the option or warrant; and

•	Each other equity award relating to our common stock will be deemed to be an equity award for the same number of shares of Ignyta Operating Common Stock, with no change in the terms or provisions of the option or equity award.

Following the Reincorporation, stock certificates previously representing our common stock may be delivered in effecting sales through a broker, or otherwise, of shares of Ignyta Operating stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Ignyta Operating, and if you do so, it will be at your own cost.

The Reincorporation will not effect any change in our business, management or operations or the location of our principal executive offices. Upon effectiveness of the Reincorporation, our directors and officers will become all of the directors and officers of Ignyta Operating, all of our employee benefit and incentive plans will become Ignyta Operating plans, and each option or right issued under such plans will automatically be converted into an option or right to purchase or receive the same number of shares of Ignyta Operating Common Stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. Stockholders should note that approval of the Reincorporation will also constitute approval of these plans continuing as plans of Ignyta Operating. Our employment arrangements also will be continued by Ignyta Operating upon the terms and subject to the conditions in effect at the time of the Reincorporation. We believe that the Reincorporation will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as rights and obligations of Ignyta Operating.

Other than receipt of stockholder approval and the filing of articles of merger with the Nevada Secretary of State and a certificate of merger with the Delaware Secretary of State, there are no federal or state regulatory requirements or approvals that must be obtained in order for us to consummate the Reincorporation.

Authorized and Outstanding Capital Stock

Our amended and restated articles of incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. The second amended and restated Ignyta Operating certificate of incorporation, which will govern the rights of our stockholders after the Reincorporation, authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Corporate Name Following the Reincorporation

Following the Reincorporation, Ignyta Operating, Inc. will change its name to Ignyta, Inc.

Securities Act Consequences

The shares of Ignyta Operating Common Stock to be issued upon conversion of shares of our common stock in the Reincorporation are not being registered under the Securities Act. In this regard, we are relying on Rule 145(a)(2) under the Securities Act, which provides that a merger that has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of Rule 145(a)(2) by the SEC to the effect that certain changes in the redomiciled corporation’s charter or bylaws in connection with the Reincorporation that otherwise could be made only with the approval of stockholders does not render Rule 145(a)(2) inapplicable. After the Reincorporation, Ignyta Operating will be a publicly held company, Ignyta Operating Common Stock will continue to be qualified for trading on the NASDAQ Capital Market under the symbol “RXDX”, and Ignyta Operating will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that we have previously filed and provided.

Holders of shares of our common stock that are freely tradable before the Reincorporation will continue to have freely tradable shares of Ignyta Operating Common Stock. Stockholders holding so-called “restricted” shares of our common stock will have shares of Ignyta Operating Common Stock that are subject to the same restrictions on transfer as those to which their shares of our common stock are subject at the time of the Reincorporation, and their stock certificates, if surrendered for replacement certificates representing shares of Ignyta Operating Common Stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Ignyta Operating Common Stock on the date they acquired their shares of our common stock.

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the Reincorporation, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder of our common stock.

This discussion is limited to U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons who are not U.S. holders;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REINCORPORATION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this summary, a “U.S. holder” is, a beneficial owner of our common stock who is, for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

We believe that the Reincorporation of the Company from Nevada to Delaware should constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the Reincorporation will be treated for U.S. federal income tax purposes as a reorganization, (i) U.S. holders of Company common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of Ignyta Operating Common Stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of Company common stock converted therefor, and (iii) the holding period of the shares of Ignyta Operating Common Stock received in the Reincorporation will include the holding period of the shares of Company common stock converted therefor.

No ruling will be sought from the IRS with respect to the U.S. federal income tax consequences of the Reincorporation, and no assurance can be given that the U.S. federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be upheld by a court. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of the Reincorporation.

Comparison of Certain Rights of Stockholders under Nevada and Delaware Law

Ignyta, Inc. currently is a Nevada corporation and, as such, the rights of its stockholders are governed by the Nevada Revised Statutes Chapters 78 and 92, or the NRS, and by the amended and restated articles of incorporation and the amended bylaws of Ignyta, Inc., or the Ignyta-Nevada Articles and Ignyta-Nevada Bylaws, respectively. Upon completion of the Reincorporation, the stockholders of Ignyta, Inc. will become stockholders of Ignyta Operating and their rights will be governed by the Delaware General Corporation Law, or the DGCL, and by the forms of the second amended and restated Ignyta Operating certificate of incorporation and amended and restated bylaws substantially as attached to this proxy statement as Annexes B and C, or the Ignyta-Delaware Certificate and Ignyta-Delaware Bylaws, respectively, which differ in some important respects from the NRS and the Ignyta-Nevada Articles and Ignyta-Nevada Bylaws.

The following comparison of the DGCL and the Ignyta-Delaware Certificate and Ignyta-Delaware Bylaws with the NRS and the Ignyta-Nevada Articles and Ignyta-Nevada Bylaws summarizes important differences but is not intended to list all differences or to be a comprehensive summary of such laws or documents. In addition, the foregoing summary does not purport to be a complete statement of the respective rights of holders of Ignyta

Operating Common Stock and of our common stock, and is qualified in its entirety by reference to the DGCL and the NRS, respectively, and to the Ignyta-Delaware Certificate and Ignyta-Delaware Bylaws and the Ignyta-Nevada Articles and Ignyta-Nevada Bylaws, respectively.

Business Combinations

Generally, under the DGCL and the NRS, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate or articles of incorporation, as the case may be, provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation’s assets to be consummated. Neither the Ignyta-Delaware Certificate nor the Ignyta-Nevada Articles provides for a required vote that is different than is required in its respective jurisdiction.

State Takeover Legislation

DGCL Section 203, or the Delaware Business Combination Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the company of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. The Ignyta-Delaware Certificate has not opted out of the Delaware Business Combination Law.

NRS 78.411-78.444, or the Nevada Combinations with Interested Stockholders Statutes, generally prevent an “interested stockholder” and a Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation; or (iii) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means a person or entity holding the beneficial ownership of 10% or more of the outstanding voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a combination with the interested stockholder within two years after the interested stockholder first acquires his shares unless (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the interested stockholder acquired such shares, or (ii) during such two-year period, such combination is approved by the board of directors and by 60% of the disinterested stockholders at an annual or special meeting. If approval is not obtained, after the expiration of the two-year period, the combination may be consummated (i) if the board of directors approved such combination or the transaction by which the person first became an interested stockholder before the interested stockholder acquired such shares, or (ii) such combination is approved by a majority of the voting power held by disinterested stockholders at an annual or special meeting, or (iii) if the consideration to be paid by the interested stockholder is at least equal to the greater of (x) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or within the two years immediately preceding, or in, the transaction in which he became an interested stockholder, whichever is higher, (y) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (z) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. Nevada law does not require a tender offer or that a registration statement or information statement be filed with the State of Nevada.

The restrictions of the Nevada Combinations with Interested Stockholders Statutes do not apply to corporations that have elected in their articles, in the manner provided in the NRS, not to be subject to these statutes or, with certain exceptions, which do not have a class or series of voting stock which is a covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, or traded in an organized market and that has at least 2,000 stockholders and a market value of at least $20,000,000. The Ignyta-Nevada Articles have opted out of the Nevada Combinations with Interested Stockholders Statutes.

NRS 78.378-78.3793, or the Nevada Acquisition of Controlling Interest Statutes, in general, limit the rights of a person who acquires a controlling interest in a Nevada corporation (i) with 200 or more stockholders of record, at least 100 of whom have a Nevada address appearing on the stock ledger of the corporation, and (ii) that does business in Nevada directly or indirectly through an affiliated entity. Under these statutes, a person that acquires a controlling interest in such a corporation may not exercise voting rights on any of its control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights, any stockholder that does not vote in favor of authorizing such voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.

The Nevada Acquisition of Controlling Interest Statutes do not apply if the corporation has expressly opted out of such provision in either its articles of incorporation or bylaws and the opt out provision is in effect on the tenth day following the date of the acquisition of a controlling interest. The Ignyta-Nevada Bylaws have not opted out of the Nevada Acquisition of Controlling Interest Statutes.

Appraisal or Dissenter’s Rights

Under the DGCL, except as otherwise provided by the DGCL, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the DGCL, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

•	listed on a national securities exchange; or

•	held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

•	shares of stock of the corporation surviving or resulting from such merger or consolidation;

•	shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•	cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

•	any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

A stockholder of a Nevada corporation, with certain exceptions, has the right to dissent from, and to obtain payment of the fair value of its shares in the event of:

•	consummation of a plan of merger to which the corporation is a party;

•	consummation of a plan of conversion to which the corporation is a party as a corporation whose shares will be converted;

•	consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder will be acquired in the plan; or

•	any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.

The NRS provides that unless a corporation’s articles of incorporation provide otherwise, which the Ignyta-Nevada Articles do not, a stockholder does not have dissenters’ rights with respect to a plan of merger or share exchange if the class or series of shares held by the stockholder are of a class or series which is (i) a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, (ii) traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000 (exclusive of the value of such shares held by certain persons), or (iii) issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder as net asset value. A stockholder of record of a Nevada corporation may assert dissenter’s rights as to less than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. In such event, the stockholder’s rights shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders. Because our common stock is listed on the NASDAQ Capital Market, the NRS does not afford Ignyta stockholders dissenters’ rights in connection with the Reincorporation.

Amendments to Charter

Under the DGCL, unless a corporation’s certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the DGCL to approve a proposed amendment to a corporation’s certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the penultimate sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of stock would not entitle such series to vote as a class separately from the other series of stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class. The Ignyta-Delaware Certificate requires approval by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote thereon relating to (i) amending the bylaws; (ii) amending the certificate of incorporation with respect to stockholder meetings, elimination of stockholder action by written consent, classified board structure and board term or the Court of Chancery as the exclusive forum provision; or (iii) removing directors from office for cause.

An amendment to a Nevada corporation’s articles of incorporation must be approved by the corporation’s stockholders. Under the NRS, unless a corporation’s articles of incorporation require a greater vote, an amendment to a Nevada corporation’s articles of incorporation must generally be approved by a majority of the votes entitled to be cast on the amendment. If such amendments would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, the holders of shares representing a majority of the voting power of each such class or series would also have to approve the amendment. The Ignyta-Nevada Articles do not include any provision requiring a greater vote than a majority of votes entitled to be cast on the amendment.

Amendments to Bylaws

Under the DGCL, the power to adopt, alter and repeal bylaws of a corporation is vested in its stockholders, except to the extent that a corporation’s certificate of incorporation vests concurrent power in the board of directors or the bylaws state otherwise. Both the Ignyta-Delaware Certificate and the Ignyta-Delaware Bylaws provide that the Ignyta-Delaware Bylaws may be altered or amended by a majority vote of the Ignyta Operating board of directors or by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote thereon.

Under the NRS, except as otherwise provided in any bylaw adopted by the stockholders, bylaws may be amended, repealed or adopted by the board of directors. The Ignyta-Nevada Bylaws provide that the Ignyta-Nevada Bylaws may be altered, amended or repealed by either a majority vote of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors then in office.

Stockholder Action

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, and under the NRS unless otherwise provided in a corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than a majority of the voting power or the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The Ignyta-Nevada Bylaws are consistent with the NRS. The Ignyta-Delaware Certificate does not permit stockholders to take any action by written consent in lieu of a meeting.

Under both the DGCL and the NRS, directors of a corporation are generally elected by a plurality of the votes cast by the stockholders entitled to vote at a stockholders’ meeting at which a quorum is present. The Ignyta Nevada Bylaws and the Ignyta-Delaware Bylaws do not vary from this voting standard.

With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the statute or the corporation’s articles or certificate of incorporation (and the bylaws with respect to the NRS), if a quorum exists, action on any matter is generally approved by the stockholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. In the case of a merger, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required under both the DGCL and the NRS.

The Ignyta-Nevada Bylaws provide that matters brought before the stockholders shall be decided by the vote of the holders of a majority of the total number of votes of the corporation’s capital stock represented at the meeting and entitled to vote on such matter, and, except as provided by the Ignyta-Delaware Certificate, the Ignyta-Delaware Bylaws provide that matters brought before the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

Quorum

Under both the DGCL and the NRS, unless otherwise provided in a corporation’s articles or certificate of incorporation or bylaws, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders. The Ignyta-Nevada Bylaws and the Ignyta-Delaware Bylaws provide that a majority of the outstanding shares of the Corporation entitled to vote, represented in person or proxy, will constitute a quorum at the meeting.

Nomination Procedures and Stockholder Proposals

Neither the DGCL nor the NRS provides procedures for the nomination for election of directors by stockholders or the submission of other stockholder proposals at an annual or special meeting of stockholders.

The Ignyta-Nevada Bylaws do not contain procedures for nomination for election of directors by stockholders or the submission of other stockholder proposals at an annual or special meeting of stockholders.

The Ignyta-Delaware Bylaws require that nominations (other than by the board of directors or a nominating committee) for the election of directors at a meeting of stockholders must be made by written notice, delivered or mailed by first class mail to Ignyta-Delaware not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days prior or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such public disclosure of the date of the annual meeting was made.

Special Stockholder Meetings

The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. The Ignyta-Delaware Certificate and the Ignyta-Delaware Bylaws provide that a special meeting of stockholders may be called by the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). The Ignyta-Delaware Certificate specifically denies stockholders the ability to call a special meeting of stockholders. The DGCL and the Ignyta-Delaware Bylaws require that a notice of stockholders meeting be delivered to stockholders not less than ten days or more than 60 days before the meeting. The notice must state the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date of determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and the purpose for which the meeting is called.

The NRS provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the entire board of directors, any two directors or the president may call annual or special meetings of the stockholders or directors. The NRS does not grant stockholders the authority to call annual or special meetings of the stockholders. The Ignyta-Nevada Bylaws provide that a special meeting of stockholders may be called by the holders of ten percent of the voting shares of the Corporation, or by the President, or by the board of directors or a majority thereof. The Ignyta-Nevada Bylaws require that a notice of stockholders meeting be delivered to stockholders not less than ten (10) days or more than fifty (50) days before the meeting. The notice must state the place, day, hour and, in the case of special meetings, the purpose or purposes for which the meeting is called.

Stockholder Inspection of Books and Records

Under the DGCL, any stockholder may, upon five days written demand, inspect, in person or by agent or attorney, the stockholder ledger or other record of stockholders during usual business hours. The written demand must be under oath and state the purpose of such an inspection. The stockholder may, unless denied for cause, copy such records. The DGCL also allows stockholders, by the same written demand, to inspect the corporation’s other books and records.

Pursuant to the NRS, a stockholder of record for at least six months immediately preceding his demand, or any person holding at least 5% of all outstanding shares, or authorized in writing by at least 5% of all outstanding shares, is entitled to inspect the corporation’s articles and bylaws, including any amendments thereto, and a stock ledger of the names of the corporation’s stockholders during usual business hours, if the stockholder gives at least five business days’ prior written notice to the corporation. The stockholders may also copy such records, provided that the corporation may impose a reasonable charge to recover the costs of labor and materials and the costs of copies of such records provided to such stockholders. The NRS also permits stockholders of record (combined or individually) of 15% or more of the outstanding stock, upon five days written demand, the right to inspect during normal business hours, the books of accounts and all financial records of the corporation, to make copies thereof and to conduct an audit of such records. This right may not be limited by a corporation’s bylaws or articles of incorporation. The NRS also provides that a corporation may deny any demand for inspection if the stockholder refuses to furnish the corporation with an affidavit that such inspection, copies or audit are not desired for any purpose unrelated to their interest in the corporation as a stockholder. The NRS also provides that costs of copying financial records or conducting an audit must be borne by the person exercising such rights. Generally, this provision does not apply to public reporting companies.

Cumulative Voting

Under both the DGCL and the NRS, a corporation’s certificate of incorporation or articles of incorporation, as the case may be, may provide that at all elections of directors, or at elections held under specified circumstances, each stockholder is entitled to cumulate such stockholder’s votes. Under the NRS, this applies to the election of all directors. Neither the Ignyta-Delaware Certificate nor the Ignyta-Nevada Articles provide for cumulative voting for the election of directors.

Size of the Board of Directors and Staggered Ignyta-Delaware Board

The DGCL permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The DGCL permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The Ignyta-Delaware Certificate and Ignyta-Delaware Bylaws provides for a board of directors divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. The board of directors is authorized under the Ignyta-Delaware Certificate to assign members of the board of directors to Class 1, Class II or Class III. Each director initially assigned to Class I shall serve for a term expiring at Ignyta Operating’s first annual meeting of stockholders held after the effectiveness of the Ignyta-Delaware Certificate; each director initially assigned to Class II shall serve for a term expiring at Ignyta Operating’s second annual meeting of stockholders held after the effectiveness of the Ignyta-Delaware Certificate; and each director initially assigned to Class III shall serve for a term expiring at Ignyta Operating’s third annual meeting of stockholders held after the effectiveness of the Ignyta-Delaware Certificate. If the Reincorporation is approved and effected, James Bristol, Ph.D. will be assigned to Class I, Heinrich Dreismann, Ph.D. and James Freddo, M.D. will be assigned to Class II, and Jonathan E. Lim, M.D. and Alexander Casdin will be assigned to Class III.

The DGCL also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation, and the terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors. The Ignyta-Delaware Bylaws provide for a board of directors of not less than 1 member. The exact number of directors may be fixed from time to time by resolution of the Ignyta-Delaware board of directors.

The NRS permits the articles of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. The Ignyta-Nevada Bylaws provide for a board of directors of not less than one nor more than thirteen members, to be elected for a one-year term. The NRS provides that a corporation’s board of directors may be divided into up to four classes with staggered terms of office. The Ignyta-Nevada Articles and Ignyta-Nevada Bylaws do not provide for a classified board.

Removal of Directors

Unless the certificate of incorporation provides otherwise, the DGCL provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that members of a classified board of directors may be removed only for cause. The Ignyta-Delaware Certificate provides that no member of the board of directors may be removed from office by our stockholders, except for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding capital stock entitled to vote in the election of directors.

The NRS provides that any director may be removed from office by the vote of stockholders holding not less than two-thirds of the issued and outstanding stock entitled to vote. Pursuant to the Ignyta-Nevada Bylaws, stockholders may remove one or more directors, with or without cause, by the affirmative vote of the holders of a majority of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

Vacancies

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

The Ignyta-Delaware Bylaws provide that any vacancies or newly created directorships on the board of directors, however occurring, shall be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the board of directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. The Ignyta-Delaware Bylaws also provide that any directors chosen to fill a vacancy on the board of directors or newly created directorships will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

The NRS provides that a vacancy on the board of directors of a corporation may generally be filled by the affirmative vote of a majority of the remaining directors, though constituting less than a quorum of the board of directors, unless the articles of incorporation provide otherwise. The Ignyta-Nevada Articles do not alter this provision.

Indemnification of Directors and Officers

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•	a majority of the disinterested directors, even though less than a quorum;

•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

•	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

The Ignyta-Delaware Certificate provides that Ignyta Operating shall have the power to indemnify directors, officers, employees and agents of Ignyta Operating to the fullest extent permitted by the DGCL. The Ignyta-Delaware Bylaws provide that Ignyta Operating officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that Ignyta Operating shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Under the NRS, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (actually and reasonably incurred) of any proceedings (other than derivative actions), investigations, whether civil or administrative or criminal in nature, if they are not liable for a breach of their fiduciary duties (which breach involved intentional misconduct, fraud or a knowing violation of law) to the corporation or acted in good faith on behalf of the corporation and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Similar standards are applicable in derivative actions, except that indemnification may be made only for (a) reasonable expenses (including attorneys’ fees) and certain amounts paid in settlement and (b) in the event the person seeking indemnification has been adjudicated liable, a court of competent jurisdiction determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The NRS provides that to the extent that such persons have been successful on the merits or in defense of any proceeding, they must be indemnified by the corporation against expenses incurred in connection with the defense. Generally, the termination of any action, suit or proceeding by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person acted in breach of his fiduciary duties or not in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to a criminal investigation, or action, he had reasonable cause to believe that his conduct was lawful. If a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or stockholders of the corporation have determined that the persons are not entitled to indemnification.

In addition, under the NRS, expenses incurred by an officer or director in connection with a proceeding may be paid by the corporation in advance of the final disposition, upon receipt of an undertaking by such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation.

The Ignyta-Nevada Articles provide that Ignyta Operating officers and directors shall be indemnified to the fullest extent permitted by the NRS.

The NRS, the DGCL and the respective bylaws of Ignyta Operating and Ignyta may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The board of directors of Ignyta and Ignyta Operating herein has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable absent a decision to the contrary by a court of competent jurisdiction.

Fiduciary Duties of Directors.

A director’s fiduciary duties are governed by state law and cannot be altered in a corporation’s charter documents. Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve.

Under Nevada law, a director must perform his or her duties as a director in good faith and with a view to the interests of the corporation and is entitled to rely, in good faith, on (i) information prepared by any of the corporation’s directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; (ii) counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and (iii) a duly designated committee of the board of directors which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee’s designated authority. A director is not considered to be acting in good faith if the director has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

In discharging their duties, the board of directors, committees of the board of directors and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board of directors or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation if such action impedes the exercise of the stockholders’ right to vote for, or remove, directors.

Under the DGCL, directors of a Delaware corporation are responsible for managing the business and affairs of the corporation. In fulfilling their managerial responsibilities, directors of a Delaware corporation are charged with a fiduciary duty to the corporation and to the corporation’s stockholders. Under Delaware law, the legal obligations of corporate fiduciaries fall into two broad categories: a duty of care and a duty of loyalty. The duty of care essentially requires a director be attentive and inform himself of all material facts regarding a decision before taking action. The duty of loyalty generally requires that directors’ actions be motivated solely by the best interests of the corporation and its stockholders. A director, in performing his or her duties, is protected in relying, in good faith, upon the records of the corporation and upon such information presented to the corporation by any of its officers or employees, by a committee of the board of directors or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence. Such other person must also have been selected with reasonable care by or on behalf of the corporation. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation.

The board of directors, committees of the board of directors and individual directors, when discharging their duties, generally are not permitted to consider the interests of any constituencies other than the corporation or its stockholders. The interests of non-stockholder constituencies can only be considered to the extent they are consistent with the interests of stockholders. Furthermore, directors’ actions are normally reviewed under the “business judgment rule” under which directors are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interests of the corporation. This presumption may be overcome if a preponderance of the evidence shows that the directors’ decision involved director self-interest, lack of good faith, or failure of the board of directors to exercise due care. If the presumptions of the business judgment rule are rebutted, the action is reviewed under the “entire fairness” standard, and directors have the burden of proving the challenged transaction is fair to the corporation. Delaware courts have applied enhanced scrutiny to the actions of directors of a Delaware corporation taken in response to takeovers and in the context of changes in control.

Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	violation of certain provisions of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

The Ignyta-Delaware Certificate provides that a director of Ignyta Operating shall not be personally liable to Ignyta Operating or any of its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

The NRS provides that a director or officer will not be personally liable for monetary damages to the corporation, its stockholders or its creditors for breach of fiduciary duty as a director or officer, unless it is proven that the director or officer committed a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law.

Derivative Actions

Under the DGCL and Nevada Rule 23.1 of Civil Procedure, or the Nevada Rule, a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the person acquired the shares by operation of law from a person who was a stockholder at such time. The Delaware Court of Chancery Rules and the Nevada Rule also provide that a complaint in a derivative proceeding must be verified and must allege with particularity the efforts, if any, made by the plaintiff to obtain the desired action, and the reasons for such plaintiff’s failure to obtain the desired action or for not making the effort. The Nevada Rule also provides that a derivative action may not be maintained if it appears that the plaintiff does not fairly and adequately represent the interests of similarly situated stockholders. The Delaware Court of Chancery Rules and the Nevada Rule further provide that an action shall not be dismissed or compromised without the approval of the court having jurisdiction of the action.

Distributions and Redemptions

Under the DGCL, unless otherwise restricted in its certificate of incorporation, a corporation may only pay dividends out of surplus or net profit. Additionally, under the DGCL, a corporation may not redeem any shares if such redemption would cause an impairment of its capital. The Ignyta-Delaware Certificate does not otherwise restrict the right to pay dividends or redeem shares.

Under the NRS, a Nevada corporation may make distributions to its stockholders as long as, after giving effect to such distribution, (a) the corporation would be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the Ignyta-Nevada Articles do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Such determinations may be made by the board of directors based on financial statements, fair market valuation or any other reasonable method. Under the NRS, a distribution may include a redemption, including a corporation’s redemption of its own capital stock.

Franchise Taxes

All corporations organized under the laws of the State of Nevada, regardless of capitalization or whether the corporation transacts business in Nevada, are required to pay an annual flat fee of $200 to obtain a business license and a fee for filing the annual list of officers and directors based on the number of authorized shares, which currently equates to $125 for Ignyta. Nevada imposes no franchise tax or similar fee on Nevada corporations. After the Reincorporation, we will be required to pay annual franchise taxes to Delaware based on a formula involving the number of our authorized shares, or the value of our assets, whichever would result in a lesser tax. We will pay a prorated share of the annual Delaware franchise tax for 2014 if the Reincorporation is approved and effected, based upon the effective date of the Reincorporation.

Exclusive Forum

The Ignyta-Delaware Certificate provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action, any claim of breach of fiduciary duty owed to the corporation, any claim arising pursuant to the DGCL, the Ignyta-Delaware Certificate or Ignyta-Delaware Bylaws, any action to interpret the Ignyta-Delaware Certificate or Ignyta-Delaware Bylaws or any action asserting a claim governed by the internal affairs doctrine. The Ignyta-Nevada Articles and the Ignyta-Nevada Bylaws do not have an exclusive forum clause.

The Merger Agreement

The following is only a summary of the material provisions of the Merger Agreement between Ignyta, Inc. and Ignyta Operating, is not complete and is qualified by reference to the full text of the Merger Agreement attached to this proxy statement as Annex A. Please read the Merger Agreement in its entirety.

General

The Merger Agreement provides that, subject to the approval and adoption of the Merger Agreement by the stockholders of Ignyta, Inc. and the authority of our board of directors (and Ignyta Operating) to abandon the merger:

•	Ignyta, Inc. will merge with and into Ignyta Operating;

•	Ignyta, Inc. will cease to exist and Ignyta Operating will continue as the surviving corporation; and

•	Ignyta Operating, Inc. will change its name to Ignyta, Inc.

As a result of the merger, and as of the effective time of the merger, Ignyta Operating will succeed to and assume all rights and obligations of Ignyta, Inc., in accordance with Delaware law.

Effective Time

The Merger Agreement provides that, subject to the approval of the stockholders of Ignyta, Inc., the merger will be consummated by the filing of articles of merger, a certificate of merger, and any other appropriate documents in accordance with the relevant provisions of the NRS and the DGCL, with the Secretaries of State of the States of Nevada and Delaware.

Merger Consideration

Upon consummation of the merger, each outstanding share of our common stock will be converted into the right to receive one share of Ignyta Operating Common Stock. The shares of our common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. Each holder of a certificate representing shares of our common stock immediately prior to the merger will cease to have any rights with respect to such certificate, except the right to receive shares of Ignyta Operating Common Stock upon surrender of such certificate.

Effect of the Reincorporation on Stock Certificates

The Reincorporation will not have any effect on the transferability of outstanding stock certificates representing our common stock. The Reincorporation will be reflected by our transfer agent in book-entry. For those stockholders that hold physical certificates, please do not destroy or send us your stock certificates. Following the Reincorporation, stock certificates previously representing the common stock may be delivered in effecting sales (through a broker or otherwise) of shares of Ignyta Operating Common Stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Ignyta Operating, and if you do so, it will be at your own cost.

Treatment of Stock Options and Other Equity Awards

Under the terms of the Merger Agreement, upon consummation of the merger each outstanding option to purchase a share of our common stock will be deemed to constitute an option to purchase one share of common stock of Ignyta Operating with no change in the exercise price or other terms or provisions of the option. In addition, upon consummation of the merger each outstanding warrant exercisable to purchase shares of our common stock will be deemed to constitute a warrant to purchase an equal number of shares of common stock of Ignyta Operating with no change in the exercise price or other terms or provisions of the warrant.

Under the Merger Agreement, Ignyta Operating will assume our stock option plans, including the Ignyta Plan, the 2014 Plan, if approved by our stockholders, and the Ignyta, Inc. Employment Inducement Incentive Award Plan, or the Inducement Plan. Following the Reincorporation, the 2014 Plan, if approved by our stockholders, will be used by Ignyta Operating to make awards to directors, officers and employees of Ignyta Operating and others as permitted in the 2014 Plan. If the 2014 Plan is approved by our stockholders pursuant to Proposal 4, the 2014 Plan will replace the 2011 Plan and the Inducement Plan, and our board of directors will not grant any future awards under the 2011 Plan or the Inducement Plan.

Directors and Officers

The Merger Agreement provides that the board of directors of Ignyta Operating from and after the merger will consist of the directors of Ignyta, Inc. immediately prior to the merger. The Merger Agreement further provides that the officers of Ignyta Operating from and after the merger will be the officers of Ignyta, Inc. immediately prior to the merger.

Articles of Incorporation and Bylaws

The Merger Agreement provides that the Ignyta-Delaware Certificate attached to the certificate of merger will be the certificate of incorporation of the surviving corporation, and the Ignyta-Delaware Bylaws in effect immediately before the merger will be the bylaws of the surviving corporation unless and until later amended in accordance with Delaware law.

Conditions to the Merger

The obligations of Ignyta and Ignyta Operating to consummate the merger are subject to the satisfaction or waiver of the conditions that the Merger Agreement and merger shall have been approved and adopted by the stockholders of Ignyta, Inc.

Abandonment of the Merger

Notwithstanding stockholder approval of the Merger Agreement and the merger, our board of directors may elect to abandon the merger as permitted under the NRS.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the Reincorporation Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE REINCORPORATION.

PROPOSAL 4

APPROVAL OF THE IGNYTA, INC. 2014 INCENTIVE AWARD PLAN

We are asking our stockholders to vote for approval of the proposed Ignyta, Inc. 2014 Incentive Award Plan, or the 2014 Plan.

Overview of Proposed 2014 Plan

Background and Proposed Share Reserve

Our board of directors has unanimously adopted, subject to stockholder approval, the 2014 Plan for our employees and other service providers, including service providers of our subsidiaries and affiliates. The 2014 Plan will become effective on the day of approval of the 2014 Plan by our stockholders. We are seeking approval of the 2014 Plan as it is designed to meet the needs of a publicly-traded company and will provide us with greater flexibility in the implementation of our equity award program.

If the 2014 Plan is approved by our stockholders pursuant to this Proposal 4, the 2014 Plan will replace the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan, or the 2011 Plan, and the Ignyta, Inc. Employment Inducement Incentive Award Plan, or the Inducement Plan, and our board of directors will not grant any future awards under the 2011 Plan or the Inducement Plan. As a result, the only shares we will have available for future issuance of equity awards as of the effective date of the 2014 Plan will be the shares reserved for issuance under the 2014 Plan. If our stockholders do not approve the 2014 Plan, the 2014 Plan will not become effective, and the 2011 Plan and the Inducement Plan will continue. Stockholders should note that approval of this Proposal 4 would also constitute approval of the assumption by Ignyta Operating of the 2014 Plan following the Reincorporation.

The 2014 Plan authorizes the issuance of the sum of:

•	3,000,000 shares of our common stock; plus

•	One share for each share subject to a stock option that is outstanding under the 2011 Plan as of the effective date of the 2014 Plan that subsequently expires, is forfeited or is settled in cash. A maximum of an additional 1,643,488 shares (representing the number of shares subject to stock options under the 2011 Plan as of March 31, 2014) could become available for future issuance under the 2014 Plan in respect of outstanding stock options under the 2011 Plan.

Under the terms of the 2014 Plan, the shares available for issuance may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one share of common stock for every one share subject to an option or stock appreciation right, or SAR, granted under the 2014 Plan, and by 1.3 shares of common stock for every one share subject to a “full value award” granted under the 2014 Plan. For purposes of the 2014 Plan, a full value award is an award pursuant to which shares of our common stock are issuable that is granted with a per-share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant.

As of March 31, 2014, there were 1,643,488 shares subject to stock options granted under the 2011 Plan, and a total of 1,048,356 shares remained available for issuance under the 2011 Plan. In addition, as of March 31, 2014, there were 135,000 shares subject to stock options granted under the Inducement Plan, and a total of 865,000 shares remained available for issuance under the Inducement Plan. Pursuant to Nasdaq Marketplace Rule 5635(c), however, awards under the Inducement Plan generally may only be granted to an individual who has not previously been an employee of our company or a member of our board of directors, and such awards must be granted in connection with such individual’s commencement of employment with our company and as an inducement material to his or her entering into employment with our company.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the adoption of the 2014 Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals.

Our equity incentive program is broad-based. As of March 31, 2014, all of our employees had received grants of equity awards and all four of our non-employee directors had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans – Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2011 Plan and the Inducement Plan, and the shares remaining available for issuance under such plans, at each of December 31, 2013 and March 31, 2014. Note that we have not granted any full value awards to date under the 2011 Plan or the Inducement Plan.

	Total Number of Shares of Common Stock Outstanding at December 31, 2013	Shares Subject to Options Outstanding at December 31, 2013	Shares Remaining Available for Future Grant at December 31, 2013	Total Number of Shares of Common Stock Outstanding at March 31, 2014 (1)	Shares Subject to Options Outstanding at March 31, 2014	Shares Remaining Available for Future Grant at March 31, 2014 (2)
2011 Plan	13,934,876	1,133,153	1,567,209	19,575,144	1,643,488	1,048,356

Inducement Plan	—	—	—	19,575,144	135,000	865,000

Total	13,934,876	1,133,153	1,567,209	19,575,144	1,778,488	1,913,356

Weighted-Average Exercise Price of Options	—	$4.33	—	—	$6.12	—

Weighted-Average Remaining Term of Options	—	9.71	—	—	9.66	—

(1)	Reflects the issuance of 5,245,000 shares of our common stock sold in our public offering completed on March 19, 2014, in connection with which our common stock was listed on the Nasdaq Capital Market.
(2)	The 2011 Plan and the Inducement Plan are the only equity incentive plans we currently have in place. As noted above, if the 2014 Plan is approved by our stockholders pursuant to this Proposal 4, the 2014 Plan will replace the 2011 Plan and the Inducement Plan, and our board of directors will not grant any future awards under the 2011 Plan or the Inducement Plan. As a result, assuming approval of this Proposal 4, the only shares we will have available for future issuance of equity awards as of the effective date of the 2014 Plan will be the shares reserved for issuance under the 2014 Plan. We may, however, make inducement grants in the future as permitted by the NASDAQ Stock Market.

Background for the Determination of the Share Reserve Under the 2014 Plan

In determining whether to approve the 2014 Plan, our board of directors reviewed an analysis prepared by Radford Survey and Consulting, a business unit of AON, or Radford. Specifically, our board of directors considered that:

•	The 3,000,000 shares to be initially reserved for issuance under the 2014 Plan represent an increase of only 1,086,644 shares over the aggregate number of shares reserved for issuance and available for future grant under our 2011 Plan and the Inducement Plan as of March 31, 2014. If the 2014 Plan is approved, as of its effective date it will represent the only equity plan under which we will be able to grant future equity awards and we will no longer grant awards under the 2011 Plan and the Inducement Plan.

•	Based on the compensation needs of our company and our historical equity compensation practices since the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, we would expect to exhaust the available shares under the 2011 Plan during the next twelve months (if all future awards were granted under the 2011 Plan). Although we have additional shares available for issuance under the Inducement Plan, pursuant to Nasdaq Marketplace Rule 5635(c), awards under the Inducement Plan generally may only be granted to an individual who has not previously been an employee of our company or a member of our board of directors, and such awards must be granted in connection with such individual’s commencement of employment with our company and as an inducement material to his or her entering into employment with our company. Combining the outstanding share reserves under the 2011 Plan and the Inducement Plan, in addition to the reservation of the additional 1,086,644 shares over the aggregate number of shares reserved for issuance and available for future grant under our 2011 Plan and the Inducement Plan as of March 31, 2014, will allow us more flexibility in our equity grant practices and ensure that we retain an important compensation tool for all employees, not just new employees.

•	In setting the size of the share reserve under the 2014 Plan, as described above, our board of directors also considered the historical amounts of equity awards granted by our company and Ignyta Operating under the 2011 Plan in the past three years. In 2011, 2012 and 2013, equity awards representing a total of approximately 12,500 shares, 144,160 shares, and 1,061,324 shares, respectively, were granted under the 2011 Plan, for an annual equity burn rate of 1.15%, 4.34% and 7.62%, respectively. This level of equity awards represents a 3-year average burn rate of 4.4% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•	We expect the share authorization under the 2014 Plan (as described under “—Background and Proposed Share Reserve” above) to provide us with enough shares for awards for approximately three years, assuming we continue to grant awards consistent with our 2013 burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2011 Plan and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2014 Plan could last for a shorter or longer time.

•	In 2011, 2012 and 2013, the end of year overhang rate was 15.4%, 5.0%, and 19.4%, respectively. If the 2014 Plan is approved, we expect our overhang at the end of 2014 will be approximately 18.9%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•

The 3,000,000 shares to be reserved under the 2014 Plan represent 15.3% of our outstanding common stock as of March 31, 2014, calculated by dividing (1) 3,000,000 shares by (2) the number of shares of our common stock outstanding as of March 31, 2014. If approved, the issuance of the shares to be reserved under the 2014 Plan would dilute the holdings of stockholders by an additional 5.6% over the shares reserved for issuance under the 2011 Plan and the Inducement Plan as of March 31, 2014, calculated by dividing (1) the difference between the initial 3,000,000 share reserve under the 2014 Plan and the shares reserved and available for issuance under the 2011 Plan and the Inducement Plan as of March 31, 2014, by (2) the number of shares of our common stock outstanding as of March 31, 2014.

•	As described in the table above, the total aggregate equity value of the 3,000,000 initial authorized shares under the 2014 Plan, based on the closing price of our common stock on March 31, 2014, is $24,900,000.

•	Together with Radford, we assessed the terms of the 2014 Plan generally, including the burn rate, overhang and shareholder value transfer associated with the proposed 2014 Plan and the share reserve thereunder. Based on that assessment, we designed the 2014 Plan and the share reserve thereunder to be consistent with what we believe to be the policies of shareholder proxy advisory services.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the 2014 Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2014 Plan.

Other Key Features of the 2014 Plan

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our company and aligns the interests of our employees with the interests of our stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

The 2014 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2014 Plan as follows:

•	No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the 2014 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2014 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The 2014 Plan does not have single-trigger accelerated vesting provisions for changes in control.

•	No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•

Limitations on Grants. The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the 2014 Plan during any calendar year cannot exceed 3,000,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. No participant may be granted, during any calendar year, awards initially payable in cash that could result in such participant receiving cash payments exceeding $10,000,000 pursuant to such awards. In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the 2014 Plan during any calendar year cannot exceed 250,000 shares.

•	No In-the-Money Option or Stock Appreciation Right Grants. The 2014 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•	Section 162(m) Qualification. The 2014 Plan is designed to allow awards made under the 2014 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Awards granted under the 2014 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

•	Independent Administration. The compensation committee of our board of directors, which consists of two or more non-employee directors, generally will administer the 2014 Plan if it is approved by stockholders. The full board of directors will administer the 2014 Plan with respect to awards granted to non-employee directors. The compensation committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (2) are “covered employees” within the meaning of Section 162(m) of the Code, or (3) have been delegated authority to grant, amend or administer awards under the 2014 Plan.

Stockholder Approval Requirement

In general, stockholder approval of the 2014 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, (2) take tax deductions for certain compensation resulting from awards granted in order to qualify them as performance-based compensation under Section 162(m) of the Code, and (3) grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.

Summary of the 2014 Plan

This section summarizes certain principal features of the 2014 Plan, subject to stockholder approval. The summary is qualified in its entirety by reference to the complete text of the 2014 Plan. Stockholders are urged to read the actual text of the 2014 Plan in its entirety which is set forth in Annex D to this proxy statement.

Authorized Shares. The 2014 Plan authorizes the issuance of the sum of:

•	3,000,000 shares of our common stock; plus

•	One share for each share subject to a stock option that is outstanding under the 2011 Plan as of the effective date of the 2014 Plan that subsequently expires, is forfeited or is settled in cash. A maximum of an additional 1,643,488 shares (representing the number of shares subject to stock options under the 2011 Plan as of March 31, 2014) could become available for future issuance under the 2014 Plan in respect of outstanding stock options under the 2011 Plan.

Shares that are subject to awards of options or SARs granted under the 2014 Plan will be counted against this limit as one share for every one share granted. Shares that are subject to full value awards granted under the 2014 Plan will be counted against this limit as 1.3 shares for every one share granted. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2014 Plan.

If any award under the 2014 Plan or any option granted under the 2011 Plan is repurchased by us, forfeited, expires, lapses for any reason or is settled in cash without the delivery of shares to the holder, then the shares subject to such award may be used again for future grants of awards under the 2014 Plan in an amount corresponding to the reduction in the share reserve previously made. In addition, shares that are tendered or withheld to satisfy any tax withholding obligation with respect to a full value award granted under the 2014 Plan may be used again for new grants under the 2014 Plan. Any shares that again become available for grant will be added back in an amount corresponding to the reduction in the share reserve previously made in connection with such award, as described above. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option granted under the 2014 Plan or an option granted under the 2011 Plan or any tax withholding obligation with respect to an option or SAR granted under the 2014 Plan or option granted under the 2011 Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options granted under the 2014 Plan or options granted under the 2011 Plan, will not be added to the shares authorized for grant under the 2014 Plan.

Plan Administration. The compensation committee of our board of directors will administer the 2014 Plan (except with respect to any award granted to “independent directors” (as defined in the 2014 Plan), which must be administered by our full board of directors). To administer the 2014 Plan, our compensation committee must consist solely of at least two members of our board of directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, an “independent director” under the rules of any securities exchange or automated quotation system on which the shares of our common stock are listed and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Code, an “outside director” for purposes of Section 162(m). Subject to the terms and conditions of the 2014 Plan, our compensation committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2014 Plan. Our compensation committee is also authorized to establish, adopt, amend or revise rules relating to administration of the 2014 Plan. Our board of directors may at any time revest in itself the authority to administer the 2014 Plan.

Eligibility. Options, SARs, restricted stock and other awards under the 2014 Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of March 31, 2014, there were four non-employee directors and 24 employees who would have been eligible for awards under the 2014 Plan had it been in effect on such date. The maximum aggregate number of shares that may be subject to one or more awards granted to any participant, other than a non-employee director, under the 2014 Plan during any calendar year cannot exceed 3,000,000 shares and the maximum amount that may be paid to a participant in cash during any calendar year with respect to one or more cash based awards under the 2014 Plan is $10,000,000. In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the 2014 Plan during any calendar year cannot exceed 250,000 shares.

Awards. The 2014 Plan provides that our compensation committee (or the board of directors, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments and performance awards, or any combination thereof. Our compensation committee (or the board of directors, in the case of awards to non-employee directors) will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified stock options, or NQSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of our compensation committee or our board of directors, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by our compensation committee (or our board of directors, in the case of awards to non-employee directors). NQSOs may be granted for any term specified by our compensation committee (or our board of directors, in the case of awards to non-employee directors).

•	ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the 2014 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.

•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our compensation committee (or our board of directors, in the case of awards to non-employee directors). Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until the restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse. However, with respect to restricted stock subject to performance-based vesting, dividends will be paid only to the extent that the vesting conditions are satisfied.

•	Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or performance criteria established by our compensation committee (or our board of directors, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	SARs granted under the 2014 Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. Except as required by Section 162(m) of the Code with respect to SARs intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2014 Plan on the exercise of SARs or the amount of gain realizable therefrom. Our compensation committee (or the board of directors, in the case of awards to non-employee directors) may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance awards may be granted by our compensation committee on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by our compensation committee and relate to one or more performance criteria on a specified date or dates determined by our compensation committee. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be, but need not be, qualified performance-based compensation as described below and will be paid in cash.

•	Stock payments may be authorized by our compensation committee (or our board of directors, in the case of awards to non-employee directors) in the form of common stock or an option or other right to purchase common stock as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any part of compensation, that would otherwise be payable to employees, consultants or members of our board of directors.

Transferability of Awards. Unless the administrator provides otherwise, our 2014 Plan generally does not allow for the transfer of awards and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Qualified Performance-Based Compensation. The compensation committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The compensation committee may grant to such covered employees restricted stock, dividend equivalents, stock payments, restricted stock units, cash bonuses and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria, which are related to one or more of the following performance criteria as applicable to our performance or the performance of a division, business unit or an individual: (1) net earnings (either before or after one or more of (a) interest, (b) taxes, (c) depreciation and (d) amortization), (2) gross or net sales or revenue, (3) net income (either before or after taxes), (4) adjusted net income, (5) operating earnings or profit, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) return on assets, (8) return on capital, (9) return on stockholders’ equity, (10) total stockholder return, (11) return on sales, (12) gross or net profit or operating margin, (13) operating or other costs and expenses, (14) improvements in expense levels, (15) working capital, (16) earnings per share, (17) adjusted earnings per share, (18) price per share of our common stock, (19) regulatory body approval for commercialization of a product, (20) implementation or completion of critical projects, (21) market share, (22) economic value, (23) comparisons with various stock market indices, (24) capital raised in financing transactions or other financing milestones, (25) stockholders’ equity, (26) market recognition (including, but not limited to, awards and analyst ratings), (27) financial ratios, and (28) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The compensation committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following: (1) items related to a change in accounting principle, (2) items relating to financing activities, (3) expenses for restructuring or productivity initiatives, (4) other non-operating items, (5) items related to acquisitions, (6) items attributable to the business operations of any entity acquired by us during the performance period, (7) items related to the disposal of a business or segment of a business, (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (9) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, (10) any other items of significant income or expense which are determined to be appropriate adjustments, (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets, (13) items that are outside the scope of our core, on-going business activities, (14) items related to acquired in-process research and development, (15) items relating to changes in tax laws, (16) items relating to major licensing or partnership arrangements, (17) items relating to asset impairment charges, (18) items relating to gains and losses for litigation, arbitration or contractual settlements, or (19) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Forfeiture, Recoupment and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2014 Plan, the compensation committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments. If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the 2014 Plan), the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2014 Plan (including, but not limited to, adjustments of the number of shares available under the 2014 Plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the 2014 Plan during any calendar year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the number and kind of shares, or other securities or property, for which automatic grants are to be subsequently made to new and continuing non-employee directors, (4) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (5) the grant or exercise price per share for any outstanding awards under the 2014 Plan. If there is any equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the 2014 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions. In the event of a change in control where the acquirer does not assume awards granted under the 2014 Plan, awards issued under the 2014 Plan may, at the discretion of the administrator, be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the 2014 Plan, a change in control is generally defined as:

•	a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition;

•	during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors;

•	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•	which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

•	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or

•	our stockholders approve a liquidation or dissolution of our company.

Notwithstanding the foregoing, a transaction shall not constitute a “change in control” if its purpose is to change the state of our incorporation.

Amendment and Termination; Repricing Without Stockholder Approval Prohibited. Our board of directors has the authority to amend, suspend or terminate the 2014 Plan at any time. However, stockholder approval of any amendment to the 2014 Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. Additionally, stockholder approval is required to (1) increase the maximum number of shares that may be issued under the 2014 Plan, (2) reduce the per-share exercise price of the shares subject to any option or SAR, and (3) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. Except as necessary to comply with Section 409A of the Code, no amendment, suspension or termination of the 2014 Plan will impair the rights or obligations of a holder under an award theretofore granted, unless such award expressly so provides or such holder consents. If not terminated earlier by our board of directors, the 2014 Plan will terminate on the tenth anniversary of the date of its initial approval by our board of directors.

Securities Laws. The 2014 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2014 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The material federal income tax consequences of the 2014 Plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2014 Plan. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

Stock Options and Stock Appreciation Rights. A 2014 Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an ISO as defined in Section 422 of the Code. The 2014 Plan permits the grant of options that are intended to qualify as ISOs as well as options that are not intended to so qualify; however, ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an ISO when the fair market value of our stock is higher than the exercise price of the option, a 2014 Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an ISO, a 2014 Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of ISO shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a SAR, a 2014 Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. A 2014 Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a 2014 Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Cash-Based Awards. A 2014 Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Code. Certain types of awards under the 2014 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, we intend to structure awards granted under the 2014 Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent compensation committee determines performance goals and if the material terms of the performance-based compensation are disclosed to and approved by our stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. The 2014 Plan has been structured with the intent that certain awards granted under the 2014 Plan may, in the discretion of the compensation committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the 2014 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the 2014 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

New Plan Benefits

Awards are subject to the discretion of the administrator and no determinations have been made by the administrator as to any awards that may be granted pursuant to the 2014 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2014 Plan or the benefits that would have been received by such participants if the 2014 Plan had been in effect in the year ended December 31, 2013.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the 2014 Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE IGNYTA, INC. 2014 INCENTIVE AWARD PLAN.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2014, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors and the named executive officers identified under the heading “Executive Compensation,” (iii) certain of our other executive officers that may be named executive officers for the fiscal year ending December 31, 2014, and (iv) all of those directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 31, 2014 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us, that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 19,575,144 shares of our common stock issued and outstanding on March 31, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after March 31, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o Ignyta, Inc., 11095 Flintkote Avenue, Suite D, San Diego, California 92121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
City Hill Venture Partners I, LLC(1)	3,316,668	16.94%
Millennium Management LLC(2) (2)	1,232,895	6.30%

Directors and Executive Officers:
Jonathan E. Lim, M.D.(3)	3,327,779	16.99%
Zachary Hornby(4)	50,972	*
Sara Zaknoen, M.D.	0	*
Matthew W. Onaitis	0	*
James Bristol, Ph.D.	16,667	*
Alexander Casdin(5)	105,369	*
Heinrich Dreismann, Ph.D.(6)	7,406	*
James Freddo, M.D.(7)	6,666	*
All Current Directors and Executive Officers as a Group (eight persons)(8)	3,514,859	17.91%

(1)	Dr. Jonathan E. Lim, our President, Chief Executive Officer and Chairman of our board of directors, is the Manager of City Hill Ventures, LLC, which is the Manager of City Hill Ventures Partners I, LLC, and as such he and City Hill Ventures, LLC have the power to vote or dispose of the securities held of record by City Hill Ventures Partners I, LLC and may be deemed to beneficially own those securities. Dr. Lim disclaims beneficial ownership of the securities held of record by the City Hill Venture Partners I, LLC except to the extent of his pecuniary interest therein. The address of City Hill Ventures Partners I, LLC is 11575 Sorrento Valley Road, Suite 200, San Diego, California 92121.

(2)	Based on information disclosed in the Schedule 13G filed with the SEC on March 20, 2014. Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), beneficially owns 995,000 shares and ICS Opportunities, Ltd., an exempted limited company organized under the laws of the Cayman Islands (“ICS Opportunities”), beneficially owns 237,895 shares. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium International Management GP LLC, a Delaware limited liability company (“Millennium International Management GP”), is the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies, and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% shareholder of ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Israel A. Englander is the managing member of Millennium Management and Millennium International Management GP and consequently may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities. The address of Millennium Management LLC is 666 Fifth Avenue, New York, New York 10103.
(3)	Represents (a) 3,316,668 shares of our common stock held by City Hill Venture Partners I, LLC, with respect to which Dr. Lim has sole voting and investment control, and (b) 11,111 shares underlying options held by Dr. Lim and exercisable within 60 days following March 31, 2014.
(4)	Includes 19,305 shares underlying options held by Mr. Hornby and exercisable within 60 days following March 31, 2014.
(5)	Includes 5,369 shares underlying options held by Mr. Casdin and exercisable within 60 days following March 31, 2014.
(6)	Represents 7,406 shares underlying options held by Dr. Dreismann and exercisable within 60 days following March 31, 2014.
(7)	Represents 6,666 shares underlying options held by Dr. Freddo and exercisable within 60 days following March 31, 2014.
(8)	Includes 49,857 shares underlying options exercisable within 60 days following March 31, 2014.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The table below sets forth the name, age and position of each of our executive officers and certain other non-executive officer members of our scientific and drug development team as of March 31, 2014.

Name	Age	Position
Executive Officers:
Jonathan E. Lim, M.D.	42	President, Chief Executive Officer and Chairman of the Board
Zachary Hornby	35	Chief Financial Officer, and Vice President, Corporate Development
Sara Zaknoen, M.D.	55	Former Chief Medical Officer
Matthew W. Onaitis	43	General Counsel and Secretary

Non-Executive Officer Management Team:

Jean-Michel Vernier, Ph.D.	52	Vice President, Medicinal Chemistry
Anthony P. Shuber	55	Vice President and Chief Technology Officer

Business Experience

The following is a brief account of the education and business experience of our current executive officers:

The biography of Jonathan E. Lim, M.D. can be found under “Proposal 1 — Election of Directors.”

Zachary Hornby. Mr. Hornby joined Ignyta Operating in August 2012 as Vice President, Corporate Development and was appointed as its Chief Financial Officer in August 2013, and has continued in those roles with Ignyta since the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary. Prior to joining Ignyta Operating, Mr. Hornby served as senior director of business development at Fate Therapeutics, a public biopharmaceutical stem cell discovery and development company, from August 2010 to August 2012. Prior to Fate Therapeutics, Mr. Hornby was director of business development at Halozyme Therapeutics, a public biotechnology company, from January 2008 to August 2010. Prior to Halozyme Therapeutics, Mr. Hornby was senior product manager at Neurocrine Biosciences, a public biopharmaceutical company, from June 2006 to January 2008. Prior to Neurocrine Biosciences, Mr. Hornby served as a life sciences consultant at L.E.K. Consulting and in regulatory affairs and business development roles at Transkaryotic Therapies (acquired by Shire Pharmaceuticals in 2005), an orphan drug discovery and development company. Mr. Hornby is a director of Independa, Inc. Mr. Hornby holds B.S. and M.S. degrees in biology from Stanford University and an M.B.A. from Harvard Business School.

Sara Zaknoen, M.D. Dr. Zaknoen joined Ignyta on February 19, 2014. Prior to joining Ignyta, Dr. Zaknoen was Chief Medical Officer of Polynoma LLC from May 2012 to January 2014. From January 2007 until February 2012, Dr. Zaknoen served as the Chief Medical Officer of Tragara Pharmaceuticals, Inc. Prior to Tragara, Dr. Zaknoen was the Chief Medical Officer of Cabrellis Pharmaceuticals Corporation from September 2006 to December 2006, contributing to the sale of Cabrellis to Pharmion Corporation in November 2006. Dr. Zaknoen served as Executive Director of Phase 2/3 Clinical Oncology Research of Novartis Pharmaceuticals Corp. from September 2002 to September 2006, and she served as Director of Clinical Oncology Research of Schering-Plough Research Institute from April 1998 to September 2002. Dr. Zaknoen’s prior positions also include Assistant Professor of Medicine at the University of Cincinnati Medical Center; Director of Experimental Therapeutics at the Western Pennsylvania Hospital, Western Pennsylvania Cancer Institute; Medical Staff Fellow at the National Cancer Institute; and internship, residency and fellowship in hematology/oncology at the

University of Minnesota. Dr. Zaknoen holds a B.S. in Chemistry and Biology from Valparaiso University and an M.D. degree from the Indiana University School of Medicine.

Dr. Zaknoen’s employment with Ignyta terminated on April 28, 2014.

Matthew W. Onaitis. Mr. Onaitis joined Ignyta on February 3, 2014. Prior to joining Ignyta, Mr. Onaitis was General Counsel of Trius Therapeutics, Inc. from May 2013 through its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Mr. Onaitis remained with Cubist assisting with the integration through December 2013. Mr. Onaitis was Senior Vice President, General Counsel and Secretary at Somaxon Pharmaceuticals, Inc. from May 2006 through Somaxon’s acquisition by Pernix Therapeutics Holdings, Inc. in March 2013. Prior to Somaxon, Mr. Onaitis served as Associate General Counsel at Biogen Idec Inc., as Director, Legal Affairs at Elan Corporation plc, and in private practice specializing in corporate and commercial law. Mr. Onaitis is a director of SNP Bio, Inc. Mr. Onaitis holds a J.D. from Stanford Law School and a B.S. in mechanical engineering from Carnegie Mellon University.

The following is a brief account of the education and business experience of the current non-executive officer members of our scientific and drug development team, who hold their respective positions with Ignyta Operating:

Jean-Michel Vernier, Ph.D. Dr. Vernier joined Ignyta Operating in June 2013 as Vice President, Medicinal Chemistry, after Ignyta Operating acquired Actagene, a discovery stage precision medicine company for which he was serving as a consultant holding the position of Vice President, Chemistry at the time of the acquisition. Prior to joining Actagene, Dr. Vernier served as Head of Chemistry of Ruga Corporation, a private oncology biopharmaceutical company, from February 2012 until April 2013. Prior to Ruga, Dr. Vernier was a Co-Founder and Vice President of Chemistry at Selexagen Therapeutics, a private cancer therapeutics company, from October 2010 until January 2012. Prior to co-founding Selexagen Therapeutics, Dr. Vernier served as Vice President of Discovery Chemistry at Ardea Biosciences, a private biotechnology small-molecule therapeutics company, from 2007 until 2010. Dr. Vernier has also led chemistry at Valeant Pharmaceuticals, Merck Research Laboratories and SIBIA Neurosciences. Dr. Vernier received a Ph.D. in synthetic organic chemistry from the University Louis Pasteur, Strasbourg, France and was a postdoctoral fellow at Colorado State University.

Anthony P. Shuber. Mr. Shuber joined Ignyta Operating as Vice President, Chief Technology Officer in March 2014. Prior to joining us, Mr. Shuber was a Co-Founder of Predictive Biosciences, Inc. and served as its Chief Technology Officer. Mr. Shuber served as Exact Sciences Corp.’s Executive Vice President and Chief Technology Officer from January 2003 to March 10, 2006 and also as its Senior Vice President since April 2001. He also served as Exact Sciences’ Vice President of Molecular Biology from January 1998 to April 2001. From October 1993 to June 1996, Mr. Shuber served as Senior Scientist and Manager of the Technical Development Laboratory for Genzyme Corporation. From 1983 to 1989, Mr. Shuber served as a Research Scientist at Genetics Institute. Mr. Shuber holds a B.S. and M.S. degree in Biology from Marquette University.

Summary of Executive Compensation

Summary Compensation Table

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2013 and 2012 by our named executive officers, which consisted of (i) our principal executive officer, and (ii) our next most highly compensated executive officer other than our principal executive officer who was serving as an executive officer as of December 31, 2013 and whose total compensation exceeded $100,000 during the year ended December 31, 2013 (of which there was one). The following table includes compensation earned by the parties named therein for services performed for Ignyta Operating prior to that entity becoming our wholly-owned subsidiary upon the completion of our merger on October 31, 2013, as well as compensation earned by such parties upon their appointment as executive officers of Ignyta upon the closing of the merger. The following table does not include compensation information for the individuals who served as Ignyta’s executive officers prior to the completion of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, as all such individuals tendered their resignations from all such positions with us in connection with and effective as of the closing of such merger and no compensation was earned by or paid to any such individuals for their services as officers of Ignyta.

Summary Compensation Table

Name and Principal Position	Year ended December 31,	Salary ($)	Bonus ($)(3)	Stock Awards ($)	Option Awards ($)(4)	All other Compensation ($)	Total ($)
Jonathan E. Lim, M.D.	2013	250,000	187,500	—	1,359,378	—	1,796,878
President and Chief Executive Officer(1)	2012	50,000	—	—	—	—	50,000

Zachary Hornby	2013	200,000	105,000	—	873,497	—	1,178,497
Chief Financial Officer and Vice President, Corporate Development(2)	2012	72,923	—	—	6,523	—	79,446

(1)	Dr. Lim co-founded Ignyta Operating in August 2011, but did not become an employee of Ignyta Operating and did not begin earning compensation for the services he performed for Ignyta Operating, as an employee or otherwise, until July 1, 2012. During the period from July 1, 2012 through December 31, 2012, Dr. Lim’s annual base salary for his service as an employee of Ignyta Operating was $100,000, of which he earned a pro-rated amount in 2012 as reflected in the table above based on the term of his service as an employee of Ignyta Operating during that fiscal year. Effective as of January 1, 2013, Dr. Lim’s annual base salary was increased to $250,000. Effective as of January 1, 2014, Dr. Lim’s annual base salary was increased to $410,000.
(2)	Mr. Hornby commenced employment with Ignyta Operating in August 2012 as its Vice President, Corporate Development with an annual base salary of $180,000, of which he earned a pro-rated amount in 2012 as reflected in the table above based on the term of his service as an employee of Ignyta Operating during that fiscal year. Effective as of January 1, 2013, Mr. Hornby’s annual base salary was increased to $200,000. Effective as of January 1, 2014, Mr. Hornby’s annual base salary was increased to $275,000.
(3)	All such amounts were paid in 2014 as discretionary bonuses based on performance during the fiscal year ended December 31, 2013, in amounts equal to 75% and 52.5%, respectively, of Dr. Lim’s and Mr. Hornby’s respective annual base salaries in effect during that fiscal year.
(4)	Amounts represent the grant date fair value of the option awards granted during the fiscal years presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For information on the valuation assumptions with respect to certain of the option grants reflected in this table, refer to footnotes 1 and 7 in our financial statements for the fiscal year ended December 31, 2013.

Narrative Disclosure to Summary Compensation Table

No Employment Agreements; At Will Employees

We do not, and neither we nor Ignyta Operating has in the past had, formal employment agreements with our named executive officers or any of our other employees, who all serve as “at will” employees. Neither Dr. Lim nor Mr. Hornby has a formal employment agreement with us, and neither will have such a formal employment agreement unless and until our board of directors, or a committee thereof, and the applicable executive officer approve the terms of any such agreement.

As a result, the amount of each of our executive officer’s annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation he may receive may be modified at any time at the discretion of our board of directors.

2014 Executive Officer Compensation Arrangements

On December 16, 2013, the independent members of our board of directors approved the compensation arrangements set forth below for Dr. Lim and Mr. Hornby, our two named executive officers, which became effective as of January 1, 2014 and, as a result, are not reflected in the Summary Compensation Table above.

	Annual Base Salary	Annual Cash Bonus Target(2)
Jonathan E. Lim, M.D.	$410,000	50%
President and Chief Executive Officer(1)
Zachary Hornby	$275,000	35%
Chief Financial Officer and Vice President, Corporate Development(1)

(1)	In addition to cash compensation, each of our executive officers will be eligible to receive grants of equity awards under the 2014 Plan, if approved by our stockholders, or any other equity compensation plan our board of directors and stockholders may approve and adopt in the future, subject to the discretion of our board of directors. In the event of a grant of any such equity award, the type of award, amount of shares subject to the award, vesting schedule and all other terms thereof will be subject to the discretion and approval of our board of directors. The amount of each of our executive officer’s annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation he may receive may be modified at any time at the discretion of our board of directors.
(2)	Expressed as a percentage of the applicable executive officer’s annual base salary. The amount represents a target cash bonus amount, eligibility for all or a portion of which will be subject to (i) the applicable executive officer’s achievement of a minimum of 60% of specified performance objectives, determined annually by the independent members of our board of directors, and (ii) the discretion of the independent members of our board of directors to approve bonus amounts that are higher or lower than the stated target.

On February 3, 2014, Matthew Onaitis was appointed as our General Counsel and Secretary. Mr. Onaitis’ annual base salary is $300,000, and he is eligible to participate in cash or other bonus plans at the discretion and upon the approval of our board of directors. Mr. Onaitis will also be eligible to receive grants of equity awards under the 2014 Plan, if approved by our stockholders, or any other equity compensation plan our board of directors and stockholders may approve and adopt in the future, at the discretion of our board of directors. On February 28, 2014, in connection with his appointment, our board of directors granted to Mr. Onaitis a stock option award to purchase 200,000 shares of our common stock under the Ignyta Plan at an exercise price equal to the fair market value of our common stock on the grant date. The options will vest on our standard four-year vesting schedule, with 25% of the total number of shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the total number of shares subject to the award vesting on each monthly anniversary thereafter, subject to Mr. Onaitis’ continued employment with us on each vesting date. As with our other employees, Mr. Onaitis does not have a formal employment agreement with us, and will not have such an agreement unless and until our board of directors, or a committee thereof, and Mr. Onaitis approve the terms of any such agreement. As a result, the amount of Mr. Onaitis’ annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation he may receive may be modified at any time at the discretion of our board of directors.

On February 19, 2014, Sara Zaknoen, M.D. was appointed as our Chief Medical Officer. Dr. Zaknoen’s annual base salary is $350,000, and she is eligible to participate in cash or other bonus plans at the discretion and upon the approval of our board of directors. Dr. Zaknoen will also be eligible to receive grants of equity awards under the 2014 Plan, if approved by our stockholders, or any other equity compensation plan our board of directors and stockholders may approve and adopt in the future, at the discretion of our board of directors. On February 28, 2014, in connection with her appointment, our board of directors granted to Dr. Zaknoen a stock option award to purchase 200,000 shares of our common stock under the Ignyta Plan at an exercise price equal to the fair market value of our common stock on the grant date. The options will vest on Ignyta’s standard four-year vesting schedule, with 25% of the total number of shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the total number of shares subject to the award vesting on each monthly anniversary thereafter, subject to Dr. Zaknoen’s continued employment with us on each vesting date. As with our other employees, Dr. Zaknoen does not have a formal employment agreement with us, and will not have such an agreement unless and until our board of directors, or a committee thereof, and Dr. Zaknoen approve the terms of any such agreement. As a result, the amount of Dr. Zaknoen’s annual base salary, cash or other bonus compensation, equity compensation or any other form of compensation she may receive may be modified at any time at the discretion of our board of directors.

Dr. Zaknoen’s employment with Ignyta terminated on April 28, 2014. She is entitled to severance benefits as set forth in our Severance and Change in Control Severance Plan.

Other Elements of Compensation

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We do not provide our named executive officers with any perquisites or other personal benefits.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company, as described below under “—Potential Payments upon Termination or Change in Control — Severance and Change in Control Severance Plan.”

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the aggregate stock and option awards held by our named executive officers as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(2)		Market Value of Shares of Units of Stock that have not Vested ($)
Jonathan E. Lim, M.D.	7,639	(3)	25,694	(3)		$0.60	2/14/2023	—		—
President and Chief Executive Officer	—		400,000	(4)		$6.00	12/16/2023	— —		— —
Zachary Hornby Chief Financial Officer and Vice President, Corporate Development	6,667 1,527 3,125 — —	(5) (3) (6)	13,333 5,139 46,875 250,000 —	(5) (3) (6) (4)	$ $ $ $	0.57 0.60 1.02 6.00 —	12/10/2022 2/14/2023 9/9/2023 12/16/2023 —	— — — — 16,667	(7)	— — — — 116,669	(7)

(1)	All option awards with a grant date before October 31, 2013 were initially granted by Ignyta Operating as compensation for services performed for Ignyta Operating, and were assumed by us upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary.
(2)	All stock awards were issued as compensation for services performed for Actagene prior to its merger with and into Ignyta Operating in May 2013. All such restricted stock awards were assumed by Ignyta Operating upon the closing of its merger with Actagene and were assumed by us upon the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary.
(3)	The option award has a grant date of February 14, 2013 and vests pursuant to the following schedule: 1/48th of the shares subject to the award vested on February 14, 2013, and 1/48th of the shares subject to the award vest on each monthly anniversary thereafter.
(4)	The option award has a grant date of December 16, 2013 and vests pursuant to the following schedule: 25% of the shares subject to the award vest on December 2, 2014, and 1/36th of the remaining shares subject to the award vest on each monthly anniversary thereafter.
(5)	The option award has a grant date of December 10, 2012 and vests pursuant to the following schedule: 25% of the shares subject to the award vested on August 6, 2013, and 1/36th of the remaining shares subject to the award vest on each monthly anniversary thereafter.
(6)	The option award has a grant date of September 9, 2013 and vests pursuant to the following schedule: 1/48th of the shares subject to the award vested on of October 9, 2013, and 1/48th of the shares subject to the award vest on each monthly anniversary thereafter.
(7)	The restricted stock award has a grant date of February 28, 2013 and vests pursuant to the following schedule: 1/3 of the shares subject to the award vested on February 28, 2014, and 1/24th of the remaining shares subject to the award vest on each monthly anniversary thereafter. The market value of the restricted stock award has been determined by multiplying the number of shares subject to the restricted stock award by the closing market price of our common stock on December 31, 2013 of $7.00, as reported by the OTCQB.

Potential Payments upon Termination or Change in Control

Except as described below, neither Ignyta nor Ignyta Operating has, and neither such entity had immediately prior to the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, any agreements, plans or arrangements that provide for payments or benefits to their respective named executive officers in connection with the resignation, retirement or other termination of a named executive officer, a change in control of the applicable entity, or a change in a named executive officer’s responsibilities following a change in control of the applicable entity.

The Ignyta Plan provides that the administrator thereof has the authority to provide for the full or partial automatic vesting and exercisability of outstanding unvested awards under the Ignyta Plan in connection with certain corporate events and change in control transactions. The named executive officer of Ignyta Operating for its fiscal year ended December 31, 2012, and the executive officers of Ignyta as of immediately following the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, hold outstanding option awards granted under the Ignyta Plan. There was no acceleration of vesting or exercisability for any outstanding options under the Ignyta Plan in connection with (i) the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, (ii) our November 2013 private placements of common stock or (iii) any other corporate event or change in control transaction of Ignyta or Ignyta Operating.

Severance and Change in Control Severance Plan

On December 16, 2013, our board of directors approved and adopted the Ignyta, Inc. 2013 Severance and Change in Control Severance Plan, or the Severance Plan, for the benefit of certain employees of our company or any of our parents or subsidiaries as designated by our board of directors, each, a Covered Employee. Our board of directors adopted the Severance Plan to provide assurances of specified severance benefits to Covered Employees whose employment is subject to involuntarily termination by us other than for Cause (as defined in the Severance Plan) under the circumstances described in the Severance Plan, including, but not limited to, following a Change in Control (as defined in the Severance Plan). The severance benefits each Covered Employee could become entitled to receive under the Severance Plan are determined pursuant to each Covered Employee’s classification as a Tier 1 Covered Employee, Tier 2 Covered Employee or Tier 3 Covered Employee. Covered Employees are classified as follows:

•	“Tier 1 Covered Employee” means our Chief Executive Officer, which currently consists of Jonathan E. Lim, M.D., our President and Chief Executive Officer.

•	“Tier 2 Covered Employee” means a C-level employee of our company who has been designated by our board of directors as eligible to participate in the Severance Plan. This category currently includes Zachary Hornby, our Chief Financial Officer, Matthew Onaitis, our General Counsel and Secretary and Sara Zaknoen, M.D., our Chief Medical Officer.

•	“Tier 3 Covered Employee” means a Vice President-level employee of our company who has been designated by our board of directors as eligible to participate in the Severance Plan. This category currently includes Jean-Michel Vernier, our Vice President, Medicinal Chemistry, and Anthony P. Shuber, our Vice President, Chief Technology Officer.

Pursuant to the Severance Plan, if, at any time before or after the 12-month period beginning on the date of a Change in Control, we (or any of our parents or subsidiaries) terminate a Covered Employee’s employment other than for Cause (and other than due to death or Disability (as defined in the Severance Plan)), then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•	Continued payment of Base Pay (as defined in the Severance Plan) for 12 months, nine months or six months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively; and

•	Company-paid COBRA coverage for 12 months, nine months or six months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively.

Pursuant to the Severance Plan, if, at any time on or within the 12 month period following a Change in Control, we (or any of our parents or subsidiaries) terminate a Covered Employee’s employment other than for Cause (and other than due to death or Disability), then the Covered Employee will be entitled to receive the following severance benefits, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement:

•	The following aggregate cash amount paid in installments over the following time period:

•	In the case of a Tier 1 Covered Employee, the sum of 1.5 times annualized Base Pay and 1.5 times Target Bonus (each as defined in the Severance Plan) paid in equal installments over the 18-month period following termination;

•	In the case of a Tier 2 Covered Employee, the sum of 1.0 times annualized Base Pay and 1.0 times Target Bonus paid in equal installments over the 12-month period following termination; or

•	In the case of a Tier 3 Covered Employee, the sum of 0.75 times annualized Base Pay and 0.75 times Target Bonus paid in equal installments over the nine-month period following termination.

•	Company-paid COBRA coverage for 18 months, 12 months or nine months following termination in the case of a Tier 1, Tier 2 or Tier 3 Covered Employee, respectively.

•	100% accelerated vesting of the Covered Employee’s Equity Compensation Awards (as defined in the Severance Plan).

The severance benefits prescribed by the Severance Plan are subject to a Section 280G better-off cutback provision, which provides that, in the event that the benefits provided to the Covered Employee pursuant to the Severance Plan or otherwise constitute parachute payments with the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, the Covered Employee’s severance benefits under the Severance Plan will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the Covered Employee receiving the largest amount of severance benefits on an after-tax basis.

The Severance Plan has an initial term of three years commencing on December 16, 2013 and will automatically terminate on the third anniversary thereof unless otherwise extended by our board of directors.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2013 (in thousands, except per share data).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Amended and Restated 2011 Stock Incentive Plan (1)	712,652	$0.71	—
Equity compensation plans not approved by security holders:
Amended and Restated 2011 Stock Incentive Plan (1) (2)	420,501	$6.00	1,567,209

(1)	The material features of the Amended and Restated 2011 Stock Incentive Plan are described in footnote 7 to our financial statements for the fiscal year ended December 31, 2013.
(2)	On December 16, 2013, our board of directors approved an amendment to the Amended and Restated 2011 Stock Incentive Plan to increase the total number of shares of our common stock available for issuance thereunder from 712,652 shares to 2,712,652 shares. That amendment became effective on December 16, 2013 upon the approval thereof by our board of directors; however, our stockholders did not approve such increase to the share reserve. The material features of our Amended and Restated 2011 Stock Incentive Plan are summarized below.

Policies Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee until February 28, 2014. On that date, Dr. Bristol, Mr. Casdin and Dr. Dreismann were appointed to our compensation committee. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below and except for compensation for employment or services provided in other roles, since our inception in August 2012 and Ignyta Operating’s inception in August 2011, there has not been, nor is there currently proposed, any transaction to which we are or were a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest. All of the transactions described in this section occurred prior to the adoption of the audit committee charter

Ignyta

On November 6, 2013, City Hill Venture Partners I, LLC, or City Hill, and Alexander Casdin, among other investors, purchased shares of the common stock of Ignyta in a private placement for a per share purchase price of $6.00, with City Hill purchasing 333,334 shares for an aggregate purchase price of $2,000,004, and Mr. Casdin purchasing 50,000 shares for an aggregate purchase price of $300,000. Jonathan E. Lim, the current President, Chief Executive Officer and Chairman of the Board of Ignyta and Ignyta Operating, is the Manager of City Hill Ventures, LLC, which is the Manager of City Hill, and City Hill is a holder of more than 5% of the outstanding capital stock of Ignyta as of the date of this proxy statement. Mr. Casdin is currently a member of the board of directors of Ignyta.

Each of our directors and officers that was an investor in or held a director, officer or other position with Ignyta Operating prior to the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary, were issued shares of our common stock as consideration for the cancellation of their equity holdings in Ignyta Operating upon the closing of the merger. See the information under the heading “Security Ownership of Certain Beneficial Owners and Management” for information about each such party’s current beneficial ownership in our common stock.

Ignyta Operating

On July 26, 2011 and March 21, 2012, City Hill purchased an aggregate of 833,334 shares of the series A preferred stock of Ignyta Operating, for a per share purchase price of $0.60 and an aggregate purchase price of $500,000. In addition, (i) on June 22, 2012, City Hill and Alexander Casdin, among other investors, purchased shares of the series B preferred stock of Ignyta Operating for a per share purchase price of $3.00, with City Hill purchasing 500,000 shares for an aggregate purchase price of $1,500,000, and Mr. Casdin purchasing 33,334 shares for an aggregate purchase price of $100,000, and (ii) on December 21, 2012, City Hill, Mr. Casdin and Zachary Hornby, among other investors, purchased shares of the series B preferred stock of Ignyta Operating for a per share purchase price of $3.00, with City Hill purchasing an additional 83,334 shares for an aggregate purchase price of $250,000, Mr. Casdin purchasing an additional 16,667 shares for an aggregate purchase price of $50,000, and Mr. Hornby purchasing 8,334 shares for an aggregate purchase price of $25,000. Jonathan E. Lim, the current President, Chief Executive Officer and Chairman of the Board of Ignyta and Ignyta Operating, is the Manager of City Hill Ventures, LLC, which is the Manager of City Hill, and City Hill was a holder of more than 5% of the outstanding capital stock of Ignyta Operating prior to the closing of the October 31, 2013 merger in which Ignyta Operating became our wholly-owned subsidiary and is a holder of more than 5% of the outstanding capital stock of Ignyta as of the date of this proxy statement. Mr. Casdin is currently a member of the board of directors of Ignyta. Mr. Hornby currently serves as the Chief Financial Officer and Vice President, Corporate Development of Ignyta and in the same roles for Ignyta Operating.

On May 20, 2013, Ignyta Operating closed its acquisition of Actagene, by way of Actagene’s merger with and into Ignyta Operating. As consideration for the cancellation of the shares of Actagene held by its stockholders upon the closing of that merger, Ignyta Operating issued to each such stockholder a number of shares of Ignyta Operating common stock based on a specified ratio. Jonathan E. Lim was a director, and City Hill was the controlling stockholder, of both Ignyta Operating and Actagene immediately prior to the closing of the merger. As a result of its equity ownership of Actagene, City Hill was issued an aggregate of 1,000,000 shares of Ignyta Operating common stock as consideration upon the closing of the merger. Pursuant to a valuation completed shortly following the merger with Actagene, Ignyta Operating’s common stock had a fair market value of $1.02 per share as of the date of such valuation, resulting in an aggregate fair market value of approximately $1,020,000 for the shares of Ignyta Operating’s common stock issued to City Hill (and thereby controlled by Dr. Lim) in connection with the merger with Actagene. Ignyta Operating has accounted for the merger with Actagene as a combination of entities under common control, and as a result the shares issued as merger consideration were valued for accounting purposes at $0.003 per share.

Registration Rights Agreement

In November 2013, we entered into a registration rights agreement with the investors that participated in private placements of our common stock. Pursuant to the terms of the registration rights agreement, on December 19, 2013 we filed with the SEC a registration statement to register for resale all of the 9,010,238 shares of our common stock issued in such private placements, which registration statement was subsequently declared effective by the SEC on February 11, 2014.

Indemnification of Officers and Directors

Our amended and restated articles of incorporation provide for indemnification of our directors and officers substantially identical in scope to that permitted under applicable Nevada law. Our amended and restated articles of incorporation also provide that the expenses of our directors and officers incurred in defending any applicable action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the required undertaking by the director or officer is delivered to us.

We have also entered into separate indemnification agreements with each of our current directors and executive officers consistent with Nevada law and in the form approved by our board of directors and our stockholders, and we contemplate entering into such indemnification agreements with directors and certain executive officers that may be elected or appointed in the future. Those indemnification agreements require that under the circumstances and to the extent provided for therein, we indemnify such persons to the fullest extent permitted by applicable law against certain expenses incurred by any such person as a result of such person being made a party to certain actions, suits and proceedings by reason of the fact that such person is or was a director, officer, employee or agent of our company, any entity that was a predecessor corporation of our company or any of our affiliates. The rights of each person who is a party to such an indemnification agreement are in addition to any other rights such person may have under applicable Nevada law, our amended and restated articles of incorporation, our bylaws, any other agreement, a vote of our stockholders, a resolution adopted by our board of directors or otherwise. We also maintain a customary insurance policy that indemnifies our directors and officers against various liabilities, including liabilities arising under the Securities Act, that may be incurred by any director or officer in his or her capacity as such.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 31, 2014, which is 120 days prior to the first anniversary of the expected mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the Reincorporation Proposal is approved, proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the preceding year’s annual meeting. Therefore, for business to be properly brought before an annual meeting by a stockholder, such a proposal must be received by us no earlier than February 11, 2015 and no later than March 13, 2015. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not later than 90 days prior and not earlier than 120 days prior to such annual meeting or ten calendar days following the date on which public disclosure of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the fiscal year ended December 31, 2013 will be mailed to stockholders of record on or about April 30, 2014. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Ignyta, Inc., 11095 Flintkote Avenue, Suite D, San Diego, California 92121, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by contacting us at Ignyta, Inc., 11095 Flintkote Avenue, Suite D, San Diego, California 92121, Attention: Corporate Secretary; (858) 255-5959. We will promptly send additional copies of the proxy statement or annual report. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Jonathan E. Lim, M.D.
President, Chief Executive Officer and Chairman of the Board

San Diego, California

April 30, 2014

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

IGNYTA, INC.

and

IGNYTA OPERATING, INC.

Dated as of [●], 2014

THIS AGREEMENT AND PLAN OF MERGER, dated as of [—], 2014 (this “Agreement”), is entered into by and between Ignyta, Inc., a Nevada corporation (“Ignyta”), and Ignyta Operating, Inc., a Delaware corporation (“Ignyta Operating”). Ignyta and Ignyta Operating are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, Ignyta is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, Ignyta Operating is a corporation duly organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Ignyta;

WHEREAS, Ignyta has authority to issue 100,000,000 shares of Common Stock, $0.00001 par value per share (“Ignyta Common Stock”), of which [—] shares are issued and outstanding, and 10,000 shares of Preferred Stock, $0.00001 par value per share (“Ignyta Preferred Stock”), of which [—] shares are issued and outstanding;

WHEREAS, at and following the Effective Time (as defined herein), Ignyta Operating will have authority to issue 150,000,000 shares of Common Stock, $0.0001 par value per share (“Ignyta Operating Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share;

WHEREAS, [1,000] shares of Ignyta Operating Common Stock are issued and outstanding, all of which are owned by Ignyta;

WHEREAS, the respective Boards of Directors of Ignyta and Ignyta Operating have determined that it is advisable and in the best interests of such corporations and their stockholders that Ignyta merge with and into Ignyta Operating upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the purpose of the Merger (as defined below) is, among other things, to change the state of incorporation of Ignyta to enable Ignyta to avail itself of the advantages that the corporate laws of Delaware afford to public companies;

WHEREAS, for United States federal income tax purposes, the parties hereto intend the Merger (as defined below) to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder;

WHEREAS, the Board of Directors of Ignyta has approved this Agreement and directed that this Agreement be submitted to a vote of Ignyta stockholders for approval in accordance with Chapter 92A of the Nevada Revised Statutes (the “NRS”), and the stockholders of Ignyta have approved this Agreement and the Merger; and

WHEREAS, the Board of Directors of Ignyta Operating has approved this Agreement and the sole stockholder of Ignyta Operating has approved this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, Ignyta and Ignyta Operating hereby agree as follows:

1: Merger. Ignyta shall be merged with and into Ignyta Operating (the “Merger”) in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”) and Section 92A.120 and 92A.190 of the NRS such that Ignyta Operating shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”). The Merger shall become effective (the “Effective Time”) upon the latest to occur of

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(a) the filing with the Nevada Secretary of State of the Articles of Merger complying with NRS Chapter 92A and executed and acknowledged on behalf of Ignyta Operating and Ignyta in accordance with the requirements of the NRS and (b) the filing with the Delaware Secretary of State of the Certificate of Merger complying with the DGCL and executed and acknowledged on behalf of Ignyta Operating and Ignyta in accordance with the requirements of the DGCL.

2: Governing Documents. At and following the Effective Time, the Certificate of Incorporation attached to the Certificate of Merger filed with the Secretary of State of the State of Delaware shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law. At and following the Effective Time, the Bylaws of Ignyta Operating in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter duly amended.

3: Directors. The persons who are directors of Ignyta immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

4: Officers. The persons who are officers of Ignyta immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

5: Succession. At the Effective Time, in accordance with NRS 92A.250 the separate corporate existence of Ignyta shall cease and (i) all the rights, privileges, powers and franchises of a public and private nature of each of the Constituent Corporations, subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (ii) all assets, property, real, personal and mixed, belonging to each of the Constituent Corporations; and (iii) all debts due to each of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action, in each case, shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of the respective Constituent Corporations. The title to any real estate vested by deed or otherwise and any other asset, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and all rights of creditors and all liens upon any property of Ignyta shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Ignyta, its stockholders, Board of Directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Ignyta. The employees and agents of Ignyta shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Ignyta.

6: Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Ignyta such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ignyta, and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Ignyta or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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7: Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Ignyta Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into one (1) validly issued, fully paid and non-assessable share of Ignyta Operating Common Stock; (ii) each security convertible into or exercisable or exchangeable for Ignyta Common Stock issued and outstanding immediately prior to the Effective Time under [the Ignyta, Inc. 2014 Incentive Award Plan (the “Ignyta 2014 Plan”),]1 the Amended and Restated 2011 Stock Incentive Plan (the “Ignyta 2011 Plan”) and the Ignyta, Inc. Employment Inducement Incentive Plan (the “Ignyta Inducement Plan” and, together with [the Ignyta 2014 Plan and] the Ignyta 2011 Plan, the “Ignyta Plans”) shall be cancelled and converted, exercised or exchanged, upon the same restrictions, terms and conditions, into an option to purchase or other right to acquire, upon the same terms and conditions, the number of shares of Ignyta Operating Common Stock that is equal to the number of shares of Ignyta Common Stock that the holder would have received had the holder exercised such option to purchase or other right to acquire in full immediately prior to the Effective Time (whether or not such option to purchase or other right to acquire was then exercisable) and the exercise price per share or conversion price or ratio per share under each of said option to purchase or other right to acquire shall be the exercise price per share or conversion price or ratio per share thereunder immediately prior to the Effective Time, (iii) the shares of Ignyta Common Stock that remain available for issuance under the Ignyta Plans, if any, including without limitation any such shares that are added back to the authorized share limit at any time by virtue of forfeitures, surrenders or otherwise, shall be cancelled and converted into shares of Ignyta Operating Common Stock, such that all awards under the Ignyta Plans from and after the Effective Time shall relate to shares of Ignyta Operating Common Stock rather than shares of Ignyta Common Stock, (iv) each warrant convertible into or exercisable or exchangeable for Ignyta Common Stock issued and outstanding immediately prior to the Effective time shall be cancelled and converted, upon the same restrictions, terms and conditions, into the option to purchase or other right to acquire, upon the same terms and conditions, the number of shares of Ignyta Operating Common Stock that is equal to the number of shares of Ignyta Common Stock that the holder would receive had the holder exercised such right to acquire in full immediately prior to the Effective Time (whether or not such right to acquire was then exercisable) and the exercise price per share or conversion ratio per share under each of said option to purchase or other right to acquire shall be the exercise price per share or conversion price or ratio per share thereunder immediately prior to the Effective Time, and (v) each share of Ignyta Operating Common Stock issued and outstanding immediately prior to the Effective Time and held by Ignyta shall be cancelled, without any consideration being issued or paid therefor, and shall resume the status of authorized and unissued shares of Ignyta Operating Common Stock, and no shares of Ignyta Operating Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof. After the Effective Time, the Surviving Corporation shall reflect in its stock ledger the number of shares of Ignyta Operating Common Stock to which each stockholder of Ignyta is entitled pursuant to the terms hereof.

8: Conversion of Plans. The terms of the Ignyta Plans, as in effect at the Effective Time, shall remain in full force and effect with respect to each option to purchase or other right to acquire shares of Ignyta Common Stock after giving effect to the Merger and the assumptions by Ignyta Operating as set forth above. As of the Effective Time, Ignyta Operating shall assume the Ignyta Plans and all references therein to Ignyta or Ignyta Common Stock shall be deemed automatically amended to be references to Ignyta Operating and Ignyta Operating Common Stock. [The parties acknowledge that there are [            ] shares of Ignyta Common Stock reserved for issuance under the Ignyta 2014 Plan as of immediately prior to the Effective Time pursuant to its terms, all of which may be issued pursuant to the award of incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended). The Ignyta 2014 Plan permits the issuance of awards thereunder, including incentive stock options, to all employees of Ignyta and its subsidiaries. Following the Effective Time and the assumption of the Ignyta 2014 Plan by Ignyta Operating, there will be [            ] shares of Ignyta Operating Common Stock reserved for issuance under the Ignyta 2014 Plan as of immediately following the Effective Time pursuant to its terms which may be issued to employees of Ignyta Operating and its subsidiaries.]

[1]	To be included if Ignyta 2014 Plan is approved by the stockholders of Ignyta, Inc. at the 2014 annual meeting of stockholders.

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9: Fractional Shares. No fractional shares of Ignyta Operating Common Stock shall be issued upon the conversion of any shares of Ignyta Common Stock.

10: Stock Certificates. At the Effective Time, each certificate representing issued and outstanding shares of Ignyta Common Stock immediately prior to the Effective Time shall be deemed and treated for all purposes as representing the shares of Ignyta Operating Common Stock into which such shares of Ignyta Common Stock have been converted as provided in this Agreement. Each stockholder of Ignyta may, but is not required to, exchange any existing stock certificates representing shares of Ignyta Common Stock for stock certificates representing the same number of shares of Ignyta Operating Common Stock. All shares of Ignyta Operating Common Stock into which shares of Ignyta Common Stock shall have been converted pursuant to this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. At the Effective Time, the holders of certificates representing Ignyta Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole rights shall be with respect to Ignyta Operating Common Stock into which their shares of Ignyta Common Stock have been converted as provided in this Agreement. At the Effective Time, the stock transfer books of Ignyta shall be closed, and no transfer of shares of Ignyta Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

11: Amendment. Subject to compliance with the provisions of NRS 92A.120(9), the parties hereto may amend, modify or supplement this Agreement prior to the Effective Time.

12: Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Ignyta Operating or Ignyta or both, notwithstanding the approval of this Agreement by the stockholders of Ignyta or the sole stockholder of Ignyta Operating.

13: Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14: Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

15: Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice or conflict of law provisions contained therein to the extent that the application of the laws of another jurisdiction will be required thereby.

16: Plan of Reorganization. This Agreement is hereby adopted as a “plan of reorganization” within the meaning of Section 368 (a) of the Code.

17: Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, Ignyta and Ignyta Operating have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

Ignyta, Inc., a Nevada corporation

By:
Name:
Title:

Ignyta Operating, Inc., a Delaware corporation

By:
Name:
Title:

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ANNEX B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IGNYTA, INC.

(originally incorporated on August 29, 2011)

FIRST: The name of the Corporation is Ignyta, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, Zip Code 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares, consisting of (a) 150,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock as and when determined by the Board of Directors subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: This Article EIGHTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors to Class I, Class II or Class III.

4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article EIGHTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

NINTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Certificate of Incorporation or the Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this [—]th day of [—], 2014.

IGNYTA, INC.

By:
Name:	Jonathan E. Lim
Title:	President and Chief Executive Officer

ANNEX C

AMENDED AND RESTATED BYLAWS

OF

IGNYTA, INC.

ARTICLE I - CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of Ignyta, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

1.2 OTHER OFFICES.

The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 ANNUAL MEETING.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted.

2.3 SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4 ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation

(and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these bylaws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or (y) with respect to the first annual meeting held after February 1, 2014, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, without limitation, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including, without limitation, due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing

Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including, without limitation, their names) and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (E) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal and (F) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(d) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

(e) A person shall be deemed to be “Acting in Concert” with another person for purposes of these bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, the Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(f) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(g) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.4 or Section 2.5. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination of a person or persons for election to the Board if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j) Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

2.5 ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including, without limitation, by any committee or persons appointed by the Board, or (ii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.4(b) of these bylaws) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at such special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(i) of these bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure in clause (L) of Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.4(e) of these bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), (D) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (E) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination and (F) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(g); and

(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(d) For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(h) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(i) Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

2.6 NOTICE OF STOCKHOLDERS’ MEETINGS.

Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be deemed given:

(a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records; or

(b) if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8 QUORUM.

Unless otherwise provided by law, the certificate of incorporation or these bylaws, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

2.10 CONDUCT OF BUSINESS.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants, and the number of any such questions or comments from each participant. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

2.16 POSTPONEMENT AND CANCELLATION OF MEETING.

Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting.

2.17 INSPECTORS OF ELECTION.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Such inspectors shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these bylaws, each director, including, without limitation, a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the Corporation shall be divided into three (3) classes.

3.4 RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile; or

(d) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 QUORUM.

The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board pursuant to Section 3.2 of these bylaws shall constitute a quorum of the Board for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 BOARD ACTION BY CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS.

Subject to the rights of the holders of the shares of any series of Preferred Stock, the Board or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE IV - COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 of these bylaws (place of meetings and meetings by telephone);

(b) Section 3.6 of these bylaws (regular meetings);

(c) Section 3.7 of these bylaws (special meetings and notice);

(d) Section 3.8 of these bylaws (quorum);

(e) Section 7.12 of these bylaws (waiver of notice); and

(f) Section 3.9 of these bylaws (action without a meeting),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V - OFFICERS

5.1 OFFICERS.

The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require.

Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2 of these bylaws.

5.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI - RECORDS AND REPORTS

6.1 MAINTENANCE OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

ARTICLE VII - GENERAL MATTERS

7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the certificate of incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice chairperson of the Board, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 LOST CERTIFICATES.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6 DIVIDENDS.

The Board, subject to any restrictions contained in either (a) the DGCL or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7 FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8 SEAL.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9 TRANSFER OF STOCK.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.10 STOCK TRANSFER AGREEMENTS.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11 REGISTERED STOCKHOLDERS.

The Corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION

8.1 NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 DEFINITION OF ELECTRONIC TRANSMISSION.

For the purposes of these bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX - INDEMNIFICATION

9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2 INDEMNIFICATION OF OTHERS.

The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 PREPAYMENT OF EXPENSES.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 DETERMINATION; CLAIM.

If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 OTHER INDEMNIFICATION.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 CONTINUATION OF INDEMNIFICATION.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9 AMENDMENT OR REPEAL.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE X - AMENDMENTS.

Subject to the limitations set forth in Section 9.9 of these bylaws or the provisions of the certificate of incorporation, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

ANNEX D

IGNYTA, INC. 2014

INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Ignyta, Inc. 2014 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Ignyta, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean (a) the Administrator’s determination that the Holder failed to substantially perform the Holder’s duties (other than any such failure resulting from the Holder’s Disability); (b) the Administrator’s determination that the Holder failed to carry out, or comply with any lawful and reasonable directive of the Board or the Holder’s immediate supervisor; (c) the Holder’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Holder’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Holder’s duties and responsibilities; or (e) the Holder’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company of any of its Subsidiaries. Notwithstanding the foregoing, if the Holder is a party to a written employment or consulting agreement with the Company (or its Subsidiary) in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

2.8 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

Notwithstanding the foregoing, a transaction shall not constitute a “Change in Control” if its purpose is to change the state of the Company’s incorporation.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 12.1.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.00001 per share.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Director” shall mean a member of the Board, as constituted from time to time.

2.16 “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Expiration Date” shall have the meaning given to such term in Section 13.1.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange or the NASDAQ Stock Market), (ii) national market system or (iii) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Full Value Award” shall mean any Award that is settled by the issuance of Shares other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) any other Award which has a per-share exercise or purchase price that is at least equal to 100% of the Fair Market Value per share of Common Stock on the date of grant of such Award.

2.27 “Good Reason” shall mean (a) a change in the Holder’s position with the Company (or its Subsidiary employing the Holder) that materially reduces the Holder’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Holder’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Holder’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Holder) without the Holder’s consent. Notwithstanding the foregoing, if Holder is a party to a written employment or consulting agreement with the Company (or its Subsidiary) in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.

2.28 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29 “Holder” shall mean a person who has been granted an Award.

2.30 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31 “Independent Director” shall mean a Director of the Company who is not an Employee of the Company and who qualifies as “independent” within the meaning of NASDAQ Stock Market Rule 5605(a)(2), or any successor rule, if the Company’s securities are traded on the NASDAQ Stock Market, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.

2.32 “Inducement Plan” shall mean the Ignyta, Inc. Employment Inducement Incentive Award Plan.

2.33 “Non-Employee Director” shall mean a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.34 “Non-Employee Director Compensation Program” shall have the meaning set forth in Section 4.6.

2.35 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.36 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.37 “Option Term” shall have the meaning set forth in Section 6.6.

2.38 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.39 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.40 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation’ as described in Section 162(m)(4)(C) of the Code.

2.41 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating or other costs and expenses; (xiv) improvements in expense levels; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share of Common Stock; (xix) regulatory body approval for commercialization of a product; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) comparisons with various stock market indices; (xxiv) capital raised in financing transactions or other financing milestones; (xxv) stockholders’ equity; (xxvi) market recognition (including but not limited to awards and analyst ratings); (xxvii) financial ratios; and (xxviii) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.43 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.44 “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.45 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.46 “Plan” shall have the meaning set forth in Article 1.

2.47 “Prior Plan” shall mean the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan, as amended.

2.48 “Prior Plan Option” shall mean a stock option award outstanding under the Prior Plan as of the Effective Date.

2.49 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.50 “Restricted Stock Unit” shall mean the right to receive Shares or cash awarded under Article 8.

2.51 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.52 “Shares” shall mean shares of Common Stock.

2.53 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.54 “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4.

2.55 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.56 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.57 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.58 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, disability or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service (and result in such Incentive Stock Option ceasing to be treated as such for tax purposes and to instead be treated as a Non-Qualified Stock Option) only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 3,000,000 Shares, plus (ii) the number of Shares subject to any Prior Plan Option to the extent such Prior Plan Option is outstanding as of the Effective Date and such Shares become available for issuance under the Plan pursuant to Section 3.1(b) below thereafter; provided, however, that in no event shall the number of Shares which shall become available for issuance or transfer pursuant to Awards under the Plan pursuant to clause (ii) above exceed an aggregate of 1,643,488 Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights granted under the Plan after the Effective Date shall be counted against this limit as one Share for every one Share subject to such Awards. Any Shares that are subject to Full Value Awards granted under the Plan after the Effective Date shall be counted against this limit as 1.3 Shares for every one Share subject to such Awards. From and after the Effective Date, no awards shall be granted under the Prior Plan or the Inducement Plan; however, outstanding awards under the Prior Plan or the Inducement Plan shall continue to be subject to the terms and conditions of the Prior Plan or the Inducement Plan, as applicable. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to Awards under the Plan (including Incentive Stock Options) shall not exceed an aggregate of 4,643,488 Shares, subject to adjustment pursuant to Section 13.2.

(b) To the extent all or a portion of an Award or a Prior Plan Option is forfeited, expires, lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award, Prior Plan Option or portion thereof, to the extent of such forfeiture, expiration, lapse or cash settlement, shall again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3.1(a) above. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or a Prior Plan Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right or a Prior Plan Option; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or Prior Plan Options. Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award shall be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3.1(a) above. Any Shares forfeited by the Holder or repurchased by the Company under Section 7.4 at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3.1(a) above. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 3,000,000, and no Eligible Individual may be granted, during any calendar year, Awards initially payable in cash that could result in such Eligible Individual receiving cash payments exceeding $10,000,000 pursuant to such Awards. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the share limitations contained in Sections 3.1 and 3.3. Notwithstanding the foregoing, and subject to Section 13.2, no Non-Employee Director shall be granted Awards under the Plan for services as a Non-Employee Director for any calendar year covering more than 250,000 Shares.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Compensation Program, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United

States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator, in its discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Program”), subject to the limitations of the Plan. The Non-Employee Director Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Compensation Program may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED

COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified

Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals that is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, that may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award that is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) unless otherwise determined by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.3 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria selected by the Administrator, including Performance Goals or Performance Criteria. At any time after the grant of an Option, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire 30 days following such Termination of Service.

6.4 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

6.5 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless otherwise determined by the Administrator and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

6.6 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its discretion; provided, however, that the Option Term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 6.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

6.7 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.8 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 7.

RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals, Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.3 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.4 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise set forth in an applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.5 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to the attainment of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder that are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an

Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. The exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

10.2	Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator, and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, Performance Criteria, Performance Goals or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in an

Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall automatically expire 30 days following such Termination of Service.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Holder with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 11.1 above. Without limiting the foregoing, the Administrator, in its discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless otherwise determined by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for Cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The “Administrator” of the Plan shall be the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more members of the Board appointed by and holding office at the pleasure of the Board, each of whom is an Independent Director, an “outside director” for purposes of Section 162(m) of the Code and a Non-Employee Director. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Goals or Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2(d).

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the share limitations contained in Section 3.1, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date the Plan is first adopted by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6, if applicable; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, including, without limitation, a Change in Control, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 13.2(a) and 13.2(b), the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Holders, and/or the making of a cash payment to Holders, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause all or any portion of such Award to become fully vested and/or exercisable and/or payable immediately prior to the consummation of such transaction and all forfeiture restrictions on all or any portion of such Award to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator, in its discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards that are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code (including Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

IGNYTA, INC. 11095 FLINTKOTE AVENUE SUITE D SAN DIEGO, CA 92121

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M73614-P52591                           KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IGNYTA, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors

Nominees:

	01)	Jonathan E. Lim, M.D.
	02)	James Bristol, Ph.D.
	03)	Alexander Casdin
	04)	Heinrich Dreismann, Ph.D.
	05)	James Freddo, M.D.

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.					☐	☐	☐

3.	To approve an agreement and plan of merger pursuant to which Ignyta, Inc. will merge with and into Ignyta Operating, Inc., a Delaware corporation and a wholly-owned subsidiary of Ignyta, Inc., with Ignyta Operating, Inc. being the surviving entity to the merger and changing its name to Ignyta, Inc., which will result in our reincorporation from the State of Nevada to the State of Delaware.					☐	☐	☐

4.	To approve the Ignyta, Inc. 2014 Incentive Award Plan.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and proxy statement is hereby acknowledged.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M73615-P52591

IGNYTA, INC.

Annual Meeting of Shareholders

June 11, 2014 at 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jonathan E. Lim, M.D. and Matthew W. Onaitis, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Ignyta, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at 8:00 AM, Pacific time, on June 11, 2014, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36344	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2014, Ignyta, Inc.’s wholly-owned subsidiary Ignyta Operating, Inc. (“Ignyta”) entered into the Third Amendment (the “Amendment”) to the Lease dated February 13, 2013, as amended (the “Existing Lease,” and as amended by the Amendment, the “Lease”), with BMR-Coast 9 LP (“BMR”) to lease approximately 8,219 rentable square feet of office and laboratory space in Suite A (“Suite A”) of the building located at 11095 Flintkote Avenue, San Diego, California 92121 (the “11095 Building”) and approximately 11,710 rentable square feet of office and laboratory space in the building located at 11111 Flintkote Avenue, San Diego, California 92121 (the “11111 Building”). The Existing Lease relates to the lease by Ignyta of approximately 4,074 rentable square feet of office and laboratory space in Suite D of the 11095 Building (“Suite D”), which space will continue to be leased by Ignyta under the Lease. The lease term with respect to Suite A and the terms of the Amendment with respect to Suite D will commence on May 1, 2014, and the lease term with respect to the 11111 Building will commence on the date that BMR delivers the premises to Ignyta after tenant improvements have been completed (the “Lease Commencement Date”), which date the parties estimate to be on or around November 17, 2014.

The Lease will expire 60 months after the Lease Commencement Date, with Ignyta having options to extend the term for two additional terms of three years as to any or all of Suite A, Suite D and the 11111 Building at the then-current fair market rental rate (as defined in the Amendment). During the term and so long as Ignyta is leasing all of Suite A, Suite D and the 11111 Building, Ignyta has a right of first offer to lease any or all of the additional rentable square feet in the 11095 Building for which BMR is seeking a tenant, at the rental rate defined in the Lease, with the term of such extension being the same as the term of the Lease.

Ignyta will have a one-time option to terminate the Lease (the “Termination Option”) effective as of the end of the 36th month after the Lease Commencement Date, subject to the payment of a termination fee defined in the Amendment. In the event Ignyta exercises this termination option, Ignyta will not enter into any lease agreement with any third party for space in San Diego County unless Ignyta provides BMR the opportunity to propose to lease to Ignyta alternative premises and negotiates in good faith with BMR with respect to such alternative premises.

The initial monthly rent for each of Suite A, Suite D and the 11111 Building will be $2.47 per rentable square foot. However, the first three month’s rent for Suite D under the Amendment, the first five month’s rent for Suite A and the first five month’s rent for the 11111 Building will be abated, provided in each case that Ignyta is not in default of the Lease. The monthly rent will increase by 3.0% on May 1 of each year. Ignyta has also provided to BMR an additional security deposit of $50,000, bringing the total security deposit under the Lease to a total of $59,270.75.

BMR will be responsible for completing tenant improvements in Suite D, Suite A and the 11111 Building. The costs of such tenant improvements will be borne by BMR unless such costs are in excess of an aggregate tenant improvement allowance of $2,341,741.40 and caused by Ignyta or force majeure events.

If the Lease Commencement Date has not occurred by November 30, 2014 (subject to extension for delays caused by Ignyta or force majeure events), then BMR shall provide Ignyta with one day of additional rent abatement for each day that the commencement of the Lease is delayed, other than due to delays caused by Ignyta or force majeure events.

If the Lease Commencement Date has not occurred by February 15, 2015 (subject to extension for delays caused by Ignyta or force majeure events), then the Lease term shall be deemed to expire on November 17, 2019 (subject to extension for any delays caused by Ignyta or force majeure events), and any exercise by Ignyta of the Termination Option will be effective as of end of the 36th month after such date.

If the Lease Commencement Date has not occurred by May 16, 2015 (subject to extension for delays caused by Ignyta or force majeure events), then Ignyta may terminate the Lease with respect to the 11111 Building, after which neither party will have any liability to the other with respect to such premises.

Under the Lease, Ignyta will be responsible for a pro rata share of BMR’s operating expenses for the Coast 9 project of which the 11095 Building and the 11111 Building are a part. However, increases in controllable operating expenses (as defined in the Lease) will be capped at 5% on a calendar year over calendar year basis. Ignyta will also be responsible for utilities it uses in the leased premises.

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The Lease contains customary default provisions allowing BMR to terminate the Lease, among other remedies, if Ignyta fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of Ignyta.

Ignyta intends to use the 11111 Building as its new corporate headquarters once the tenant improvements have been completed.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Lease between Ignyta Operating, Inc. and BMR-Coast 9 LP dated April 18, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2014	IGNYTA, INC.

By: /s/ Jonathan E. Lim, M.D. Name: Jonathan E. Lim, M.D. Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease between Ignyta Operating, Inc. and BMR-Coast 9 LP dated April 18, 2014.

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Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 18th day of April, 2014 (the “Execution Date”), by and between BMR-COAST 9 LP, a Delaware limited partnership (“Landlord”), and IGNYTA OPERATING, INC., a Delaware corporation (“Tenant,” formerly known as Ignyta, Inc.).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of February 19, 2013, as amended by that certain First Amendment to Lease dated as of February 28, 2013 and that certain Second Amendment to Lease dated as of November 26, 2013 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 11095 Flintkote Avenue in San Diego, California (the “11095 Building”);

B. WHEREAS, Landlord and Tenant desire to extend the Term of the Existing Lease and expand the Existing Premises to include additional space in the 11095 Building and the building located at 11111 Flintkote Avenue in San Diego, California (the “11111 Building”);

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

2. Extension of Term. The Term of the Existing Lease is hereby extended until, and the Term Expiration Date under the Existing Lease is hereby amended to mean, the 11111 Premises Expiration Date (as defined below).

3. Existing Premises.

3.1 Existing Premises Term. The Term with respect to the Existing Premises is hereby extended until the Term Expiration Date (as defined in Section 2). The period commencing on May 1, 2014 (the “Existing Premises Term Commencement Date”) and ending on the Term Expiration Date shall be referred to herein as the “Existing Premises Term.”

3.2 Condition of Existing Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Existing Premises and,

BioMed Realty form dated 2/26/14

notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Existing Premises Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Existing Premises for Tenant’s continued occupancy for the Existing Premises Term or to pay for any improvements to the Existing Premises, except with respect to the Existing Premises TI Allowance (as defined below).

3.3 Existing Premises Base Rent. Notwithstanding anything to the contrary in the Lease, commencing on the Existing Premises Term Commencement Date, initial monthly installments of monthly Base Rent for the Existing Premises shall equal:

Dates	Square Feet of Rentable Area	Base Rent Rate per Square Foot of Rentable Area	Monthly Base Rent*
Month 1 – Month 12	4,074	$2.47	$10,062.78

3.3.1 Existing Premises Base Rent Adjustments. Base Rent for the Existing Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent for the Existing Premises. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Existing Premises Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary throughout the Existing Premises Term.

3.3.2 Existing Premises Base Rent Abatement. Provided that Tenant is not then in financial or material non-financial default under the Lease, then during the first (1st), second (2nd) and third (3rd) months of the Existing Premises Term, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Existing Premises (the “Existing Premises Base Rent Abatement”). Tenant acknowledges and agrees that the Existing Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease. If Tenant shall be in financial or material non-financial default under the Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if the Lease is terminated for any reason other than Landlord’s breach of the Lease, in each case prior to the end of the third (3rd) month of the Existing Premises Term, then the dollar amount of the unapplied portion of the Existing Premises Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent for the Existing Premises applicable at the end of the Existing Premises Term and Tenant shall immediately be obligated to begin paying Base Rent for the Existing Premises in full. Nothing in this Section shall work to abate or reduce Tenant’s obligations under the Lease with respect to Additional Rent including (without limitation) Tenant’s obligations with respect to Tenant’s Share of Operating Expenses and the Property Management Fee. For purposes of calculating the Property Management Fee, Base Rent for the Existing Premises during the first (1st), second (2nd) and third (3rd) months of the Existing Premises Term shall be deemed to be Ten Thousand Sixty-Two and 78/100 Dollars ($10,062.78) per month.

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3.4 Existing Premises Tenant Improvements. Following the full execution and delivery of this Amendment, Landlord shall cause the improvements (the “Existing Premises Tenant Improvements”) described in the Work Letter attached hereto as Exhibit A (the “Work Letter”) to be constructed in the Existing Premises at a cost to Landlord not to exceed Twenty-Two Thousand Four Hundred Seven Dollars ($22,407.00) (based upon Five and 50/100 Dollars ($5.50) per square foot of Rentable Area of the Existing Premises) (the “Existing Premises TI Allowance”), except as set forth in Section 3 (including Sections 3.2 and 3.3) of the Work Letter.

3.4.1 The Existing Premises TI Allowance may be applied to the costs of (a) construction, (b) project management by Landlord (which fee shall equal two and twenty-five hundredths percent (2.25%) of the cost of the Existing Premises Tenant Improvements, including the Existing Premises TI Allowance), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Existing Premises Tenant Improvements, (f) costs and expenses for labor, material, equipment and fixtures and (g) the purchase of furniture, fixtures, equipment and personal property and for reasonable, out-of-pocket costs incurred in connection with moving Tenant’s furniture, fixtures, equipment and personal property into the Existing Premises (provided, however, that (i) only up to ten percent (10%) of the Existing Premises TI Allowance may be used for such purchases and costs, and (ii) Landlord’s obligation to apply the Existing Premises TI Allowance to the items described in this Subsection 3.4.1(g) shall be subject to the terms, conditions and provisions set forth in Section 5.3 of the Work Letter). In no event shall the Existing Premises TI Allowance be used for (l) payments to Tenant or any affiliates of Tenant, (m) the purchase of any furniture, personal property or other non-building system equipment (except as permitted in Subsection 3.4.1(g)), (n) costs resulting from any default by Tenant of its obligations under the Lease or (o) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In no event shall the Existing Premises TI Allowance (y) be used to correct any non-compliance with Applicable Laws outside of any of the Premises or (z) be passed through to Tenant as an Operating Expense.

3.4.2 Tenant shall have until the date (the “Existing Premises TI Deadline”) that is twelve (12) months after the 11111 Premises Commencement Date (as defined below), to expend the unused portion of the Existing Premises TI Allowance (including, in Tenant’s sole discretion, to utilize such unused portion of the Existing Premises TI Allowance for improvements to the Suite A Premises or the 11111 Premises), after which date Landlord’s obligation to fund such costs shall expire. In no event shall any unused Existing Premises TI Allowance entitle Tenant to a credit against Rent payable under the Lease.

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3.4.3 Tenant acknowledges that Landlord will be constructing the Existing Premises Tenant Improvements in the Existing Premises during Tenant’s occupancy of the Existing Premises under the Lease. Tenant shall permit Landlord to enter the Existing Premises at all times (including during business hours) to construct the Existing Premises Tenant Improvements, and Tenant shall otherwise reasonably cooperate with Landlord throughout the construction process to enable Landlord to complete the Existing Premises Tenant Improvements in a timely and efficient manner. In constructing the Existing Premises Tenant Improvements, Landlord shall reasonably cooperate with Tenant so as to cause as little interference to Tenant as is reasonably possible; provided, however, that in no event shall Landlord’s construction of the Existing Premises Tenant Improvements in the Existing Premises (a) cause Rent to abate under the Lease, (b) give rise to any claim by Tenant for damages or (c) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant.

4. Suite A Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately eight thousand two hundred nineteen (8,219) square feet of Rentable Area located on the first (1st) floor of the 11095 Building and known as Suite A (as more particularly described on Exhibit B, the “Suite A Premises”), for use by Tenant in accordance with the Permitted Use and no other uses.

4.1 Suite A Premises Term. The Term with respect to the Suite A Premises (the “Suite A Premises Term”) shall commence on May 1, 2014 (the “Suite A Premises Commencement Date”), and shall expire on the Term Expiration Date (as defined in Section 2). From and after the Suite A Premises Commencement Date, the term “Premises” as used in the Lease means the Existing Premises plus the Suite A Premises.

4.2 Condition of Suite A Premises. Tenant acknowledges that (a) it is in possession of the Suite A Premises (pursuant to that certain Space License Agreement dated as of March 31, 2014 (the “Suite A License Agreement”)) and is fully familiar with the condition of the Suite A Premises and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the Suite A Premises Commencement Date, (b) Landlord has not made and does not hereby make any representations or warranties of any kind whatsoever, express or implied, regarding the Suite A Premises, including (without limitation) any representation or warranty that the Suite A Premises are suitable for Tenant’s intended use and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Suite A Premises for Tenant’s occupancy of the Suite A Premises or to pay for any improvements to the Suite A Premises, except with respect to the Suite A TI Allowance (as defined below). The Suite A Premises have not undergone inspection by a Certified Access Specialist. Tenant’s taking possession of the Suite A Premises on the Suite A Premises Commencement Date shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Suite A Premises were at such time in good, sanitary and satisfactory condition and repair.

4.3 Tenant’s Pro Rata Share. Notwithstanding anything to the contrary in the Lease, commencing on the Suite A Premises Commencement Date, Tenant’s Pro Rata Share of the 11095 Building shall be 52.29% and Tenant’s Pro Rata Share of the Project shall be 7.58%.

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4.4 Suite A Premises Base Rent. Notwithstanding anything to the contrary in the Lease, commencing on the Suite A Premises Commencement Date, initial monthly installments of monthly Base Rent for the Suite A Premises shall equal:

Dates	Square Feet of Rentable Area	Base Rent Rate per Square Foot of Rentable Area	Monthly Base Rent
Month 1 – Month 12	8,219	$2.47	$20,300.93

4.4.1 Suite A Premises Base Rent Adjustments. Base Rent for the Suite A Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent for the Suite A Premises. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Suite A Premises Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary throughout the Suite A Premises Term.

4.4.2 Suite A Premises Base Rent Abatement. Provided that Tenant is not then in financial or material non-financial default under the Lease, then during the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) months of the Suite A Premises Term, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Suite A Premises (the “Suite A Premises Base Rent Abatement”). Tenant acknowledges and agrees that the Suite A Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease. If Tenant shall be in financial or material non-financial default under the Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if the Lease is terminated for any reason other than Landlord’s breach of the Lease, in each case prior to the end of the fifth (5th) month of the Suite A Premises Term, then the dollar amount of the unapplied portion of the Suite A Premises Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent for the Suite A Premises applicable at the end of the Suite A Premises Term and Tenant shall immediately be obligated to begin paying Base Rent for the Suite A Premises in full. Nothing in this Section shall work to abate or reduce Tenant’s obligations under the Lease with respect to Additional Rent including (without limitation) Tenant’s obligations with respect to Tenant’s Share of Operating Expenses and the Property Management Fee. For purposes of calculating the Property Management Fee, Base Rent for the Suite A Premises during the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) months of the Suite A Premises Term shall be deemed to be Twenty Thousand Three Hundred and 93/100 Dollars ($20,300.93) per month.

4.5 Suite A Tenant Improvements. Following the full execution and delivery of this Amendment, Landlord shall cause the improvements (the “Suite A Tenant Improvements”) described in the Work Letter to be constructed in the Suite A Premises at a cost to Landlord not to exceed One Hundred Thirty-Six Thousand Four Hundred Thirty-Five and 40/100 Dollars ($136,435.40) (based upon Sixteen and 60/100 Dollars ($16.60) per square foot of Rentable Area of the Suite A Premises) (the “Suite A TI Allowance”), except as set forth in Section 3 (including Sections 3.2 and 3.3) of the Work Letter.

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4.5.1 The Suite A TI Allowance may be applied to the costs of (a) construction, (b) project management by Landlord (which fee shall equal two and twenty-five hundredths percent (2.25%) of the cost of the Suite A Tenant Improvements, including the Suite A TI Allowance), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Suite A Tenant Improvements, (f) costs and expenses for labor, material, equipment and fixtures and (g) the purchase of furniture, fixtures, equipment and personal property and for reasonable, out-of-pocket costs incurred in connection with moving Tenant’s furniture, fixtures, equipment and personal property into the Suite A Premises (provided, however, that (i) only up to ten percent (10%) of the Suite A TI Allowance may be used for such purchases and costs, and (ii) Landlord’s obligation to apply the Suite A TI Allowance to the items described in this Subsection 4.5.1(g) shall be subject to the terms, conditions and provisions set forth in Section 5.3 of the Work Letter). In no event shall the Suite A TI Allowance be used for (l) payments to Tenant or any affiliates of Tenant, (m) the purchase of any furniture, personal property or other non-building system equipment (except as provided in Subsection 4.5.1(g)), (n) costs resulting from any default by Tenant of its obligations under the Lease or (o) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In no event shall the Suite A TI Allowance (y) be used to correct any non-compliance with Applicable Laws outside of any of the Premises or (z) be passed through to Tenant as an Operating Expense.

4.5.2 Tenant shall have until the date (the “Suite A TI Deadline”) that is twelve (12) months after the 11111 Premises Commencement Date (as defined below) to expend the unused portion of the Suite A TI Allowance (including, in Tenant’s sole discretion, to utilize such unused portion of the Suite A TI Allowance for improvements to the Existing Premises or the 11111 Premises), after which date Landlord’s obligation to fund such costs shall expire. In no event shall any unused Suite A TI Allowance entitle Tenant to a credit against Rent payable under the Lease.

4.5.3 Tenant acknowledges that Landlord will be constructing the Suite A Tenant Improvements in the Suite A Premises during Tenant’s occupancy of the Suite A Premises pursuant to the Suite A License Agreement. Notwithstanding anything to the contrary in the Suite A License Agreement, Tenant shall permit Landlord to enter the Suite A Premises at all times (including during business hours) to construct the Suite A Tenant Improvements, and Tenant shall otherwise reasonably cooperate with Landlord throughout the construction process to enable Landlord to complete the Suite A Tenant Improvements in a timely and efficient manner. In constructing the Suite A Tenant Improvements, Landlord shall reasonably cooperate with Tenant so as to cause as little interference to Tenant as is reasonably possible; provided,

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however, that in no event shall Landlord’s construction of the Suite A Tenant Improvements in the Suite A Premises (a) cause Rent (as defined in the Suite A License Agreement) to abate under the Suite A License Agreement, (b) give rise to any claim by Tenant for damages (under Suite A License Agreement) or (c) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant (under the Suite A License Agreement).

4.5.4 Tenant acknowledges that Landlord may be constructing the Suite A Tenant Improvements in the Suite A Premises during Tenant’s occupancy of the Suite A Premises under the Lease. In no event shall Landlord’s construction of the Suite A Tenant Improvements during Tenant’s occupancy under the Lease serve to extend the Suite A Premises Commencement Date. Tenant shall permit Landlord to enter the Suite A Premises at all times (including during business hours) to construct the Suite A Premises Tenant Improvements, and Tenant shall otherwise reasonably cooperate with Landlord throughout the construction process to enable Landlord to complete the Suite A Tenant Improvements in a timely and efficient manner. In constructing the Suite A Tenant Improvements, Landlord shall reasonably cooperate with Tenant so as to cause as little interference to Tenant as is reasonably possible; provided, however, that in no event shall Landlord’s construction of the Suite A Tenant Improvements in the Suite A Premises (a) cause Rent to abate under the Lease, (b) give rise to any claim by Tenant for damages or (c) constitute a forcible or unlawful entry, a detainer or an eviction of Tenant.

5. Lease of 11111 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises shown on Exhibit C attached hereto, consisting of approximately eleven thousand seven hundred ten (11,710) square feet of Rentable Area in the 11111 Building, including shafts, cable runs, mechanical spaces, rooftop areas (collectively, the “11111 Premises”), for use by Tenant in accordance with the Permitted Use and no other uses. From and after the 11111 Premises Commencement Date (as defined below), all references in the Lease to the “Building,” shall mean and refer, individually and/or collectively (as the context may require), to the 11095 Building and/or the 11111 Building.

5.1 11111 Premises Term. The Term with respect to the 11111 Premises (the “11111 Premises Term”) shall commence on the 11111 Premises Commencement Date (as defined below), and shall expire on the date that is sixty (60) months after the 11111 Premises Commencement Date (such date, the “11111 Premises Expiration Date”). From and after the 11111 Premises Commencement Date, the term “Premises” as used in the Lease shall mean the Existing Premises, plus the Suite A Premises, plus the 11111 Premises.

5.2 Condition of 11111 Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the 11111 Premises and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the 11111 Premises Commencement Date (as defined below), (b) Landlord has not made and does not hereby make any representations or warranties of any kind whatsoever, express or implied, regarding the 11111 Premises, including (without limitation) any representation or warranty that the 11111 Premises are suitable for Tenant’s intended use and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the 11111 Premises for Tenant’s occupancy of the 11111 Premises or

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to pay for any improvements to the 11111 Premises, except with respect to the 11111 TI Allowance (as defined below). The 11111 Premises have not undergone inspection by a Certified Access Specialist. Tenant’s taking possession of the 11111 Premises on the 11111 Premises Commencement Date (as defined below) shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the 11111 Premises were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding anything to the contrary (but subject to the last grammatical sentence of this Section 5.2), Landlord hereby represents and warrants that, as of the 11111 Premises Commencement Date, (l) the roof of the 11111 Building shall be in good condition and repair, (m) the life-safety, plumbing, electrical, house vacuum and house compressed air systems serving the 11111 Premises shall be in good working order, condition and repair (including the 11111 Generator (as defined below)), (n) the heating, ventilating and air conditioning systems serving the 11111 Premises shall be in good working order, condition and repair and (o) the 11111 Building shall be in compliance with all Applicable Laws; provided, however, that Tenant’s sole and exclusive remedy for a breach of such representation and warranty shall be to deliver notice to Landlord (“Repair Notice”) on or before the date that is (y) twelve (12) months after the 11111 Premises Commencement Date with respect to any equipment in the systems referenced in Subsection 5.2(n) that is in place as of the Execution Date and remains in place as of the 11111 Premises Commencement Date or (z) six (6) months after the 11111 Premises Commencement Date with respect to all other equipment covered by such representation and warranty (the applicable date, the “Warranty Date”) detailing the nature of such breach. In the event that Landlord receives a Repair Notice on or before the Warranty Date, Landlord shall promptly make any repairs reasonably necessary to correct the breach described in the Repair Notice at its sole cost and expense (but only to the extent that Landlord reasonably determines that the breach described in the Repair Notice constitutes an actual breach of the representation and warranty provided by Landlord in Subsections 5.2(x), (y) and (z)). The representation and warranty provided by Landlord in Subsections 5.2(x), (y) and (z) shall expire, and be of no further force or effect, on the Warranty Date and Landlord shall not have any further obligations or liabilities in connection with such representation and warranty (except with respect to any actual breaches identified in a Repair Notice delivered by Tenant to Landlord on or before the Warranty Date). Landlord shall permit Tenant to enforce any manufacturers’ warranties for the roof, all equipment in the systems referenced in Subsection 5.2(m) and any new equipment referenced in Subsection 5.2(n) that is installed as part of the Tenant Improvements. For the sake of clarity, in no event shall this Section be construed to relieve Tenant of any costs or obligations related to the normal operation, repairs and maintenance of the relevant systems and equipment that are the subject of the warranties described in this Section.

5.3 Tenant’s Pro Rata Share. Notwithstanding anything to the contrary in the Lease, commencing on the 11111 Premises Commencement Date (as defined below), Tenant’s Pro Rata Share of the 11111 Building shall be 100.00% and Tenant’s Pro Rata Share of the Project shall be 14.81%.

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5.4 11111 Premises Base Rent. Notwithstanding anything to the contrary in the Lease, commencing on the 11111 Premises Commencement Date (as defined below), initial monthly installments of Base Rent for the 11111 Premises shall be equal to an amount calculated as follows:

[Rentable Area of the 11111 Premises (i.e., 11,710)] x [the then-current Base Rent Rate per Square Foot of Rentable Area with respect to the Existing Premises and Suite A Premises (as of the 11111 Premises Commencement Date)]

For example, if the 11111 Premises Commencement Date occurs on November 17, 2014, and the then-current Base Rent Rate for the Existing Premises and Suite A Premises is $2.47, then the initial monthly installments of Base Rent with respect to the 11111 Premises would be equal to Twenty-Eight Thousand Nine Hundred Twenty-Three and 70/100 Dollars ($28,923.70) (i.e., 11,710 x $2.47).

5.4.1 11111 Premises Base Rent Adjustments. Base Rent for the 11111 Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) occurrence of May 1 following the 11111 Premises Commencement Date (as defined below), and subsequent adjustments shall become effective on every successive annual anniversary of May 1 throughout the 11111 Premises Term. The Acknowledgement (as defined below) shall contain a Base Rent chart for the 11111 Premises reflecting the Base Rent obligations for the 11111 Premises as described in this Section.

5.4.2 11111 Premises Base Rent Abatement. Provided that Tenant is not then in financial or material non-financial default under the Lease, then during the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) months of the 11111 Premises Term, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the 11111 Premises (the “11111 Premises Base Rent Abatement”). Tenant acknowledges and agrees that the 11111 Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease. If Tenant shall be in financial or material non-financial default under the Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the terms and conditions of the Lease, or if the Lease is terminated for any reason other than Landlord’s breach of the Lease, in each case prior to the end of the fifth (5th) month of the 11111 Premises Term, then the dollar amount of the unapplied portion of the 11111 Premises Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent for the 11111 Premises applicable at the end of the 11111 Premises Term and Tenant shall immediately be obligated to begin paying Base Rent for the 11111 Premises in full. Nothing in this Section shall work to abate or reduce Tenant’s obligations under the Lease with respect to Additional Rent including (without limitation) Tenant’s obligations with respect to Tenant’s Share of Operating Expenses and the Property Management Fee. For purposes of calculating the Property Management Fee, Base Rent for the 11111 Premises during the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) months of the 11111 Premises Term shall be deemed to be the amount Tenant would be obligated to pay over such time period if there were no 11111 Premises Base Rent Abatement.

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5.5 11111 Premises Commencement Date. The “11111 Premises Commencement Date” shall be the day Landlord tenders possession of the 11111 Premises to Tenant with the 11111 Tenant Improvements Substantially Complete (as defined below). If possession is delayed by action of Tenant, then the 11111 Premises Commencement Date shall be the date that the 11111 Premises Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual 11111 Premises Commencement Date and the 11111 Premises Expiration Date within ten (10) days after Tenant takes occupancy of the 11111 Premises, in the form attached as Exhibit D hereto (the “Acknowledgement”). Failure to execute and deliver the Acknowledgment, however, shall not affect the 11111 Premises Commencement Date, the 11111 Premises Expiration Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 11111 Premises required for the Permitted Use by Tenant shall not serve to extend the 11111 Premises Commencement Date.

5.6 11111 Tenant Improvements. Landlord shall use commercially reasonable efforts to tender possession of the 11111 Premises to Tenant on or before November 17, 2014 (such date, the “Estimated 11111 Premises Commencement Date”), with the work (the “11111 Tenant Improvements”) required of Landlord (with respect to the 11111 Premises only) described in the Work Letter Substantially Complete (as defined below), which 11111 Tenant Improvements must include any work necessary to separately meter the following utilities to the 11111 Premises: gas and power; provided that the following milestones (the “TI Critical Milestones”) are met by the following dates (the “TI Critical Milestone Dates”): (a) the Approved Budget (as defined in the Work Letter) is approved in writing by Tenant pursuant to Section 5.2 of the Work Letter by April 25, 2014, and (b) the Construction Plans (as defined in the Work Letter) are approved (and thus become the Approved Plans (as defined in the Work Letter)) by Tenant pursuant to Section 3.2 of the Work Letter by June 23, 2014. If Landlord does not tender possession of the 11111 Premises to Tenant with the 11111 Tenant Improvements required of Landlord Substantially Complete on or before the Estimated 11111 Premises Commencement Date for any reason, then (l) neither the Lease nor Tenant’s lease of the 11111 Premises shall be void or voidable, (m) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (n) the 11111 Premises Expiration Date shall be extended accordingly and (o) Tenant shall not be responsible for the payment of any Base Rent with respect to the 11111 Premises until the actual 11111 Premises Commencement Date as described in Section 5.5 occurs. The term “Substantially Complete” or “Substantial Completion” means that (x) Landlord is able to provide Tenant reasonable access to the 11111 Premises to use the 11111 Premises for the Permitted Use, (y) the 11111 Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items, and (z) Landlord has obtained a temporary certificate of occupancy or other required equivalent approval from the local Governmental Authority permitting occupancy of the 11111 Premises for the Permitted Use. Notwithstanding anything in the Lease (including the Work Letter) to the contrary, the Estimated 11111 Premises Commencement Date and

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Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of an act or omission by Tenant or Tenant’s agents, employees or contractors, including any delay beyond the TI Critical Milestone Dates not caused by Landlord in the satisfaction of the TI Critical Milestones (“Tenant-Caused Delays”); Tenant-requested Changes (as defined below); or Force Majeure. Notwithstanding the foregoing, if the 11111 Premises Commencement Date has not occurred by November 30, 2014 (other than as a result of Tenant-Caused Delays, Tenant-requested Changes or Force Majeure), then the 11111 Premises Base Rent Abatement shall continue for an additional day for each day that the 11111 Premises Commencement Date is so delayed. Notwithstanding the foregoing or anything to the contrary contained in this Amendment (including any Exhibit), if the 11111 Premises Commencement Date has not occurred by the date that is ninety (90) days after the Estimated 11111 Premises Commencement Date (as the Estimated 11111 Premises Commencement Date may be extended pursuant to this Amendment (including the Work Letter) for Tenant-Caused Delays, Tenant-requested Changes and Force Majeure), then (1) the Term Expiration Date shall be deemed to be the date that is sixty (60) months after the Estimated 11111 Premises Commencement Date (as the same may be extended pursuant to this Amendment (including the Work Letter) for Tenant-Caused Delays, Tenant-requested Changes and Force Majeure), and (2) Section 7.2 of this Amendment shall be deemed to be amended by replacing the words “11111 Premises Commencement Date” in each place that it appears in such Section with the words “Estimated 11111 Premises Commencement Date (as the same may be extended pursuant to this Amendment (including the Work Letter) for Tenant-Caused Delays, Tenant-requested Changes and Force Majeure).” In addition, notwithstanding the foregoing or anything to the contrary contained in this Amendment (including any Exhibit), if the 11111 Premises Commencement Date has not occurred by the date (the “Termination Trigger Date”) that is one hundred eighty (180) days after the Estimated 11111 Premises Commencement Date (as the Estimated 11111 Premises Commencement Date may be extended pursuant to this Amendment (including the Work Letter) for Tenant-Caused Delays, Tenant-requested Changes and Force Majeure), then Tenant, as its sole and exclusive remedy, shall have the right to terminate the Lease with respect to the 11111 Premises upon written notice to Landlord delivered no later than five (5) business days after the Termination Trigger Date, whereupon neither party shall thereafter have any further liability or obligation to the other relating to the 11111 Premises.

5.6.1 In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the 11111 Premises prior to the 11111 Premises Commencement Date for the purpose of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect with respect to the 11111 Premises, and such entry shall be subject to all the terms and conditions of the Lease; and provided, further, that if the 11111 Premises Commencement Date is delayed due to such early access, then the 11111 Premises Commencement Date shall be the date that the 11111 Premises Commencement Date would have occurred but for such delay.

5.6.2 Landlord shall cause the 11111 Tenant Improvements to be constructed in the 11111 Premises pursuant to the Work Letter at a cost to Landlord not to

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exceed Two Million One Hundred Eighty-Two Thousand Eight Hundred Ninety-Nine Dollars ($2,182,899) (based upon One Hundred Eighty-Six and 41/100 Dollars ($186.41) per square foot of Rentable Area (the “11111 TI Allowance” and, collectively with the Existing Premises TI Allowance and the Suite A TI Allowance, the “TI Allowance”), except as set forth in Section 3 (including Sections 3.2 and 3.3) of the Work Letter.

5.6.3 The 11111 TI Allowance may be applied to the costs of (a) construction, (b) project management by Landlord (which fee shall equal two and twenty-five hundredths percent (2.25%) of the cost of the 11111 Tenant Improvements, including the 11111 TI Allowance), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the 11111 Tenant Improvements, (f) costs and expenses for labor, material, equipment and fixtures and (g) the purchase of furniture, fixtures, equipment and personal property and for reasonable, out-of-pocket costs incurred in connection with moving Tenant’s furniture, fixtures, equipment and personal property into the 11111 Premises (provided, however, that (i) only up to ten percent (10%) of the 11111 TI Allowance may be used for such purchases and costs, and (ii) Landlord’s obligation to apply the 11111 TI Allowance to the items described in this Subsection 5.6.3(g) shall be subject to the terms, conditions and provisions set forth in Section 5.3 of the Work Letter). In no event shall the 11111 TI Allowance be used for (l) payments to Tenant or any affiliates of Tenant, (m) the purchase of any furniture, personal property or other non-building system equipment (except as permitted under Subsection 5.6.3(g)), (n) costs resulting from any default by Tenant of its obligations under the Lease or (o) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In no event shall the 11111 TI Allowance (y) be used to correct any non-compliance with Applicable Laws outside of any of the Premises or (z) be passed through to Tenant as an Operating Expense.

5.6.4 Tenant shall have until the date that is twelve (12) months after the 11111 Premises Commencement Date (the “11111 TI Deadline”), to expend the unused portion of the 11111 TI Allowance (including, in Tenant’s sole discretion, to utilize such unused portion of the 11111 TI Allowance for improvements to the Existing Premises or the Suite A Premises), after which date Landlord’s obligation to fund such costs shall expire. In no event shall any unused 11111 TI Allowance entitle Tenant to a credit against Rent payable under the Lease.

5.7 11111 Premises Provisions. From and after the 11111 Premises Commencement Date, the 11111 Premises shall constitute part of the Premises and, therefore, all of the terms, conditions, provisions and agreements set forth in the Lease shall apply to the 11111 Premises; provided, however, that the terms, conditions, provisions and agreements set forth in this Section 5.7 shall specifically apply to the 11111 Premises and, to the extent of any conflict between the terms, conditions, provisions and agreements set forth in the Existing Lease and the terms, conditions, provisions and agreements set forth in this Section 5.7, the terms, conditions, provisions and agreements set forth in this Section 5.7 shall control.

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5.7.1 Generator. Section 16.8 of the Existing Lease shall not apply to 11111 Premises or any generator connected thereto. Rather, the following terms, conditions, provisions and agreements shall apply to the 11111 Premises in lieu of Section 16.8 of the Existing Lease:

5.7.1.1 Landlord shall, at Landlord’s sole cost and expense prior to the 11111 Premises Commencement Date, install a generator and transfer switch and connect them to the 11111 Premises’ electrical panel (the “11111 Generator”). Except as set forth in Section 5.2, Landlord expressly disclaims any warranties with regard to the 11111 Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall permit Tenant to enforce any manufacturers’ warranties for the 11111 Generator.

5.7.1.2 Tenant shall keep in full force and effect during the Term (and occupancy by Tenant, if any, after termination of the Lease) a commercially reasonable preventative maintenance contract for inspections and maintenance using a qualified, licensed, bonded service provider reasonably approved by Landlord. If requested in writing by Landlord (not more often than two (2) times per calendar year), Tenant shall provide to Landlord copies of 11111 Generator maintenance contracts and 11111 Generator maintenance reports. In the event Landlord (in its reasonable discretion after reasonable notice to Tenant) determines that Tenant is not properly maintaining, operating or repairing the 11111 Generator as required herein, Landlord (by written notice to Tenant) shall have the right (but not the obligation) to take over such obligations and Tenant shall pay Landlord upon demand for the reasonable cost of performing such work as Additional Rent.

5.7.1.3 Notwithstanding anything to the contrary in the Lease, subject to Section 5.2, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption, impairment or failure of the 11111 Generator.

5.7.2 Utilities.

5.7.2.1 In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the 11111 Premises by reason of any requirement, act or omission of the public utility serving the Project with electric energy, or for any other reason not attributable to Landlord’s negligence or willful misconduct. Notwithstanding the foregoing, if the Premises are without power for a period of seven (7) consecutive days primarily as a result of Landlord’s negligence or willful misconduct, then, for the sixth (6th) such day and for each day thereafter until power is restored, Tenant shall not be obligated to pay Base Rent or Operating Expenses.

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5.7.2.2 Tenant’s use of electric energy in the 11111 Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the 11111 Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Project’s distribution of electricity via the Project’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Project as allocated by Landlord to various areas of the Project) connect any fixtures, appliances or equipment (other than normal machines relating to Tenant’s line of business) to the 11111 Building’s or Project’s electric system or make any alterations or additions to the electric system of the 11111 Premises existing on the 11111 Premises Commencement Date. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Landlord’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of the Lease). Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.

5.7.3 Repairs and Maintenance. Sections 18.1 and 18.2 of the Existing Lease shall not apply to the 11111 Building or the 11111 Premises. Rather, the following terms, conditions, provisions and agreements shall apply to the 11111 Building and 11111 Premises in lieu of Sections 18.1 and 18.2 of the Existing Lease.

5.7.3.1 Landlord shall repair and maintain the structural and exterior portions of the 11111 Building, including roofing and covering materials; foundations; exterior walls; and electrical systems installed or furnished by Landlord (subject to Section 5.7.1).

5.7.3.2 Except for services of Landlord, if any, required by Section 5.7.3.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the 11111 Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, (a) maintain the HVAC for the 11111 Premises in accordance with all of the terms, conditions, provisions and agreements set forth in Section 16.9 of the Existing Lease, and (b) hire (i) a licensed fire life safety contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the fire life safety equipment and systems serving the 11111 Premises, (ii) a licensed air compressor contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the air compressor equipment and systems serving the 11111 Premises and (iii) a licensed vacuum systems contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the vacuum equipment and systems serving the 11111 Premises. Tenant shall, upon the expiration or sooner termination of the Term, surrender the 11111 Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted and with the 11111 Tenant Improvements in substantially the same condition as existed on the 11111 Premises

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Commencement Date (subject to ordinary wear and tear); and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the 11111 Premises, and repair any damage to the 11111 Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the 11111 Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

5.7.3.3 Notwithstanding anything to the contrary, if Tenant shall fail, after fifteen (15) days’ written notice, to (a) hire the contractors (or cause such contractors to perform the inspections and maintenance) required under Section 5.7.3.2 or (b) perform any maintenance or to make, or to commence and thereafter to proceed with diligence to make, any repair required of it with respect to the 11111 Premises pursuant to the terms of the Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may hire such contractors, perform such maintenance or make such repair and may charge Tenant for the reasonable costs thereof. Any expense reasonably incurred by Landlord in connection therewith may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within ten (10) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

6. New Lease. If Tenant requires additional space for its operations that Landlord cannot accommodate within the Project, and if Landlord (or an affiliate of Landlord) and Tenant are able to negotiate mutually acceptable terms for the lease of additional space (which shall not be less than thirty thousand (30,000) square feet of Rentable Area for a term of not less than five (5) years; and provided that the rental rate for such additional space shall equal FMV (as defined and determined below) for such space) at a property owned by Landlord (or an affiliate of Landlord) (the “New Lease”), then upon the full execution of such New Lease, Tenant shall have the unilateral right to terminate the Lease without penalty or termination fee. Such right shall be exercised by Tenant’s delivery to Landlord of written notice of termination not later than thirty (30) days after full execution and delivery of the New Lease and such notice shall specify the effective date of such termination. Neither party shall have any obligation to enter into or negotiate for the New Lease.

7. Termination Option.

7.1 Section 3.1 of the Existing Lease. Section 3.1 of the Existing Lease is hereby deleted in its entirety and is no longer of any further force or effect.

7.2 Termination Option. Tenant shall have the one-time option to terminate the Lease (the “Termination Option”) effective as of the date that is thirty-six (36) months after the 11111 Premises Commencement Date (the “Termination Date”) by providing Landlord no less than twelve (12) months’ prior written notice (the “Termination Notice”). Simultaneously with delivery of the Termination Notice, Tenant shall deliver to Landlord the Termination Fee (as defined below) as consideration for and a condition precedent to such early termination. The “Termination Fee” means an amount equal to the sum of (a) one hundred percent (100%) of the unamortized amounts (as of the Termination Date) of the Existing Premises TI Allowance that was actually expended by Landlord, which amount shall be calculated by amortizing the same at

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zero percent (0%) per annum commencing on Existing Premises Term Commencement Date and ending on the Term Expiration Date (as defined in Section 2), plus (b) one hundred percent (100%) of the unamortized amounts (as of the Termination Date) of the Suite A TI Allowance that was actually expended by Landlord, which amount shall be calculated by amortizing the same at zero percent (0%) per annum commencing on Suite A Premises Commencement Date and ending on the Term Expiration Date (as defined in Section 2), plus (c) fifty percent (50%) of the unamortized amounts (as of the Termination Date) of the 11111 TI Allowance that was actually expended by Landlord, which amount shall be calculated by amortizing the same at zero percent (0%) per annum commencing on 11111 Premises Commencement Date and ending on the 11111 Premises Expiration Date, plus (d) one hundred percent (100%) of the unamortized amounts (as of the Termination Date) of the leasing commissions paid by Landlord in connection with this Amendment related to the Existing Premises, which amount shall be calculated by amortizing such commissions at zero percent (0%) per annum commencing on the Existing Premises Term Commencement Date and ending on the Term Expiration Date (as defined in Section 2), plus (e) one hundred percent (100%) of the unamortized amounts (as of the Termination Date) of the leasing commissions paid by Landlord in connection with this Amendment related to the Suite A Premises, which amount shall be calculated by amortizing such commissions at zero percent (0%) per annum commencing on the Suite A Premises Term Commencement Date and ending on the Term Expiration Date (as defined in Section 2), plus (f) one hundred percent (100%) of the unamortized amounts (as of the Termination Date) of the leasing commissions paid by Landlord in connection with this Amendment related to the 11111 Premises, which amount shall be calculated by amortizing such commissions at zero percent (0%) per annum commencing on 11111 Premises Commencement Date and ending on the 11111 Premises Expiration Date. If Tenant fails to timely deliver to Landlord the Termination Notice or the Termination Fee, then the Termination Option shall automatically terminate and be of no further force or effect. If Tenant timely delivers to Landlord the Termination Notice and the Termination Fee, then Tenant shall surrender the Premises to Landlord on or before the Termination Date in accordance with all of the terms and conditions of the Lease. If Tenant does not so surrender the Premises in accordance with all of the terms and conditions of the Lease on or before the Termination Date and Landlord has not expressly consented in writing to the same, then Tenant, pursuant to Article 27 of the Existing Lease, shall become a tenant at sufferance until the actual date (the “Surrender Date”) that Tenant surrenders the Premises to Landlord in accordance with the terms and conditions of the Lease. If Tenant timely delivers to Landlord the Termination Notice and the Termination Fee, then the Lease shall terminate on the later of (a) the Termination Date and (b) the Surrender Date, and shall thereafter be of no further force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease. Notwithstanding anything in this Section to the contrary, Tenant shall not be permitted to exercise the Termination Option during such period of time that Tenant is in financial or material non-financial default under any provision of the Lease beyond any applicable notice or cure period. Any attempted exercise of the Termination Option during a period of time in which Tenant is so in financial or material non-financial default beyond applicable notice or cure periods shall be void and of no force or effect. The Termination Option is personal to Ignyta Operating, Inc., and may not be exercised by any assignee, sublessee or transferee of the Lease; provided that the Termination Option may be assigned to the surviving

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entity (following the merger of Ignyta, Inc., with and into Ignyta Operating, Inc., and the changing of Ignyta Operating, Inc.’s name to Ignyta, Inc.) pursuant to the transaction described in Proposal 3 of that certain Preliminary Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed by Ignyta, Inc., with the Securities and Exchange Commission on April 14, 2014 (a “Reincorporation Transaction”). Landlord hereby (y) consents to the assignment of the Lease to the surviving entity in a Reincorporation Transaction and (z) agrees that no fee or expense will be due to Landlord from Tenant in connection with a Reincorporation Transaction.

7.3 Right of First Refusal and Negotiation. In the event that Tenant exercises the Termination Option prior to the originally scheduled 11111 Premises Expiration Date, Tenant will not enter into any lease agreement with any third party for space in San Diego County unless Landlord has had the opportunity, if it so elects and without any obligation to do so, to propose a lease to Tenant that satisfies Tenant’s space requirements (whether at the Project or, if Landlord so elects, at another property in a comparable market in San Diego County owned or controlled by Landlord or any of Landlord’s affiliates), as follows: (a) Tenant shall not sign a letter of intent or lease with a third party during the time frame set forth above until fifteen (15) business days after Tenant has provided Landlord with written notice of Tenant’s desire to enter into any such letter of intent or lease (which notice shall include the material terms of the proposed letter of intent or lease) and (b) in the event Landlord delivers to Tenant within such fifteen (15) business day period a written offer for a lease of at least ninety-five percent (95%) of the same number of square feet of Rentable Area as the premises described in any such letter of intent or lease that is in a comparable building in a comparable market, Tenant shall negotiate with Landlord in good faith with respect to such offer; provided, however, that any new lease shall, if entered into, otherwise be upon terms and conditions acceptable to Landlord (or Landlord’s affiliate, as applicable), and Tenant in their respective good faith sole discretion. If the Lease is terminated pursuant to the Termination Option, this Section shall survive the termination of the Lease until the originally scheduled 11111 Premises Expiration Date.

8. Rooftop Installation Area. Tenant may use those portions of the Building identified by Landlord from time to time as the “Rooftop Installation Area” to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.

8.1 Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of the Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

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8.2 Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

8.3 If Tenant’s Rooftop Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of written notice of such damage or interference.

8.4 Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

9. Security System. In accordance with Article 17 of the Existing Lease, Tenant shall be permitted to request Landlord’s written approval with respect to Tenant’s installation of

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a security system in the Premises. Landlord shall not unreasonably withhold its approval to such security system; provided, however, that Tenant’s installation of such security system shall be subject to all of the terms, conditions, provisions and agreements set forth in the Lease (including without limitation all of the terms, conditions and provisions of Article 17 of the Existing Lease).

10. Security Deposit. On or before the Execution Date, Tenant shall deposit with Landlord an amount equal to Fifty Thousand Dollars ($50,000.00) as an increase to the required Security Deposit under the Lease. From and after the Execution Date, the required Security Deposit under the Lease shall be an amount equal to Fifty-Nine Thousand Two Hundred Seventy and 75/100 Dollars ($59,270.75).

11. Options to Extend Term

12. Tenant shall have two (2) options (each, an “Option”) to extend the Term by three (3) years each as to each of the Existing Premises, the Suite A Premises and the 11111 Premises (in each such Premises’ entirety) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as the Lease, except as follows:

11.1 Base Rent at the commencement of each Option term shall equal the then-current fair market value base rent for comparable office and laboratory space in the Sorrento Valley submarket of comparable age, quality, level of finish and proximity to amenities (“FMV”), and in each case shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%). Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the next Option term (and Tenant and Landlord hereby agree that such request shall not amount to Tenant’s exercise of the Option). Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise an Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the applicable Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances, moving allowances and any other concessions, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising an Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Sorrento Valley laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the American Arbitration Association or any successor organization thereto (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Sorrento Valley submarket and (z) not have been employed or retained by either

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Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Option term. If, as of the commencement date of an Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to the Lease specifying the amount of Base Rent to be paid during the applicable Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

11.2 No Option is assignable separate and apart from the Lease.

11.3 An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least nine (9) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.

11.4 Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option:

11.4.1 During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in financial or material non-financial default under any provisions of the Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

11.4.2 At any time after any Default as described in Article 31 of the Existing Lease (provided, however, that, for purposes of this Section, Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

11.4.3 In the event that Tenant has committed a financial or material non-financial default in the performance of its obligations under the Lease two (2) or more times and a service or late charge has become payable under Section 31.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such defaults.

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11.5 The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 11.4.

11.6 All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant under the Lease for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has committed a financial or material non-financial default under the Lease two (2) or more times and a service or late charge under Section 31.1 of the Existing Lease has become payable for any such default, whether or not Tenant has cured such defaults.

11.7 Article 42 of the Existing Lease is hereby deleted in its entirety and is no longer of any further force or effect.

12. Right of First Offer. For so long as Tenant leases the entire Existing Premises, Suite A Premises and 11111 Premises (as such terms are defined on the Execution Date of this Amendment), Tenant shall have a right of first offer (“ROFO”) as to any entire suite in the space described on attached Exhibit E for which Landlord is seeking a tenant (“Available ROFO Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFO Premises to Tenant for any period past the date on which the Lease expires or is terminated pursuant to its terms; and provided, further, that if Landlord is seeking one tenant to occupy more than one suite in the space described on the attached Exhibit E and Tenant does not elect to lease all such suites, then Landlord shall not be required to lease such suites to Tenant. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant or subtenant of any space, or enters into a new lease with such then-existing tenant or subtenant, the affected space shall not be deemed to be Available ROFO Premises. In the event Landlord intends to market any Available ROFO Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Marketing”) on or before the provision of a notice of marketing to any other prospective tenant.

12.1 Within ten business (10) days following its receipt of a Notice of Marketing, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFO Premises and on what terms and conditions. If Tenant fails to notify Landlord of Tenant’s election within such ten business (10) day period, then Tenant shall be deemed to have elected not to lease the Available ROFO Premises.

12.2 If Tenant timely notifies Landlord that Tenant elects to lease all of the Available ROFO Premises and of the terms and conditions therefore (“Tenant’s Offer”) (provided that Tenant shall be required to lease the Available ROFO Premises for at least the

21

remainder of the then-current Term), then Landlord shall have ten (10) days after receipt of Tenant’s Offer to respond to Tenant in writing whether Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer. If Landlord notifies Tenant that it desires to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer, then the parties will negotiate in good faith an amendment to the Lease to include the Available ROFO Premises on such terms and conditions, which amendment shall be signed and delivered within twenty (20) days of Landlord delivering a first draft of such amendment to Tenant, and Landlord will cease marketing the Available ROFO Premises during the pendency of such negotiations.

12.3 If (a) Tenant notifies Landlord that Tenant elects not to lease the Available ROFO Premises, (b) Tenant fails to notify Landlord of Tenant’s election within the ten (10)-day period described above or (c) Landlord declines to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Offer, then Landlord shall have the right to consummate a lease of the Available ROFO Premises to any other party on any terms and conditions that are acceptable to Landlord.

12.4 Notwithstanding anything in this Article to the contrary, Tenant may not exercise the ROFO during such period of time that Tenant is in financial or material non-financial default under any provision of the Lease. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Landlord has given Tenant two (2) or more notices of a financial or material non-financial default under the Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

12.5 Notwithstanding anything in the Lease to the contrary, Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion; provided, however, that an assignment or transfer of the ROFO in connection with a Reincorporation Transaction shall be permitted without Landlord’s consent.

12.6 If Tenant exercises the ROFO, Landlord does not guarantee that the Available ROFO Premises will be available on the anticipated commencement date for the lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord’s reasonable control.

12.7 Notwithstanding anything to the contrary, Tenant’s rights under this Article 12 are subject and subordinate to any rights of renewal, extension, offer, refusal or any other rights of any other tenant at the Project as of the Execution Date.

13. Cap on Controllable Operating Expenses. Notwithstanding anything to the contrary in the Lease, the aggregate Controllable Operating Expenses (as defined below) shall not increase by more than five percent (5%) in any calendar year over the amount of Controllable

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Operating Expenses actually charged to Tenant for the immediately preceding calendar year, (the “Cap”), beginning with the 2015 calendar year’s expenses (i.e., comparing 2015 to 2014 (on a prorated basis)). For the avoidance of doubt, the Cap shall apply to each year of the Term, so that Controllable Operating Expenses for calendar year 2015 shall not exceed one hundred five percent (105%) of Controllable Operating Expenses actually charged for calendar year 2014 (on a prorated basis), Controllable Operating Expenses for calendar year 2016 shall not exceed one hundred five percent (105%) of Controllable Operating Expenses actually charged for 2015, etc. “Controllable Operating Expenses” means all Operating Expenses except property taxes and assessments, capital expenditures that are reasonably required, costs for repairs and maintenance (excluding preventative maintenance), utility charges, insurance charges, costs of services provided under a union contract, payments under covenants, conditions and restrictions or to an owners’ association and costs associated with repairs due to casualty, vandalism or other cause outside of Landlord’s reasonable control.

14. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Hughes Marino and Jones Lang LaSalle Brokerage, Inc. (each, a “Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Brokers are entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Brokers pursuant to a separate agreement(s) between Landlord and Brokers.

15. No Default. Each of Landlord and Tenant represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

16. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

            Ignyta Operating, Inc.

            11095 Flintkote Avenue, Suite D

            San Diego, CA 92121

            Attn: Mandy Woods

17. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the Execution Date, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.

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18. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

19. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

20. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

21. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-COAST 9 LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

IGNYTA OPERATING, INC.,

a Delaware corporation

By:	/s/ Jonathan E. Lim
Name:	Jonathan E. Lim, M.D.
Title:	President & CEO

EXHIBIT A

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 18th day of April, 2014, by and between BMR-COAST 9 LP, a Delaware limited partnership (“Landlord”), and IGNYTA OPERATING, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Third Amendment to Lease dated as of April 18, 2014 (the “Amendment”), by and between Landlord and Tenant for certain Premises located at 11095 and 11111 Flintkote Avenue, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.

1. Multiple Tenant Improvements. The Existing Premises Tenant Improvements, the Suite A Tenant Improvements and the 11111 Tenant Improvements shall be conducted as separate design and construction projects. This Work Letter shall, on a separate and individual basis, govern the construction of each of the Existing Premises Tenant Improvements, the Suite A Tenant Improvements and the 11111 Tenant Improvements.

1.1. Existing Premises Tenant Improvements. In connection with the construction of the Existing Premises Tenant Improvements, each reference in this Work Letter to the “Tenant Improvements” means and refers to the Existing Premises Tenant Improvements.

1.2. Suite A Tenant Improvements. In connection with the construction of the Suite A Tenant Improvements, each reference in this Work Letter to the “Tenant Improvements” means and refers to the Suite A Tenant Improvements.

1.3. 11111 Tenant Improvements. In connection with the construction of the 11111 Tenant Improvements, each reference in this Work Letter to the “Tenant Improvements” means and refers to the 11111 Tenant Improvements.

1.4. Application of TI Allowance. Notwithstanding anything to the contrary in the Amendment or this Work Letter, Tenant shall have the option, upon delivery of written notice to Landlord, to transfer any unused portion of any of the Existing Premises TI Allowance, the Suite A TI Allowance or the 11111 Premises TI Allowance to any of the Existing Premises, the Suite A Premises or the 11111 Premises.

1.5. Project Manager. Subject to all of the terms, conditions and provisions of the Amendment and this Work Letter, Tenant may elect to apply up to a maximum of Fifteen Thousand Dollars ($15,000.00) of all tenant improvement allowances granted to Tenant under the Amendment (i.e., $15,000 in the aggregate over the Existing Premises TI Allowance, the Suite A TI Allowance and the 11111 TI Allowance) toward payment for the services of Tenant’s Project Manager (as defined below); provided, however, that Landlord’s obligation to make such application shall be subject to the terms, conditions and provisions set forth in Section 5.3 of this Work Letter.

2. General Requirements.

2.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Griffin Marquardt as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Zach Hornby (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord. Tenant shall also have the right to engage Doug Cowan of Jones Lang LaSalle (or any other third party reasonably acceptable to Landlord, “Tenant’s Project Manager”)) to assist Tenant and/or Tenant’s Authorized Representative in connection with the Tenant Improvements.

2.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.

2.3. Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord.

3. Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Landlord’s sole cost and expense (except for Excess TI Costs (as defined below)) and in substantial accordance with the Approved Plans (as defined below), the Amendment and this Work Letter. Tenant shall pay the costs of any Tenant-Caused Delays and Tenant-requested Changes (as defined below) to the extent the same cause the total cost of the Existing Premises Tenant Improvements, the Suite A Tenant Improvements and the 11111 Tenant Improvements (as projected by Landlord) to exceed the TI Allowance (such excess, “Excess TI Costs”) on a pari passu basis with Landlord in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.

3.1. Work Plans. Tenant has approved the schematic plans attached as Attachment 1 to this Work Letter (the “Approved Schematic Plans”).

3.2. Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) changes to the Approved Schematic Plans (together with changes to the Approved Plans (as defined below), “Changes”). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit the Construction Plans to all appropriate Governmental Authorities for approval. Provided that the TI Critical Milestones are completed by the respective TI Critical Milestone Dates, if Landlord submits the Construction Plans to all appropriate Governmental Authorities for approval at a time that causes additional costs to be incurred pursuant to under Title 24 of the California Code of Regulations, Landlord will be responsible for such additional costs, which shall not be paid with the TI Allowance. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.” If any Tenant-requested Changes (y) delay Substantial Completion of the Tenant Improvements, then Landlord shall have additional time to achieve Substantial Completion of the Tenant Improvements pursuant to Section 5.6 of the Amendment, or (z) increase the cost of the Tenant Improvements, Tenant shall liable for such increase to the extent provided in Section 3 of this Work Letter.

3.3. Changes to the Tenant Improvements. Any changes to the Approved Plans shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions, and any increases in the cost of the Tenant Improvements as a result of such Change shall be allocated between Tenant and Landlord as set forth in Section 3 of this Work Letter. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

4. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.

5. TI Allowance.

5.1. Application of TI Allowance. Landlord shall contribute the TI Allowance to Landlord toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with the terms of the Amendment. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then (subject to Sections 3.4.2, 4.5.2 and 5.6.4 of the Amendment) Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Amendment.

5.2. Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements and any other items permitted by Subsection 3.4.1(g), 4.5.1(g) or 5.6.3(g) of the Amendment (the “Approved Budget”). The initial Approved Budget shall in no event exceed the TI Allowance.

5.3. Fund Requests. Landlord shall not have any obligation to expend any portion of the TI Allowance on the items described in Subsection 3.4.1(g), 4.5.1(g) or 5.6.3(g) of the Amendment or Section 1.5 of this Work Letter, unless and until Tenant has submitted to Landlord (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) invoices from the vendor, material supplier or other party requesting payment with respect to the amount of the TI Allowance then being requested, and (c) to the extent applicable, lien releases in a form reasonably acceptable to Landlord and complying with Applicable Laws. Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to the applicable vendor, material supplier or Tenant (for reimbursement for payments made by Tenant to such vendor or material supplier), the amount of Tenant Improvement costs set forth in such Fund Request; provided, however, that any Fund Request under this Section shall be subject to the payment limits set forth in the Amendment and this Work Letter.

6. Miscellaneous.

6.1. Incorporation of Lease Provisions. Sections 41.3 through 41.10 and 41.12 through 41.18 of the Existing Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Existing Lease.

6.2. General. This Work Letter shall not apply to improvements performed in any additional premises other than the Existing Premises, the Suite A Premises and the 11111 Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension, whether by any options under the Lease or otherwise.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-COAST 9 LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

IGNYTA OPERATING, INC.,

a Delaware corporation

By:	/s/ Jonathan E. Lim
Name:	Jonathan E. Lim, M.D.
Title:	President & CEO

ATTACHMENT 1

APPROVED SCHEMATIC PLANS

A-1-1

EXHIBIT B

SUITE A PREMISES

B-1

EXHIBIT C

11111 PREMISES

C-1

EXHIBIT D

ACKNOWLEDGEMENT OF 11111 PREMISES COMMENCEMENT DATE AND 11111

PREMISES EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF 11111 PREMISES COMMENCEMENT DATE AND 11111 PREMISES EXPIRATION DATE is entered into as of [            ], 20[        ], with reference to that certain Third Amendment to Lease (the “Amendment”) dated as of April 18, 2014, by IGNYTA OPERATING, INC., a Delaware corporation (“Tenant”), in favor of BMR-COAST 9 LP, a Delaware limited partnership (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amendment.

Tenant hereby confirms the following:

1. Tenant accepted possession of the 11111 Premises for use in accordance with the Permitted Use on [            ], 20[        ]. Tenant first occupied the 11111 Premises for the Permitted Use on [            ], 20[        ].

2. The 11111 Premises are in good order, condition and repair, subject to Tenant’s rights under the Amendment to deliver to Landlord a Repair Notice on or before the Warranty Date.

3. The 11111 Tenant Improvements are Substantially Complete.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of Tenant’s lease of the 11111 Premises have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the 11111 Premises.

5. In accordance with the provisions of the Amendment, the 11111 Premises Commencement Date is [            ], 20[        ], and, unless the Lease is terminated prior to the 11111 Premises Expiration Date pursuant to its terms, the 11111 Premises Expiration Date (and, therefore, the Term Expiration Date) shall be [            ], 20[        ].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the 11111 Premises.

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

D-1

8. The obligation to pay Rent for the 11111 Premises is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the 11111 Premises commenced to accrue on [            ], 20[        ], with Base Rent for the 11111 Premises payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[ ]/[ ]/[ ]-[ ]/[ ]/[ ]	[ ]	$[ ] [monthly][OR][annually]	[ ]	[ ]

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the 11111 Premises or any portion thereof.

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D-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of 11111 Premises Commencement Date and 11111 Premises Expiration Date as of the date first written above.

TENANT:

IGNYTA OPERATING, INC.,

a Delaware corporation

By:
Name:
Title:

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EXHIBIT E

RIGHT OF FIRST OFFER SPACE

E-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36344	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of April 28, 2014, the employment of Sara Zaknoen, M.D., Ignyta’s Chief Medical Officer, terminated. In connection with the termination of Dr. Zaknoen’s employment, and subject to Dr. Zaknoen signing a waiver and release of claims in favor of the company and her compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement, Dr. Zaknoen is eligible to receive certain benefits under the Ignyta, Inc. Severance and Change in Control Severance Plan (the “Plan”) as a “Tier 2 Covered Employee.” The terms and provisions of the Plan as applied to a Tier 2 Covered Employee are set forth in Ignyta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2013, which description is incorporated herein by reference.

James L. Freddo, M.D., a director of the company and its former consulting Chief Medical Officer, will be assisting the company on a consulting basis until a new Chief Medical Officer is hired. Dr. Freddo will not receive any compensation for acting in such role, other than his compensation as a member of the company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

IGNYTA, INC.

9,010,238 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Dated May 14, 2014